UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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CNO Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

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2026

Annual Meeting of Shareholders Proxy Statement

CNO FINANCIAL GROUP

Notice of Annual Meeting of Shareholders

Voting Items
Proposal 1: To elect the nine directors nominated to the Board of Directors of the Company and named in the Proxy Statement, each for a one-year term ending in 2027.	Meeting and Voting Information
Proposal 2: To approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement.
Proposal 3: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.
Date and Time
May 12, 2026
8:00 a.m.
Eastern Daylight Time
Record Date
March 16, 2026
Admission
The Annual Meeting is being held virtually. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholder
meeting.com/CNO2026. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice or proxy card.
Voting
You may cast your vote online, by telephone, by mail or virtually at the meeting. For more details on how to vote, see the Q&A beginning on page 6.

To consider other matters, if any, as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors unanimously recommends that you vote FOR all director nominees and FOR Proposals 2 and 3.
Your Vote is Important.
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or about March 26, 2026, we either mailed you a Notice of Internet Availability of Proxy Materials (the “Notice”) notifying you how to vote online and how to access an electronic copy of this Proxy Statement and the Company’s Annual Report to Shareholders (together referred to as the “Proxy Materials”) or mailed you a complete set of the Proxy Materials and proxy card. If you have not received but would like to receive printed copies of these documents, including a proxy card in paper format, you should follow the instructions for requesting such materials contained in the Notice.
If you received a paper copy of the Proxy Materials, management and the Board of Directors (the “Board”) respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting. Alternatively, you may follow the instructions on your proxy card or Notice for submitting a proxy electronically or by telephone. If your shares are held in the name of a bank, broker or other holder of record, please follow the procedures as described in the voting form that they send to you. If you subsequently attend the virtual meeting, you may withdraw your proxy and vote during the meeting. Our Proxy Statement (including all attachments), the Company’s Annual Report to Shareholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2025) (which is not deemed to be part of the official proxy soliciting materials), and any amendments to the foregoing materials that are required to be provided to shareholders are available at www.proxyvote.com. Shareholders may obtain copies of the Proxy Statement, Annual Report to Shareholders (including financial statements and schedules thereto) and form of proxy relating to this or future meetings of the Company’s shareholders, free of charge on our website at www.CNOinc.com in the “Investors—Financials—SEC Filings” section, by calling (317) 817-2893 or by emailing the Company at ir@CNOinc.com.
By Order of the Board of Directors,
Rachel J. Spehler
Senior Vice President, Deputy General Counsel and Secretary
March 26, 2026
Carmel, Indiana

A Note About Non-GAAP Financial Measures
In this Proxy Statement, we refer to certain non-GAAP financial measures when discussing our financial and operational results during 2025: book value per diluted share, excluding accumulated other comprehensive income (loss); debt-to-total-capital ratio, excluding accumulated other comprehensive income (loss); free cash flow; net operating income; net operating income per diluted share; net operating income, excluding significant items; operating return on equity (“ROE”); operating ROE, excluding significant items; operating earnings per share (“EPS”); and operating EPS, excluding significant items.
For additional information regarding these and certain other non-GAAP financial measures and for reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”), please refer to Annex A—Information Related to Certain Non-GAAP Financial Measures to this Proxy Statement and the financial information set forth in our quarterly and annual reports filed with the Securities and Exchange Commission.

CNO Financial Group, Inc. 2026 Proxy Statement	1

About CNO Financial Group

Our Business
CNO Financial Group, Inc. (“CNO,” the “Company,” “we,” “us,” or “our”) is a Fortune 1000™ company with approximately $4.5 billion in total revenues for the year ended December 31, 2025. Our mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. Our strategic plan focuses on delivering long-term value for our shareholders.
CNO has a unique set of highly valuable distribution assets that market our annuity, health and life insurance products. We believe that our exclusive middle-market focus and “last-mile” captive distribution create a durable competitive moat and that this difficult-to-replicate model is a competitive advantage and catalyst for profitable growth.
We view the financial results of our business based on our consolidated product line segments (annuity, health and life) and the investment and fee income segments.
CNO’s operating model is divided into the Consumer and Worksite Divisions, which aligns to the customers we serve.
The Consumer Division provides a broad range of insurance and financial solutions to individual customers through a combination of agent interactions (face-to-face, virtual and by telephone) and digital sales channels.
The Worksite Division focuses on the sale of voluntary insurance benefits, including supplemental health and life insurance products in the workplace for businesses, associations and other membership groups, interacting with customers at their place of employment and virtually.
Operating in both our Consumer and Worksite channels, our exclusive agent force is among the largest of its type in the industry. We build lasting customer relationships through local agents who deliver the “last mile” of sales and service. We also operate a leading direct-to-consumer life insurance business with significant brand awareness and a highly leverageable platform. Our integrated distribution is designed to optimize lead sharing and cross-sell opportunities between channels.
Throughout 2025, our focus remained squarely on delivering growth and executing our strategic priorities. Our full-year performance underscores the health and strength of our business model and lays the foundation for sustained profitable growth.
2025 Business and Operational Highlights
CNO delivered excellent 2025 results, demonstrating our ability to grow and invest in the business while delivering strong earnings and profitability. Building on 14 consecutive quarters of sales growth and strong agent force metrics, 2025 represented one of CNO's best operating performances of the past several years, highlighted by production records across both divisions. Our strong results were broad-based across earnings, production, investment results and capital.
Within the Consumer Division, we delivered sales growth and increased producing agent counts every quarter. We executed well, reporting records for total sales and across multiple product categories. Our strong performance highlights the continued benefits of a diversified distribution model across our direct-to-consumer and exclusive field agency channels, driving cross-channel efficiencies to better serve our customers. Our unique ability to marry a virtual connection with our established in-person agent force remains a key differentiator. It allows us to build deeper, more meaningful relationships with our underserved middle-market clients and establish a level of trust that is difficult to duplicate without local agents. This approach is further strengthened by our wide breadth of middle-market products and financial solutions.
Within the Worksite Division, we posted our second consecutive year of record production and 15th consecutive quarter of new annualized premium (“NAP”) growth. We serve a wide range of clients and industries with our diversified distribution through exclusive agents and independent partners. Strategic initiatives contributed significantly to our Worksite insurance sales growth in 2025, and we remain well-positioned to fill the ever-expanding gaps in healthcare and mortality coverage at the workplace. In November 2025, we announced the decision to exit Worksite fee services as part of an effort to streamline operations and focus on our fast-growing core insurance business.

2	CNO Financial Group, Inc. 2026 Proxy Statement

Our Consumer Division fee business continued to grow, complementing our underwriting and spread-based businesses and further diversifying our sources of revenue. The Worksite Division fee business was impacted by our decision in late 2025 to exit the services portion of the business.
Our high-quality investment portfolio delivered strong returns and credit performance. Net investment income results benefited from the combination of strong sales production and new money rates, which drove growth in net insurance liabilities and the assets supporting them.
Over the past several years, we made a number of strategic decisions that have contributed significantly to the Company’s performance in 2025. These decisions include completing the strategic transformation of our business model, offering brokerage and advisory services, and establishing our Bermuda reinsurance structure, for which we executed our second reinsurance transaction during the year, among others. We also continued to successfully implement initiatives to drive sustainable sales growth, such as investments in agent retention and productivity and optimizing our product portfolio.
Company Initiatives
CNO’s mission is to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
Our strategic objectives remain aligned to past years:
»Focus on serving the underserved middle-income market.
»Extend the breadth and depth of our product offerings.
»Leverage our diverse and integrated distribution channels and broad product and services portfolio.
»Enhance the customer experience.
»Improve our operating return on equity.
»Deploy excess capital to its highest and best use.
Company Results
Strong Financial and Operational Performance
As a result of the positive momentum created by growth initiatives that were implemented over the past few years and strong management execution against those initiatives, we delivered solid results in 2025.
»We reported net income of $229.3 million, or $2.30 per diluted share, compared to $420.8 million, or $3.89 per diluted share, in 2024. Net income decreased in 2025 due to non-economic accounting impacts resulting from market volatility and a goodwill and intangible asset impairment.
»Net operating income* was $439.2 million, or $4.40 per diluted share,* compared to $429.3 million, or $3.97 per diluted share, in 2024.
•Net operating income excluding significant items* was $401.7 million, or $4.02 per diluted share,* compared to $410.5 million, or $3.80 per diluted share, in 2024.
•Our results reflect improved insurance product margins, driven by sales growth in all major product categories, strong underwriting and net investment income.
»We achieved, and in most cases exceeded, 2025 guidance metrics, including delivering 11.4% operating return on equity excluding significant items.*
»Demand for our products continued to grow, as we reported sales records in total and also in both the Consumer and Worksite Divisions. We delivered a record year of performance, as total NAP increased 15% compared to the prior year.
*Denotes a non-GAAP financial measure. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for descriptions of these measures and reconciliations to the comparable GAAP measures.

CNO Financial Group, Inc. 2026 Proxy Statement	3

»The Consumer Division achieved a new record for total NAP, up 15%, led by Health products that were up 22%. Also, 2025 was the most productive sales year ever for the Bankers Life field force, surpassing the prior record set in 2024.
»Annuity collected premiums set a new record, up 9%, and annuity in-force account values increased 7% to over $13 billion.
»Client assets in brokerage and advisory were up 24% year-over-year to a record $5.0 billion.
»Demand for Worksite products grew to a record for the division, with life and health insurance NAP up 15% for the year. For the Optavise agency, 2025 was the most productive sales year ever.
»Producing agent count (“PAC”) grew every quarter of 2025 on a year-over-year basis.
»The fourth quarter of 2025 was (i) the Consumer Division’s 13th consecutive quarter of sustained growth and 12th consecutive quarter of PAC growth and (ii) the Worksite Division’s 15th consecutive quarter of NAP growth and 14th consecutive quarter of PAC growth.
»Policy persistency was solid for the year.
Disciplined Expense Management
The insurance industry faced significant expense-related headwinds in 2025 from inflation and regulatory administration. In response, we remained focused on balancing expense discipline and operating efficiency against continued investments to drive profitable growth and enhance our technology capabilities and customer service. We posted a full year expense ratio, excluding significant items, of 18.9%, a 30-basis point improvement from 2024 and outperformed our stated guidance for the year.
Returning Capital to Shareholders
CNO remains committed to prudent capital management, including deploying its free cash flow into investments to accelerate profitable growth, common stock dividends and share repurchases.
»In 2025, the Company generated $365.5 million in free cash flow.* We returned $386.1 million to shareholders — $319.9 million in the form of share repurchases, which reduced our weighted average diluted share count outstanding by 8%, and $66.2 million in the form of common stock dividends. Total capital return was up 11% over 2024.
»For the 10-year period ended December 31, 2025, we returned $3.0 billion to shareholders — $2.3 billion in the form of share repurchases, which reduced our share count by 49% during this period, and $0.7 billion in the form of common stock dividends.
»As of December 31, 2025, we had approximately $420.4 million of share repurchase authorization remaining.
Solid Capital and Liquidity
We ended 2025 with a robust total capital position.
»The unrestricted cash and investments held by CNO and its non-insurance subsidiaries was $351 million, and we had a consolidated risk-based capital ratio of 380% at December 31, 2025.
»Book value per diluted share, excluding accumulated other comprehensive income (loss),* increased to $38.81 at the end of 2025 from $37.35 at the end of 2024.
»Our debt-to-total-capital ratio at the end of 2025, excluding accumulated other comprehensive income (loss),* was 26.2%.

*Denotes a non-GAAP financial measure. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for descriptions of these measures and reconciliations to the comparable GAAP measures.

4	CNO Financial Group, Inc. 2026 Proxy Statement

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*
CNO Financial Group, Inc.
S&P Life & Health Insurance Index
S&P MidCap 400 Index
250
200
150
100
50
0
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025

*$100 invested on December 31, 2020 in stock or index, including reinvestment of dividends.

	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025

CNO Financial Group, Inc.	$100.00	$109.51	$107.76	$134.83	$183.57	$213.13
S&P Life & Health Insurance Index	100.00	136.68	150.82	157.83	189.87	201.00
S&P MidCap 400 Index	100.00	124.76	108.47	126.29	143.89	154.68

CNO Financial Group, Inc. 2026 Proxy Statement	5

Annual Meeting Information

Q: How are proxies solicited, and who pays the costs of soliciting them?
Proxies may be solicited by mail, telephone, internet or in person. Proxies may be solicited by members of the Board, officers and other Company representatives. All expenses relating to the preparation and distribution to shareholders of the Notice, the Proxy Materials and the form of proxy will be paid by CNO.
Q: Who is entitled to vote?
Only holders of record of shares of CNO’s common stock, par value $0.01 per share, as of the close of business on March 16, 2026 will be entitled to vote at the Annual Meeting. On such record date, CNO had 93,727,767 shares of common stock outstanding and entitled to vote at the Annual Meeting and any adjournment or postponement thereof. Each share of common stock will be entitled to one vote with respect to each matter submitted to a vote at the Annual Meeting. Information on how to vote by internet, telephone, mail or during the Annual Meeting is set forth below.
Q: What constitutes a quorum at the Annual Meeting?
The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.
Q: How do I attend the Annual Meeting?
The Annual Meeting will be conducted virtually via live webcast to provide enhanced accessibility and a consistent experience for shareholders, regardless of geographic location. Through this virtual format, shareholders with internet access may attend the Annual Meeting from any location, submit questions in advance of and during the live question-and-answer portion of the meeting and vote their shares electronically during the live webcast.
You will be able to attend, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CNO2026. To participate in the meeting, you must have your 16-digit control number, which is shown on your Notice or on your proxy card if you receive the Proxy Materials by mail. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in webpage.
Q: How do I submit a question to be answered during the Annual Meeting?
This year’s shareholders’ question-and-answer session will include questions submitted in advance of, and questions submitted live during, the Annual Meeting. If you would like to submit a question in advance of the Annual Meeting, please email your question to ir@CNOinc.com. If you would like to submit a question during the Annual Meeting, once you have logged into the webcast, simply type your question in the “ask a question” box and click “submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted on the Company’s website after the Annual Meeting.
Q: What will I be voting on at the Annual Meeting?
You are being asked to:
1.Elect the nine directors nominated to the Board;
2.Approve, by non-binding advisory vote, the executive compensation of the Company’s Named Executive Officers (“NEOs”) as disclosed in the Proxy Statement; and
3.Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026.
The Board unanimously recommends that you vote FOR all director nominees and FOR approval of Proposals 2 and 3.
While it’s possible that other matters could come up for a vote at the meeting, the Board is not presently aware of any such matters.

6	CNO Financial Group, Inc. 2026 Proxy Statement

Q: How many votes are needed to approve each proposal?
Assuming that a quorum is present:
»Proposal 1: The affirmative vote of the majority of the votes cast by holders of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting is required to elect each director (meaning that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee).
»Proposals 2 and 3: The affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the applicable subject matter at the Annual Meeting is required to approve each of Proposals 2 and 3.
Q: How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?
Abstentions: Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum. Abstentions from voting will have no impact on the election of directors (Proposal 1) and will have the same effect as voting against Proposals 2 and 3.
Unmarked Proxy Cards: If you submit a proxy card without giving specific voting instructions, your shares will be voted in accordance with the Board recommendations set forth above.
Broker Non-Votes: A broker non-vote occurs if you hold your shares in street name and do not provide voting instructions to your broker, bank or other holder of record on a proposal and your broker, bank or other holder of record does not have discretionary authority to vote on such proposal. The New York Stock Exchange (“NYSE”) rules determine whether uninstructed brokers have discretionary voting power on a particular proposal. Under NYSE rules, the ratification of the selection of an independent registered public accounting firm (Proposal 3) is considered a “routine” matter, and your broker, bank or other holder of record generally will have discretion to vote your shares on Proposal 3 if you have not furnished voting instructions. Brokers, however, do not have discretion to vote on Proposals 1 and 2 because they are considered “non-routine matters.” If you do not provide your broker with voting instructions for those proposals, then your broker will be unable to vote your shares on those proposals and will report your shares as “broker non-votes.” Like abstentions, the shares represented by broker non-votes are counted as present for the purpose of establishing a quorum. Unlike abstentions, however, broker non-votes are not counted for the purpose of determining the number of shares present (in person or represented by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be counted in the tabulation of voting results for Proposals 1 and 2.
Q: Why did I receive this Proxy Statement or Notice of Internet Availability of Proxy Materials?
On or about March 26, 2026, we either mailed you (i) a Notice detailing how to vote online and how to access an electronic copy of the Proxy Materials or (ii) a complete set of the Proxy Materials. If you received the Notice but would like to receive printed copies of the Proxy Materials and proxy card, please follow the instructions for requesting such materials in the Notice. A completed proxy should be returned in the envelope provided to you for that purpose (if you have requested or received a paper copy of the Proxy Materials) for delivery no later than May 11, 2026, as further detailed below. If the form of proxy is properly executed and delivered in time for the Annual Meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy.
Each shareholder may appoint a person (who need not be a shareholder) other than the persons named in the proxy to represent him or her at the Annual Meeting by properly completing a proxy. Persons appointed as proxies may vote at their discretion on other matters as may properly come before the meeting.
Whether or not you plan to attend the Annual Meeting, we encourage you to grant a proxy to vote your shares.

CNO Financial Group, Inc. 2026 Proxy Statement	7

Q: How do I vote?
You may vote:

ONLINE. You can vote in advance of the Annual Meeting at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
You may attend the Annual Meeting via the webcast and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CNO2026 and entering the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials). Please have your Notice in hand when you access the website and then follow the instructions.

BY TELEPHONE. You can vote by calling the toll-free number included on your Notice, 24 hours a day, seven days a week. You will need the 16-digit control number that is shown on your Notice or on your proxy card (if you received a paper copy of the Proxy Materials).
The internet and telephone voting procedures, which comply with Delaware law and the SEC rules, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

BY MAIL. If you have received a paper copy of the Proxy Materials by mail, you may complete, sign, date and return by mail the paper proxy card sent to you in the envelope provided to you with your Proxy Materials.

Q: What if my voting shares are held in street name?
If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you must follow the instructions printed on your voting instruction form. In most instances, you will be able to submit voting instructions to your bank, broker or other holder of record over the internet, by telephone or by mail.
If you want to vote virtually at the Annual Meeting and hold your shares in street name, you must obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote and follow the instructions printed on your voting instruction form.
Q: What is the deadline for submitting votes by internet, telephone or mail?
Proxies submitted over the internet or by telephone as described above must be received by 11:59 p.m. Eastern Daylight Time on May 11, 2026.
Proxies submitted by mail should be returned in the envelope provided to you with your paper proxy card or voting instruction form and must be received no later than May 11, 2026.
Please note that you may receive multiple copies of the Notice or Proxy Materials (electronically and/or by mail). These materials may not be duplicates as you may receive separate copies of the Notice or Proxy Materials for each type of account in which you hold shares. Please be sure to vote all of your shares in each of your accounts in accordance with the directions that you receive. In the case of duplicate votes for shares in a particular account, only your last vote will count.
Q: Can I revoke my proxy or change my vote after I vote my proxy?
A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to the Corporate Secretary a written notice of revocation or a later-dated proxy, or by attending the virtual Annual Meeting and voting.

8	CNO Financial Group, Inc. 2026 Proxy Statement

Proposal 1

Election of Directors
Nine individuals are nominated for election to the Board at the Annual Meeting for one-year terms expiring at the 2027 Annual Meeting. Each nominee is a current member of the Board. All elected directors will serve until their successors are duly elected and qualified. Ms. Henderson will retire from the Board at the conclusion of the current term, which ends at the close of the Annual Meeting. The table below lists each director’s membership on the five committees of the Board: Audit & Enterprise Risk (“Audit Committee”), Governance & Nominating (“Governance Committee”), Human Resources & Compensation (“HRCC”), Investment and Executive.

The Board of Directors unanimously recommends that you vote FOR the election of all director nominees.

	Committee Memberships
Director Nominees	IND	Age	Director Since	AER	GOV	HRC	I	E

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc.	—	58	2017	—	—	—	●	●
Archie M. Brown President and Chief Executive Officer, First Financial Bancorp and First Financial Bank	★	65	2023	—	●	●	—	—
David B. Foss Former Chief Executive Officer, Jack Henry & Associates, Inc.	★	64	2019	—	▲	●	—	—
Linda T. Gibson Former Chairperson and Chief Executive Officer, PGIM Quantitative Solutions	★	60	2026	●	—	—	●	—
Adrianne B. Lee President and Chief Financial Officer, Bed Bath & Beyond, Inc.	★	48	2023	●	●	—	—	—
Daniel R. Maurer Board Chair, CNO Financial Group, Inc. Former Executive, Intuit Inc.	★	69	2015	—	—	—	—	▲
Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial, Inc.	★	71	2021	▲	—	—	●	—
Steven E. Shebik Former Vice Chair, The Allstate Corporation and Allstate Insurance Company	★	69	2020	●	—	—	▲	●
Jessica A. Turner Executive Vice President and Global Head of Open Finance & Developer Experience, Mastercard Incorporated	★	48	2024	●	●	—	—	—
Retiring Director
Mary R. (Nina) Henderson Former Corporate Vice President, Bestfoods and Former President, Bestfoods Grocery	★	75	2012	—	—	▲	●	—

★ Independent	▲ Chair	● Member	AER Audit & Enterprise Risk GOV Governance & Nominating	HRC Human Resources & Compensation	E Executive I Investment

CNO Financial Group, Inc. 2026 Proxy Statement	9

Board Composition
Our Board believes that a balanced mix of directors is essential to meeting its oversight responsibility.
The Board and the Governance Committee recognize that the Company, and our overall business strategy, benefit from a variety of viewpoints, professional experiences, educational backgrounds and skills, and from different perspectives that are brought to the Board by a mix of director characteristics. The graphs below highlight the characteristics of our current directors. Each director’s background, skills and relevant experience are described in more detail commencing on page 15.

Independence	Balanced Tenure

Public Company Operating Leadership

Gender and Race/Ethnicity	Age

10	CNO Financial Group, Inc. 2026 Proxy Statement

Board of Directors’ Skills and Experience
Our directors are expected to exercise leadership, sound judgment, high ethical standards and a commitment to the current and future success of the Company.
In considering candidates for the Board, the Governance Committee evaluates:
»The depth, types and variety of experience, skills, qualifications and characteristics of current Board members and potential candidates to ensure the Board can continue to effectively guide the Company’s strategic future;
»A thorough understanding of the Board’s fiduciary duty to act in the best interest of the Company and its shareholders;
»Independence, financial literacy, expertise and personal and professional accomplishments in light of the Company’s current and future needs;
»For incumbent directors, overall engagement and continued contributions to the Board’s effectiveness;
»Succession planning to replace directors who are anticipated to retire in one to three years, including whether any directors have reached the age or term limits specified in our Corporate Governance Guidelines;
»Outside board and other affiliations, including overboarding considerations, time commitment and potential conflicts of interest or independence matters; and
»Ensuring the Board, as a whole, is composed of a balanced mix of directors, considering the Company’s strategic needs, diversity of personal and professional experiences, backgrounds, skill sets and varying perspectives, including those arising from gender, ethnicity, race, age and other demographic characteristics.
The following matrix highlights the key areas of expertise for each director and illustrates the Board’s collective balance of skills and experience. It should not be considered to be a complete list of each director’s strengths or contributions to the Board. The biographies commencing on page 15 describe each director’s background and relevant experience in more detail.

	Bhojwani	Brown	Foss	Gibson	Henderson	Lee	Maurer	Ragavan	Shebik	Turner

CAPITAL MARKETS	●	●	●		●	●			●
CONSUMER INSIGHTS	●			●	●		●			●
CORPORATE AFFAIRS	●	●	●	●	●		●			●
FINANCE OR ACCOUNTING						●			●
FINANCIAL SERVICES INDUSTRY	●	●		●				●	●	●
GOVERNANCE	●	●	●		●		●	●
INFORMATION SECURITY AND TECHNOLOGY			●							●
INVESTMENTS				●				●	●
LEGAL OR RISK MANAGEMENT			●	●	●			●	●	●
PUBLIC COMPANY OPERATING LEADERSHIP	●	●	●			●			●

CNO Financial Group, Inc. 2026 Proxy Statement	11

Key Skill or Qualification	Definition	Link to Strategy

CAPITAL MARKETS	Operating executive officer-level experience in capital markets transactions, capital allocation and mergers & acquisitions.	Provides guidance and oversight of our capital structure and financial strategies, including dividends, share repurchases and prospective mergers & acquisitions.

CONSUMER INSIGHTS	Operating executive officer-level experience in marketing, digital marketing, brand management or sales.	Provides insight and perspective on growth opportunities for our Company.

CORPORATE AFFAIRS
Operating executive officer-level experience in company culture and transformation, human capital management, corporate communications, sustainability, community relations or corporate social responsibility.
Offers valuable insight on our goals and programs in these areas.

FINANCE OR ACCOUNTING	Operating executive officer-level experience in corporate finance or accounting or experience as a public company CFO.	Enables oversight of our financial affairs and financial reporting processes and review of our financial results.

FINANCIAL SERVICES INDUSTRY	Operating executive officer-level experience in the insurance, brokerage, investment advisor or other financial services industry.	Provides a deep understanding of the complexities, opportunities and challenges necessary to set the strategic direction of the Company.

GOVERNANCE	Experience on another public company board.	Facilitates the appropriate exercise of the Board’s fiduciary duties to the Company and its shareholders and provides perspective on the importance of governance best practices.

INFORMATION SECURITY AND TECHNOLOGY	Operating executive officer-level experience in information technology, technology transformation or innovation, cybersecurity, information security or data privacy.	Technology, innovation and data security expertise is critical to achieving our strategic objectives and maintaining the security of our customers’ information and Company data.

INVESTMENTS	Operating executive officer-level experience in asset management, investment strategy and securities analysis.	Adds valuable perspective to, and provides oversight of, these critical functions of our business.

LEGAL OR RISK MANAGEMENT	Operating executive officer-level experience in overseeing legal, compliance, government relations or enterprise risk functions in a complex, highly regulated organization.	Facilitates a sophisticated understanding of the challenges facing our business and enables effective oversight of the processes and procedures for managing risks and regulatory compliance.

PUBLIC COMPANY OPERATING LEADERSHIP	Public company C-Suite operating experience as a CEO, CFO, COO or an enterprise-wide president (not division-level president), leading one or more public companies at an enterprise-wide operating level; reporting to the board of directors; demonstrated expertise interacting with analysts and investors; and significant experience developing and executing strategic business plans.	Provides a range of perspectives on public company business opportunities and challenges.

12	CNO Financial Group, Inc. 2026 Proxy Statement

Board Refreshment
The Governance Committee seeks to build and maintain a highly qualified, balanced Board that functions as a productive and effective unit in the exercise of its oversight responsibilities.

The Board’s oversight capabilities are enhanced by its commitment to Board succession planning and refreshment, which results in directors’ varied tenures and provides a balance of perspectives. The Governance Committee regularly assesses a timetable of anticipated Board member retirements, including whether any directors have reached the age or term limits specified in our Corporate Governance Guidelines, and actively plans for Board replenishment that focuses on the Board’s oversight and risk management responsibilities in the context of the Company’s strategic plans, future growth and continued innovation. As one element of this ongoing assessment, the Governance Committee maintains and utilizes an extensive inventory of current directors’ respective skills and experiences. The Governance Committee also seeks input from the current directors regarding desired candidate skills and experiences. This permits the Governance Committee to identify and focus on particular Board candidate skills and experiences that will optimize Board effectiveness, particularly for key Board positions such as committee chairs.

5 New Directors in the Past 5 Years

The Governance Committee seeks candidates from a variety of sources, including independent search firms, and specifically directs such firms to present a broad slate of candidates with the desired skills and experiences. In future director searches, the Governance Committee expects to continue to engage search firms to identify potential candidates that will further enhance the Board’s value to the Company and its shareholders. See pages 11–12 for more details on the range of skills and experiences of the Board.

Board Process for Identification and Review of Director Candidates

CONSIDER ................. Current & Future Strategic Needs/ Initiatives Skills & Experience Matrix Succession Planning Board Composition	Independent Director	}	Candidate Pool	}	IN-DEPTH REVIEW ....................... Screen Qualifications Review Independence and Potential Conflict Extensive Interview Process	}	Recommend Selected Candidates for Election to our Board

	Shareholders	}

	Independent Search Firms	}

	Our People	}

CNO Financial Group, Inc. 2026 Proxy Statement	13

Director Onboarding
The Board and management have developed an onboarding process to complement each new director’s understanding of Board culture and priorities, as well as the Company’s business and operations. The Governance Committee oversees our director onboarding, orientation and mentorship process, which facilitates a new director’s integration onto the Board, builds a foundation for informed oversight and helps new directors understand how they can meaningfully contribute to the Board.
As part of the director onboarding process, each new director participates in orientation sessions with each member of the executive leadership group and members of their teams. Through these sessions and the provision of Company materials, new directors gain an understanding of our business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices. In addition, new directors meet with Board committee chairs to learn about the issues and decisions within each committee’s purview. When appointed to a committee, a new director receives additional information and perspectives on committee responsibilities and activities. Targeted orientation sessions also are provided when a sitting director assumes a leadership role, such as becoming a committee chair. During the initial months of a new director’s tenure, CNO’s Board Chair also serves as a liaison and mentor to new directors.
Director Education
Directors are encouraged to attend, at the Company’s expense, continuing education and other programs related to their service as directors. Directors participate in regular Board education sessions on various aspects of CNO’s business and industry. The Board is regularly updated on the Company’s business, industry, strategic initiatives, competitors, risks, culture and corporate governance practices. In addition, the Board and management hold an annual long-term strategy meeting as described more fully on page 30.
Directors also participate in informal meetings with other directors and senior leaders. These discussions foster ongoing insightful dialogue about the Company’s business, strategy, performance and culture.
Board Evaluation
Pursuant to its charter and the Corporate Governance Guidelines, the Governance Committee leads the annual evaluation of the Board Chair and, in consultation with the Board Chair, annually evaluates Board performance. The Governance Committee also establishes the procedures by which committee evaluations are conducted. Annually:
»Each director evaluates the Board’s effectiveness across various categories and considers areas of strengths and potential improvement.
»The Board Chair conducts an individual interview with each director to collect robust feedback regarding the effectiveness and functioning of the Board, its committees and individual directors.
»The Governance Committee Chair performs an annual evaluation of the Board Chair by collecting feedback through individual interviews with each director.
»For each committee, the committee members and the Board Chair evaluate the committee’s effectiveness across various categories and considers areas of strengths and potential improvement.
»Results of the annual Board and Board Chair evaluations are reviewed by the Governance Committee and Board Chair and are then presented to and discussed by the Board. Results of the annual committee evaluations are reviewed by each committee and discussed with the Board.
In addition, Board discussions of effectiveness, communications and logistics occur throughout the year, including with respect to Board agenda items and materials. These regular discussions aid in the efficient and successful execution of the Board’s responsibilities and oversight. The Board typically conducts these discussions during its meetings and executive sessions and shares any specific feedback with management.

14	CNO Financial Group, Inc. 2026 Proxy Statement

Director Biographies
Director Nominees

Gary C. Bhojwani Chief Executive Officer, CNO Financial Group, Inc. Age: 58 Director since: 2017 Member, Executive Committee and Investment Committee
Archie M. Brown
President and Chief Executive Officer, First Financial Bancorp and First Financial Bank
Age: 65
Director since: 2023
Member, Human Resources & Compensation Committee and Governance & Nominating Committee

Career Mr. Bhojwani became Chief Executive Officer of CNO on January 1, 2018. He previously served as President of CNO from April 2016 to December 2017. His areas of responsibility included overseeing the Bankers Life, Colonial Penn and Washington National businesses, as well as marketing, underwriting and new business.
Prior to joining CNO, Mr. Bhojwani was a member of the Board of Management at Allianz SE and was Chairman of Allianz of America, Allianz Life Insurance Company and Fireman’s Fund Insurance Company from 2012 to 2015. He was Chief Executive Officer of Allianz Life Insurance Company of North America from 2007 to 2012 and was President of Commercial Business, Fireman’s Fund Insurance Company from 2004 to 2007.
Mr. Bhojwani was Chief Executive Officer of Lincoln General Insurance Company from 2002 to 2004, Founder and Chief Executive Officer of Avalon Risk Management from 1998 to 2002 and President of Trade Insurance Services from 1995 to 1997.
...................................................................................
Qualifications Experience as Chief Executive Officer of the Company and extensive insurance, financial services, corporate affairs, consumer insights, sales and executive management experience.
...................................................................................
Other Board Experience
»Hormel Foods Corporation (NYSE: HRL), 2014–present
»American Council of Life Insurers (ACLI), 2008−2014, 2022–present
»Allina Health, 2016–2022
»Allianz SE, 2012–2015

Career Mr. Brown has been President and Chief Executive Officer of First Financial Bancorp and President and Chief Executive Officer of First Financial Bank since April 2018. Previously, he served as President and Chief Executive Officer of MainSource Financial from 2008 to 2018 and as its Board Chair from 2011 to 2018.
During his 41 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending.
Mr. Brown is a board member of the Cincinnati branch of the Federal Reserve Bank of Cleveland, a board member of the Cincinnati Business Committee (CBC), a board and executive committee member of the Cincinnati Center City Development Corp. (3CDC) and a member of the Ohio Capital Budget Task Force.
Mr. Brown previously served as a member of the University of Georgia Alumni Board of the Terry College of Business, the 2025 ArtsWave Campaign Cabinet, the board of the Cincinnati Regional Chamber and the executive committee of the Ohio Banking Commission of the Ohio Department of Commerce. He is also a former board member and campaign chair of the United Way of Greater Cincinnati.
...................................................................................
Qualifications Extensive finance, executive management, and risk and regulatory experience in delivering financial services to both individual consumers and businesses, and experience as a public company chief executive officer.
...................................................................................
Other Board Experience
»First Financial Bancorp (Nasdaq: FFBC), 2018–present
»First Financial Bank, 2018–present
»Cincinnati Branch of the Federal Reserve Bank of Cleveland, 2022–present

CNO Financial Group, Inc. 2026 Proxy Statement	15

David B. Foss Former Chief Executive Officer, Jack Henry & Associates, Inc. Age: 64 Director since: 2019 Chair, Governance & Nominating Committee; and Member, Human Resources & Compensation Committee	Linda T. Gibson Former Chairperson and Chief Executive Officer, PGIM Quantitative Solutions Age: 60 Director since: 2026 Member, Audit & Enterprise Risk Committee and Investment Committee

Career Mr. Foss served as the Chief Executive Officer of Jack Henry and Associates, Inc. (“Jack Henry”), a leading provider of technology solutions to the financial services industry, from 2016 until his retirement in 2024. At Jack Henry, he also served as the company’s President from 2014 to 2022. Mr. Foss was elected to the Jack Henry Board of Directors in 2017 and has served as Board Chair since 2021.
Mr. Foss joined Jack Henry in 1999 when he arranged the sale of BancTec’s financial solutions division to Jack Henry and subsequently served as President of Jack Henry’s Open Systems Group and General Manager of the Complementary Solutions Group. He was named General Manager of Jack Henry’s ProfitStars division in 2006 and as its President in 2009.
Mr. Foss previously served as President and a board member of the Association for Financial Technology from 2007 to 2012. Before joining Jack Henry, he held a variety of positions in the financial services industry, including senior operations management, sales management and supervisory roles at BancTec, Advanced Computer Systems and NCR Corporation.
...................................................................................
Qualifications Extensive experience in technology, data security, financial services, innovation, corporate affairs, change management and leadership, and experience as a public company chief executive officer.
...................................................................................
Other Board Experience
»Jack Henry & Associates, Inc. (Nasdaq: JKHY), 2017–present (current Board Chair)
»WEX Inc. (NYSE: WEX), 2025–present (current Vice Chair and Lead Independent Director)
»Association for Financial Technology, 2007–2012

Career Ms. Gibson served as Chairperson and Chief Executive Officer of PGIM Quantitative Solutions (“PGIM”), the quantitative equity and multi-asset specialist within Prudential Financial’s global investment management business, from 2021 to 2025. In this role, she set the global strategic direction for PGIM, including oversight of PGIM Wadhwani, the firm’s London-based alternatives manager. From 2019 to 2021, Ms. Gibson also served as PGIM’s Chief Business Officer, with accountability for a wide range of functions.
Previously, Ms. Gibson served as Executive Vice President and Head of Global Distribution for OMAM Asset Management (now Acadian Asset Management) and as Chief Executive Officer of OMAM International. During her 17 years at the firm, she held various other executive and global strategy positions, including Chief Operating Officer, Head of Affiliate Management and General Counsel.
...................................................................................
Qualifications Extensive financial services industry, investment strategy, asset management, technology-enabled solutions and executive management experience.

16	CNO Financial Group, Inc. 2026 Proxy Statement

Adrianne B. Lee President and Chief Financial Officer, Bed Bath & Beyond, Inc. Age: 48 Director since: 2023 Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee	Daniel R. Maurer Former Executive, Intuit Inc. Age: 69 Director since: 2015 Chair, Board; and Chair, Executive Committee

Career Ms. Lee is President and Chief Financial Officer of Bed Bath & Beyond, Inc. In this role, she is responsible for all operating and financial-related matters for the company and its brands. Also in this role, she oversees human resources, technology, legal, IT security and communications. Ms. Lee has served as Chief Financial Officer since 2020 and Chief Administrative Officer since 2024 and became President in 2025. Previously, Ms. Lee served as Senior Vice President and Chief Financial Officer for Hertz Corporation’s North American Rental Car unit from 2018 to 2020 and prior to that was the Vice President of Global Financial Planning, Analysis, and Corporate Development.
Ms. Lee held several roles in finance, strategic planning, accounting, financial reporting, investor relations and audit at Best Buy, PepsiCo, Allianz Life and PricewaterhouseCoopers.
...................................................................................
Qualifications President and Chief Financial Officer for a publicly traded e-commerce company with expertise in brand and asset acquisition and corporate transformation. Deep knowledge of financial planning, accounting and internal audit, as well as technology and business development.

Career Mr. Maurer has extensive experience in consumer sales, marketing and product management. From 2006 until his retirement in 2014, Mr. Maurer was a member of the senior management team at Intuit Inc. In his most recent role at Intuit, he oversaw the Small Business Solutions Group (including QuickBooks payroll, DemandForce and QuickBase).
He previously led the TurboTax®, Mint and Quicken brands, where he developed significant digital marketing and product management skills.
Prior to Intuit, Mr. Maurer spent over 20 years in executive management at The Procter & Gamble Company (“P&G”), including 15 years internationally.
Subsequent to his tenure at P&G, Mr. Maurer was Vice President of Strategy for Global Sales and U.S. Business at The Campbell’s Company (formerly Campbell Soup Company).
...................................................................................
Qualifications Extensive experience in consumer sales, product management, financial services, corporate affairs, management, technology and consumer insights, including the use of digital marketing strategies to reach the middle market.
...................................................................................
Other Board Experience
»Zagg Inc. (formerly Nasdaq: ZAGG), 2012–2021
»Checkpoint Systems, Inc., January 2016–May 2016 (upon sale of the company)
»Iomega Corporation, 2006–2008

CNO Financial Group, Inc. 2026 Proxy Statement	17

Chetlur S. Ragavan Former Executive Vice President and Chief Risk Officer, Voya Financial, Inc. Age: 71 Director since: 2021 Chair, Audit & Enterprise Risk Committee; and Member, Investment Committee
Steven E. Shebik
Former Vice Chair, The Allstate Corporation and Allstate Insurance Company
Age: 69
Director since: 2020
Chair, Investment Committee; and
Member, Audit & Enterprise Risk Committee and Executive Committee

Career Mr. Ragavan is the former Executive Vice President and Chief Risk Officer of Voya Financial, Inc., a position he held from 2014 until his retirement in 2019. He was a member of Voya’s Executive Committee and Chair of its Enterprise Risk Committee. From 2008 to 2013, he served as Managing Director and Chief Risk Officer for Voya Investment Management.
Mr. Ragavan founded Risk Response LLC in 2019, which provided risk advisory and consulting services to global financial institutions through 2022.
Prior to joining Voya Financial, Mr. Ragavan was Managing Director and Co-Head of the Portfolio Analytics Group for BlackRock, Inc. from 2006 to 2008. He began his 26-year career at Merrill Lynch in 1980, where he held several senior technology, investment and risk management positions. His leadership roles included serving as Managing Director and Global Head of Fixed-Income Research of Merrill Lynch Investment Managers from 2000 to 2006 and as Managing Director and Head of Risk Management of Merrill Lynch Asset Management from 1992 to 2000.
Mr. Ragavan earned the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, the AI for Decision Making: Business Strategies and Applications Certification from The Wharton School, University of Pennsylvania, and the Sustainability and Climate Risk (SCR™) Certificate from the Global Association of Risk Professionals. He has been a Chartered Financial Analyst (CFA) charterholder since 1987.
Mr. Ragavan is a former board member of Fannie Mae, the Council for Economic Education (CEE), Voya Foundation and the Fixed Income Analysts Society.
...................................................................................
Qualifications Extensive insurance and financial services industry experience in risk management, portfolio optimization, data analytics, accounting, investment research and strategy.
...................................................................................
Other Board Experience
»Federal National Mortgage Association (OTCQB: FNMA), 2023–2025

Career Mr. Shebik served as the Vice Chair of The Allstate Corporation and Allstate Insurance Company and Chief Executive Officer of Allstate Life Insurance Company from 2018 until his retirement in May 2020, after a 25-year career with the company. He was a member of Allstate’s executive management team from 2012 to 2020. As Vice Chair, Mr. Shebik oversaw Allstate Life and Retirement, Allstate Benefits, the direct and independent agency personal property-casualty and commercial insurance businesses, and corporate business transformation and analytics. From 2012 to 2018, Mr. Shebik served as Executive Vice President and Chief Financial Officer and was Interim Chief Investment Officer from 2016 to 2017 and Interim Chief Risk Officer on two occasions.
Mr. Shebik’s additional leadership positions included service as the senior financial executive for Allstate Investments, Allstate Protection, and Allstate Financial, and various roles in accounting, treasury and mergers and acquisitions. Prior to joining Allstate in 1995, he held positions in finance and accounting with Sears, Roebuck and Co. and auditing with Arthur Andersen & Co.
Mr. Shebik is a Vice Chair of the Board of the Chicago Symphony Orchestra (CSO) and the Vice Chair of the CSO’s Negaunee Music Institute. He also serves as Vice Chair of the DuPage Foundation investment committee, on the Dean’s Legacy Council of the University of Illinois Gies College of Business and on the Salvation Army Chicago Advisory Board. Mr. Shebik has been a Certified Public Accountant (CPA) since 1978.
...................................................................................
Qualifications Extensive experience in insurance company management, finance, investment and risk management and in financial reporting and capital markets.

18	CNO Financial Group, Inc. 2026 Proxy Statement

Retiring Director

Jessica A. Turner
Executive Vice President and Global Head of Open Finance & Developer Experience, Mastercard Incorporated
Age: 48
Director since: 2024
Member, Audit & Enterprise Risk Committee and Governance & Nominating Committee

Mary R. (Nina) Henderson
Former Corporate Vice President, Bestfoods and Former President, Bestfoods Grocery
Age: 75
Director since: 2012
Chair, Human Resources & Compensation Committee; and Member, Investment Committee

Career Ms. Turner serves as Executive Vice President and Global Head of Open Finance & Developer Experience at Mastercard Incorporated (NYSE: MA) and is a member of Mastercard’s Management Committee. In this role, Ms. Turner is responsible for development of new open data products and technologies related to innovation, security and inclusion, and she oversees Mastercard’s developer experience and engagement across payments, data and digital experiences.
Since 2006, Ms. Turner has held several roles at Mastercard, including Executive Vice President of New Digital Infrastructure and Fintech, where she oversaw strategy, design and commercialization of Mastercard’s blockchain, digital assets, crypto and open banking products. Ms. Turner also held leadership positions in customer engagement, product development and global market expansion, which included collaboration with telecommunications companies, banks and fintechs to deliver payment services in emerging and developed markets.
Previously, Ms. Turner was responsible for operations and product and business development at Affinion Loyalty Group and began her career at Capital One Financial Corporation.
Ms. Turner is a member of the Partner Executive Council, and a former board member, of PayTech Women. She also serves on the board of Make-A-Wish Philadelphia, Delaware and Susquehanna Valley, contributes to the Forbes Technology Council and is an alumna of the Vanguard Leadership Program.
...................................................................................
Qualifications Extensive experience in fintech, digital and open financial technology, innovation, business strategy and executive management. Deep knowledge and expertise in technologies, products and solutions related to financial, banking and payment services.

Career Ms. Henderson is a former Corporate Vice President of Bestfoods and former President of Bestfoods Grocery. During her 30-year career with Bestfoods, and its predecessor company CPC International, Ms. Henderson has held a wide variety of international and North American general management and executive marketing positions.
Ms. Henderson was also the Managing Partner of Henderson Advisory, a consulting practice providing marketing perspective and business evaluation to investment management firms on consumer markets.
She is Vice Chair of the Board of Trustees of Drexel University and a director of VNS Health, VNS Health Choice, St. Christopher’s Children’s Hospital and the Foreign Policy Association. She serves on the RAND Global and Emerging Risks advisory board, is a member of the Philadelphia Orchestra/Ensemble Arts Board of Trustees, serves as a Commissioner of the Smithsonian National Portrait Gallery and is the President of the Kent Land Trust Foundation.
...................................................................................
Qualifications Extensive general management, corporate affairs, human capital management, governance, risk management, consumer marketing and sales experience.
...................................................................................
Other Board Experience
»International Workplace Group plc, 2014−present
»Hikma Pharmaceuticals plc, 2016–2025
»Walter Energy, Inc., 2013–2016
»Del Monte Foods Company, 2002–2011
»The Equitable Companies, 1996−2000
»AXA Financial, 2001−2011
»Pactiv Corporation, 2000−2010
»Royal Dutch Shell plc and its predecessor The Shell Transport and Trading Company, 2001−2009
»Hunt Corporation, 1991–2002

CNO Financial Group, Inc. 2026 Proxy Statement	19

Electing Directors: Required Vote
Pursuant to our Amended & Restated Bylaws (our “Bylaws”), in order to be elected as a director at the Annual Meeting, each director nominee must receive the affirmative vote of the majority of the votes cast with respect to that nominee’s election. This means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” that nominee. Votes are cast by the holders of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have no impact on the election of directors under this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 1 and will report your shares as broker non-votes on Proposal 1. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.
In an uncontested election of directors at which a quorum is present, any incumbent director who fails to receive a majority of the votes cast (as explained above) shall offer to tender his or her resignation to the Board. In such event, the Governance Committee will consider the offer and recommend to the Board whether the director’s resignation should be accepted or rejected or whether other action should be taken. The Board will publicly disclose its decision and its rationale therefore within 90 days after the certification of the election results.

20	CNO Financial Group, Inc. 2026 Proxy Statement

Board and Governance Matters

Board Committees
Our Board has five committees: (1) Audit & Enterprise Risk, (2) Governance & Nominating, (3) Human Resources & Compensation, (4) Investment and (5) Executive.
Each of our committees operates pursuant to a written charter (available on our website at www.CNOinc.com in the “Investors—Governance” section) that sets forth each committee’s duties and responsibilities in detail. Each year, in accordance with its charter, the Governance Committee recommends to the Board the directors who will serve as members of the committees and the individuals to be designated as committee chairs. The Board then considers the Governance Committee’s recommendations in determining committee membership and committee chair appointments.
AUDIT & ENTERPRISE RISK COMMITTEE(1)

Committee Members	Key Responsibilities

All Independent
»Oversees the integrity of the Company’s financial statements, public disclosures, financial reporting process and internal controls.
»Appoints, retains and oversees the independent registered public accounting firm (also referred to as the “independent auditor”), including the review and approval of the audit plan and all audit and non-audit fees and services and independence.
»Reviews and discusses with management and the independent auditor the Company’s annual audited and quarterly unaudited financial statements and earnings releases.
»Oversees the performance, effectiveness and structure of the Company's internal audit function.
»Reviews and monitors the Company’s compliance with legal and regulatory requirements and the Company’s Code of Conduct.
»Oversees the Company’s policies, processes and internal controls for enterprise risk management, including cybersecurity and other technology-related topics and risks.
Additional information regarding the Audit Committee, including the factors considered by the Audit Committee in the appointment of the independent auditor and selection of the lead engagement partner, can be found beginning on page 80.

Chetlur S. Ragavan, Chair
Linda T. Gibson
Adrianne B. Lee
Steven E. Shebik
Jessica A. Turner

Key Skills & Experience •Finance or Accounting •Legal or Risk Management •Information Security and Technology •Industry Experience
(1)Based on their respective experience, the Board has determined that Mses. Gibson and Lee and Messrs. Ragavan and Shebik each qualify as an “audit committee financial expert,” as defined by SEC rules promulgated under the Sarbanes-Oxley Act. Mr. Ragavan also holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University. All Audit Committee members satisfy the financial literacy qualifications of the NYSE listing standards.

CNO Financial Group, Inc. 2026 Proxy Statement	21

GOVERNANCE & NOMINATING COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Develops, maintains and reviews the Company’s corporate governance policies, including the Company’s Corporate Governance Guidelines and Code of Conduct.
»Identifies, evaluates, recruits and recommends director nominees and considers and makes other recommendations regarding the appropriate Board size, function and membership.
»Recommends committee membership and leadership.
»Monitors and recommends the functions of Board committees and new or amended policies to enhance Board effectiveness.
»Oversees Board, Board Chair and committee performance evaluations.
»Recommends non-employee director compensation.
»Reviews and makes determinations under the Company’s related person transaction policy, and considers questions of possible conflicts of interest involving Board members, senior officers and key employees.
»Oversees the Company’s sustainability strategy and reporting, including policies and practices regarding public policy advocacy and political activities and contributions.
For additional information on the Governance Committee’s practices, see pages 10–14 and page 33.

David B. Foss, Chair
Archie M. Brown
Adrianne B. Lee
Jessica A. Turner

Key Skills & Experience •Governance •Legal or Risk Management •Corporate Affairs
HUMAN RESOURCES & COMPENSATION COMMITTEE

Committee Members	Key Responsibilities

All Independent
»Reviews, modifies and approves the Company’s executive compensation philosophy, design and strategy.
»Evaluates the performance of the CEO, incorporating all independent directors’ input, and recommends CEO compensation to the independent members of the Board.
»In conjunction with the CEO, reviews and approves the structure for and corporate goals and objectives relevant to the compensation of the Company’s other executive officers.
»Reviews and oversees the Company’s compensation policies and practices, including the Company’s clawback policy, and assesses whether the same are reasonably likely to encourage adverse risk taking.
»Serves as administrator of the Company’s executive compensation plans and may delegate administration of such plans.
»Oversees the Company’s human capital management practices, including development and succession.
For additional information on the HRCC’s practices, see “Compensation Discussion and Analysis” beginning on page 39.

Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss

Key Skills & Experience •Public Company Operating Leadership •Corporate Affairs •Governance

22	CNO Financial Group, Inc. 2026 Proxy Statement

INVESTMENT COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Reviews investment strategies, asset allocation, policies, programs and tolerances of the Company and its subsidiaries.
»Reviews the investment performance of the portfolios compared to benchmarks and the appropriateness of the benchmarks used in assessing relative investment performance.
»Reviews the investment-related aspects of the asset-liability management practices of the Company and its subsidiaries.
»Reviews the Company’s derivatives use plans and the hedging strategies, risks and activities of the Company and its subsidiaries.
»Reviews and approves the Company’s investment guidelines and that funds are invested in accordance with the investment guidelines.
»Participates in the selection and periodic review of the Company’s chief investment officer and provides investment-related compensation input to the Human Resources & Compensation Committee.

Steven E. Shebik, Chair
Gary C. Bhojwani
Linda T. Gibson
Mary R. (Nina) Henderson
Chetlur S. Ragavan

Key Skills & Experience •Investments •Risk Management •Industry Experience
EXECUTIVE COMMITTEE

Committee Members	Key Responsibilities

Majority Independent
»Assists the Board in handling matters that, in the opinion of the Board Chair, are not advisable to postpone until the next scheduled meeting of the Board.
»Subject to the requirements of applicable law and the Company’s Certificate of Incorporation and Bylaws, exercises the authority of the Board, to the extent determined necessary or appropriate by the Executive Committee, in the management of the business and affairs of the Company during the intervals between Board meetings.

Daniel R. Maurer, Chair
Gary C. Bhojwani
Steven E. Shebik

Key Skills & Experience •Public Company Operating Leadership •Industry Experience •Corporate Affairs

CNO Financial Group, Inc. 2026 Proxy Statement	23

Director Compensation
In general, the Governance Committee reviews the continued competitiveness and appropriateness of our non-employee director compensation every other year and makes director compensation recommendations to the Board. In carrying out its duties, the Governance Committee undertakes a study of non-employee director compensation and considers whether the compensation design is fair and reasonable in light of the demands and obligations placed upon directors, aligns with director compensation practices of our peers and supports our ability to attract and retain highly qualified directors.
The Governance Committee reviewed our non-employee director compensation in May 2025. As one element of that review, the Governance Committee considered data provided by the Board’s independent compensation consultant, Willis Towers Watson (“WTW”), including comparing our non-employee director compensation to that of the Comparator Peer Companies identified on page 45. Following its review, the Governance Committee recommended to the Board that the annual Board service retainer for each of our non-employee directors be increased from $250,000 to $270,000, with approximately 40% payable in cash and 60% payable in equity. The Board approved such retainer increase effective May 8, 2025. All other non-employee director compensation was unchanged.
Key Features of Director Compensation
The design of the Company’s non-employee director compensation is intended to:
»Appropriately value the significant time commitment required of our directors to prepare for and attend meetings of the Board and its committees and to actively engage with directors and management outside of the formal meeting cycle;
»Emphasize long-term alignment of director interests with shareholders; and
»Attract and retain highly qualified directors.

What We Do
Our Emphasis on Equity Compensation for Our Board
»Includes a significant percentage of compensation in the form of equity-based awards.
»Seeks to align director compensation with the Company’s pay-for-performance philosophy.
Robust Equity Ownership Requirements
»Each director has five years from the date of his or her initial election to own shares of common stock with a value of at least five times his or her annual base cash compensation. As of the date of this Proxy Statement, each director who has served on the Board for at least five years met these stock ownership guidelines, and each director who has served for less than five years either has already met or is on track to meet these guidelines.
What We Don’t Do
»We do not permit directors to hedge, pledge or engage in derivative transactions in CNO stock.
»We do not pay additional compensation to CNO’s CEO for service as a director.
»We do not pay meeting fees to directors.
»We do not offer a retirement program for our non-employee directors.
Director Base Compensation

24	CNO Financial Group, Inc. 2026 Proxy Statement

The components of the Company’s non-employee director compensation program, reflecting the changes approved by the Board in May 2025, are summarized in the table below.

Non-Employee Director Compensation Program
Components	Annual Compensation(1)	Form of Payment
Board Service Retainer(2)	$270,000	$105,000 cash; annual equity award valued at approximately $165,000
Committee Chair Retainer	$20,000–$45,000(3)	Cash
Committee Member Retainer	$10,000–$15,000(4)	Cash
Board Chair Retainer(5)	$190,000	$76,000 cash; annual equity award valued at approximately $114,000
(1)In addition to the amounts set forth in this table, directors are reimbursed for out-of-pocket expenses incurred in connection with their responsibilities as Board members.
(2)Each non-employee director receives an annual Board Service Retainer for service as a member of the Board, which is in addition to any Board Chair, Committee Chair and Committee Member Retainers the director receives for chairing or serving as a member of a committee, as applicable.
(3)Audit Committee, $45,000; HRCC, $40,000; Governance Committee, $20,000; and Investment Committee, $20,000. Committee Chair Retainers are received in lieu of Committee Member Retainers, meaning that Committee Chairs do not receive any Committee Member Retainer for service on that committee.
(4)Audit Committee, $15,000; HRCC, $10,000; Governance Committee, $10,000; and Investment Committee, $10,000. Members of the Executive Committee do not receive any additional compensation for service on that committee.
(5)The Board Chair Retainer is in addition to the Board Service Retainer. The Board Chair is an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.

CNO Financial Group, Inc. 2026 Proxy Statement	25

2025 Non-Employee Director Compensation
The compensation earned by, paid or awarded to the Company’s non-employee directors in 2025 is summarized in the following table.

2025 Director Compensation
Name	Fees Paid in Cash(1)	Stock Awards(2)	Total
Archie M. Brown(3)	$124,492	$165,007	$289,499
David B. Foss(4)	134,492	165,007	299,499
Linda T. Gibson(5)	—	—	—
Mary R. (Nina) Henderson(6)	154,492	165,007	319,499
Adrianne B. Lee(7)	129,492	165,007	294,499
Daniel R. Maurer(8)	180,492	279,019	459,511
Chetlur S. Ragavan(9)	159,492	165,007	324,499
Steven E. Shebik(10)	139,492	165,007	304,499
Jessica A. Turner(11)	129,492	165,007	294,499
(1)This column represents the amount of cash compensation paid in 2025 for Board and committee service. Several directors have elected to defer receipt of their director fees pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(2)The amounts in this column are computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) and represent the aggregate grant date fair value of the restricted stock units (“RSUs”) granted to our non-employee directors in 2025. On May 8, 2025, Mr. Maurer received an award of 7,403 RSUs, and each of the other directors (other than Ms. Gibson, who joined the Board on January 15, 2026) received an award of 4,378 RSUs. These RSUs vested immediately upon grant. Each RSU entitles the director to receive one share of common stock. As described on page 84, several directors have elected to defer receipt of the common stock issuable upon settlement of the RSUs pursuant to the Company’s Board of Directors Deferred Compensation Plan.
(3)In addition to the base compensation paid to all non-employee directors, Mr. Brown received cash fees of (i) $10,000 for serving as a member of the Governance Committee and (ii) $10,000 for serving as a member of the HRCC.
(4)In addition to the base compensation paid to all non-employee directors, Mr. Foss received cash fees of (i) $20,000 for chairing the Governance Committee and (ii) $10,000 for serving as a member of the HRCC.
(5)Ms. Gibson joined the Board on January 15, 2026 and therefore did not receive any director compensation in 2025.
(6)In addition to the base compensation paid to all non-employee directors, Ms. Henderson received cash fees of (i) $40,000 for chairing the HRCC and (ii) $10,000 for serving as a member of the Investment Committee.
(7)In addition to the base compensation paid to all non-employee directors, Ms. Lee received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $10,000 for serving as a member of the Governance Committee.
(8)Mr. Maurer received no compensation other than the Board Service and Board Chair Retainers set forth above. Mr. Maurer serves as Chair of the Executive Committee, for which he receives no additional compensation. As Board Chair, Mr. Maurer is also an ex officio member of each Board committee (other than the Executive Committee) and receives no additional committee-related compensation.
(9)In addition to the base compensation paid to all non-employee directors, Mr. Ragavan received cash fees of (i) $45,000 for chairing the Audit Committee and (ii) $10,000 for serving as a member of the Investment Committee.
(10)In addition to the base compensation paid to all non-employee directors, Mr. Shebik received cash fees of (i) $20,000 for chairing the Investment Committee and (ii) $15,000 for serving as a member of the Audit Committee. He also served as a member of the Executive Committee, for which he received no additional compensation.
(11)In addition to the base compensation paid to all non-employee directors, Ms. Turner received cash fees of (i) $15,000 for serving as a member of the Audit Committee and (ii) $10,000 for serving as a member of the Governance Committee.

26	CNO Financial Group, Inc. 2026 Proxy Statement

Board Leadership Structure
Duties of Our Independent Board Chair

Sets and approves agenda for Board meetings.	Focuses on Board effectiveness and engagement.	Leads general and executive sessions of the Board.	Serves as a liaison between independent directors and management.

CNO’s Board Chair, Mr. Maurer, is an independent director who was elected to the Board in May 2015 and has served as Board Chair since May 2018.
Our Board leadership structure consists of an independent Board Chair, the CEO and independent Board committee chairs. The positions of Board Chair and CEO are held by different persons.
The Board Chair is selected annually by the Board. Pursuant to its charter, the Governance Committee recommends to the Board the director who will serve as Board Chair, and the Board considers such recommendation when determining the Board Chair.
The duties and responsibilities of the independent Board Chair include the following:
»Presides at all meetings of the Board and shareholders;
»Presides during regularly held executive sessions with only the independent directors;
»Encourages and facilitates active participation of all directors in meetings and fulfillment of other Board responsibilities;
»In consultation with the CEO and other members of the Board, develops the calendar of, and agendas for, Board meetings;
»In consultation with the CEO, determines the topics for Board discussion and the materials that will be provided to the Board in advance of each meeting;
»Consults with the Governance Committee to develop and oversee the performance of evaluations of the Board, committees and committee chairs;
»Engages with shareholders as appropriate, including leading scheduled outreach discussions among shareholders, management and other Board members;
»Receives, through the Corporate Secretary, communications from shareholders who seek to communicate with the Board; and
»Performs other appropriate duties as requested by the Board.

CNO Financial Group, Inc. 2026 Proxy Statement	27

Board Meetings and Attendance
Commitment of Our Directors
Our Board and its committees met frequently in 2025.

2025 Meetings
Board of Directors	8
Audit & Enterprise Risk Committee	14
Governance & Nominating Committee	6
Human Resources & Compensation Committee	7
Investment Committee	4
Executive Committee	—

»During 2025, the Board met on eight occasions and its committees met 31 times in the aggregate. In 2025, the Board continued the hybrid forum, with some Board and committee meetings conducted in person and others virtually.
»In between formal Board and committee meetings, members of the Board and management communicated frequently.
»Each director attended approximately 95% or more of the aggregate meetings of the Board and respective committees on which he or she served.
»The independent directors routinely meet in executive session without the CEO or any other member of management. The Board Chair presides over executive sessions of the Board. Committee Chairs preside over the executive sessions of their respective committees.
»All directors are expected to attend annual meetings of shareholders. All directors attended the Annual Meeting of Shareholders held in 2025, which was held virtually.

39 Board and Committee Meetings

Director Independence
The Board determines the independence of directors on an annual basis, based on a questionnaire completed by each director that is analyzed against Company standards, applicable SEC rules and regulations and NYSE listing standards. Although the Board has not adopted categorical standards of materiality for independence purposes, and as set forth in our Corporate Governance Guidelines, no director is considered independent unless the Board has determined that he or she has no “material connection with the Company.” “Material connection with the Company” includes a standard or relationship (personal, financial or otherwise, and either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that would impact a director’s ability to exercise independent judgment.
The Board has determined that, other than our CEO, Mr. Bhojwani, all current directors and director nominees are independent. The Board is of the view that having an independent Chair and a Board comprised of independent directors, in addition to the CEO, best serves the interests of the Company and its shareholders.

28	CNO Financial Group, Inc. 2026 Proxy Statement

Board’s Role in Risk Oversight
Risk management is integral to our business and embedded deeply within our culture. The Board is responsible for overseeing the Company’s risk profile and management’s processes for managing risk. The oversight of certain risks, including those relating to the Company’s capital structure and capital management, is performed by the full Board. The Board’s oversight of risk also includes frequent discussion of our strategy, approving annual business and strategic plans, and approving significant transactions. In addition, the Board receives regular reports on the Company’s business and financial results, as well as targeted presentations on various risks.
Certain risk areas, and management’s strategies and processes for managing those risks, are first examined in the respective committee(s) that are responsible for the subject matter of the risk. The chart below shows the primary areas of each committee’s risk oversight. Each committee regularly reports to the full Board on risk areas within its purview. In addition, management regularly reports both to committees, and to the full Board, on various risks.

Board of Directors

Overall Risk Management
Capital structure • Capital management • Strategic and competitive • Financial • Brand and reputation • Operational
Legal and regulatory • Insurance • Investment • Succession planning • Transactions • Sustainability

Primary Committee Oversight

Human Resources & Compensation »Executive compensation »Equity-based incentive plans »Human capital management »Leadership succession planning »Talent »Compensation-related regulations
Audit &
Enterprise Risk
»Financial reporting and internal controls
»Independent auditors
»Compliance requirements
»Internal audit
»Enterprise risk management, including:
•Strategic risk
•Financial risk
•Insurance risk
•Legal & regulatory risk
•Operational risks, including technology, cybersecurity and climate

Governance &
 Nominating
»Governance structure and controls
»Governance-related legal and regulatory compliance
»Corporate sustainability
»Board succession planning
»Board, Committee and Chair evaluations
»Code of Conduct
»Corporate Governance Guidelines
»Director independence
»Public policy advocacy and political activities

Investment
»Investment strategies, policies, programs and tolerances
»Investment allocation
»Asset and liability management
»Liquidity
»Investment performance
»Responsible investing
»Derivatives use and hedging

Management
To learn more about the risks facing the Company, please review the factors included in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by subsequent filings by the Company with the SEC.

CNO Financial Group, Inc. 2026 Proxy Statement	29

Strategy and Business Oversight
Our Board oversees the development and implementation of our strategic and business plans. Our Board reviews and approves our annual business plan and receives updates on our progress at least quarterly. Target values for executive incentive compensation are set equal to the Company’s business plan, reinforcing the framework for accountability to the plan and in alignment with our pay-for-performance culture. See the “Compensation Discussion and Analysis” beginning on page 39 for more information on our incentive compensation programs.
In addition, our Board engages with management during a long-term strategy meeting held each year. During the annual strategy meeting, our directors provide valuable input on various topics important to the Company’s strategy and receive external perspectives from outside speakers. This format fosters a year-round culture of strategic dialogue and accountability.
In addition to this formal oversight, directors also have opportunities to assess our culture and associate sentiment through meetings and other interactions with members of management and other associates.
Management Succession Planning Oversight
Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. The Board, in coordination with the HRCC, annually reviews the capabilities, experiences and development plans of our key senior leaders who are considered potential successors to more senior leadership or executive roles, including the CEO position. Working with our Human Resources department, our senior leaders also develop succession and talent development plans for their potential successors.
Throughout the year, directors engage with key senior leaders during Board meetings and informal events. This provides directors an opportunity to gain insights into these individuals and deepen their awareness of the overall talent pool.
Enterprise Risk Management Oversight
Open communication with management is an important element of the Board’s risk management and oversight. The Board and its committees regularly meet with senior management to review material risks, including the matters identified above. The Audit Committee of the Board oversees management’s processes for managing enterprise risk. CNO’s Chief Risk Officer is responsible for the oversight of enterprise risk management (“ERM”) activities. CNO’s ERM Committee provides management-level oversight of the ERM function, which is responsible for developing and maintaining a risk management framework to assess, manage and mitigate evolving risks. The ERM framework includes a formalized process for assessing the evolving risk profile of the enterprise, as well as quarterly reviews of our key risks to ensure the organization is operating within its stated risk appetite. The Board and its committees receive regular reports on the ERM process from the Chief Risk Officer. The Board and its committees also receive regular reports on legal, regulatory and compliance matters from our General Counsel and members of the Legal Department.
Cybersecurity and Technology Risk Oversight
Our cybersecurity approach comprises a holistic strategy that includes comprehensive security policies and standards, a robust security awareness and education program, and the implementation of advanced and layered defenses, which is integrated into our overall risk management processes. Our cybersecurity program is aligned with generally accepted principles and practices for securing information systems and data. The program is designed to comply with applicable laws and regulations and is based on many industry best practices. For instance, our cybersecurity program, policies and controls align to those of the National Institute of Standards and Technology’s Cybersecurity Framework.
We have established and continue to enhance our procedures for identifying cybersecurity risks and implementing defenses to mitigate these risks. We devote significant resources to maintaining and regularly updating our systems and processes to protect the security of our computer systems, software, networks and other technology assets against unauthorized parties attempting to access confidential information, destroy data, disrupt or degrade service, sabotage systems or cause other damage. Our cyber incident response plan provides procedures and controls for timely and accurate reporting of any material cybersecurity incident, and each associate is educated, trained and tested on cybersecurity to help be our first line of defense.

30	CNO Financial Group, Inc. 2026 Proxy Statement

We recognize that security is an enterprise concern and requires stakeholders from across the enterprise to understand and manage this risk. Our security management structure reflects a centralized security program that coordinates security functions across the enterprise. Our Chief Information Security Officer (“CISO”), who oversees the Cybersecurity Services Team, reports directly to our Chief Information Officer and is responsible for the overall strategy and function of the cybersecurity program. We also have a cybersecurity steering committee that takes an active role in setting strategic direction for cybersecurity initiatives and provides oversight and guidance for overall information security risk management. The CISO provides regular reports on our cybersecurity program and potential risks to the Audit Committee.
The Company’s ERM function and a cross-functional management committee administers our artificial intelligence (“AI”) risk and governance program, which is focused on responsible and compliant use of AI systems while supporting innovation and adoption. We safeguard the use of AI by implementing ethical guidelines, monitoring compliance with applicable laws and regulations, ensuring data privacy and establishing a robust governance and oversight program to guide and review AI practices. The Audit Committee receives periodic reports on our AI-related governance, risk assessment and regulatory compliance matters.
Our Audit Committee is also updated regularly on other technology-related topics and risks, such as our information technology strategy and road map, data strategy and governance. The Audit Committee regularly briefs the full Board on its meetings. One Audit Committee member holds the CERT Certification in Cybersecurity Oversight from Carnegie Mellon University, and a second member has significant work experience related to technology.
For more information on our cybersecurity risk management, strategy and governance, see “Item 1C. Cybersecurity” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

CNO Financial Group, Inc. 2026 Proxy Statement	31

Relationship of Compensation
Policies and Practices to Risk Management

How Do We Manage Risk Related to Our Compensation Programs?
The HRCC reviews risks related to CNO’s compensation policies and practices for all employees, including our executive officers. The risks arising from such compensation policies and practices were found not reasonably likely to have a material adverse effect on the Company.

Multiple Performance Measures
•Mostly financial and quantitative in nature.
•Designed to hold associates accountable for sustained improvement in core operating performance of the Company.
•Minimizes potential for any single indicator to have undue influence.

Fixed and Variable Components
•Variable capped at no more than two-times target, mitigating risk of excessive rewards for temporary and unsustainable results.
•Officer’s equity-based compensation aligns their interests with those of shareholders.

Multiple-Year Vesting	•Serves as a retention tool. •Encourages decisions based on long-term results rather than temporary stock price increases.

Executives Subject to Stock Ownership Guidelines
•Requires compliance with baseline stock ownership guidelines for duration of employment.
•Encourages executives to focus on sustaining long-term performance rather than maximizing performance in any one year.
•Aligns executives’ interests with those of shareholders.

Strong Clawback Provisions
•Clawback policy provides right to recapture incentive compensation from our executive officers in the event of an accounting restatement or other detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company.
•Our Annual Cash Incentive/P4P and LTI Plans contain additional clawback provisions. See page 63 for more information.

32	CNO Financial Group, Inc. 2026 Proxy Statement

Other Governance Matters
Approval of Related Person Transactions
The Board approved the Company’s written policy that sets forth the principles concerning related person transactions and agreements with a Related Person. “Related Person” is defined as a director, director nominee, executive officer, shareholder owning more than five percent of the Company’s stock, or an immediate family member of any of the foregoing. Under the policy, the Governance Committee (or other designated committee comprised exclusively of independent directors) must approve any related person transaction that meets the threshold for disclosure in the Proxy Statement under applicable SEC rules and regulations (a “Related Person Transaction”), which generally apply to transactions involving amounts exceeding $120,000 in which a Related Person has a direct or indirect material interest.
A Related Person is required to report, in a timely manner, either to the Board Chair or the Governance Committee Chair, any proposed transaction or agreement that could be considered a Related Person Transaction. The two chairs then jointly determine if the proposed transaction or agreement should be considered by the Governance Committee as a Related Person Transaction, including whether any director should be recused from participating in that consideration because of conflict of interest. In considering whether to approve a Related Person Transaction, the Governance Committee will consider all relevant factors, including the business reasons for and material terms of the transaction or agreement, available alternatives on comparable terms transacted on an arms-length basis, whether the transaction or agreement would impair the Related Person’s independence (if applicable), actual or apparent conflicts of interest and the overall fairness of the transaction or agreement to the Company.
The Governance Committee will consider the proposed transaction or agreement in a timely manner, taking into account the facts and circumstances enumerated above. If such proposed transaction or agreement is not approved in advance, the Governance Committee will take action as soon as practicable after becoming aware of the transaction or agreement to ensure compliance with the policy.
Various Company policies and procedures, including the Code of Conduct and the annual questionnaires that are completed by all Company directors, officers and associates, require timely disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC rules and regulations. Any Related Person transactions or agreements that are identified under these additional policies and procedures will be considered under the process described above.
In 2024 and 2025, the Governance Committee approved the following transactions on arms-length terms with affiliates of BlackRock, Inc., which owns more than five percent of the Company’s common stock: (i) investment management agreements with CNO subsidiaries with respect to up to $500 million of investments in the aggregate; and (ii) commitments by CNO and/or its subsidiaries in BlackRock-managed funds, in an amount up to $200 million in the aggregate. In 2025, we paid approximately $450,000 in management fees related to these BlackRock-managed investments. There were no other such transactions or agreements involving the Company and a Related Person in 2025 or to date in 2026.
Code of Conduct
We have adopted a Code of Conduct that applies to all directors, officers and associates regarding their obligations in the conduct of the Company’s affairs. A copy of our current Code of Conduct is available on our website at www.CNOinc.com in the “Investors—Governance” section. Within the time period specified, and to the extent required by the SEC and the NYSE, we will post on our website any amendment to our Code of Conduct and any waiver applicable to our executives. No such waivers have been requested or granted in 2025 or to date in 2026.
Corporate Governance Guidelines
CNO is committed to best practices in corporate governance. The Board, upon the recommendation of the Governance Committee, has adopted a set of Corporate Governance Guidelines, which include director responsibilities, independence, selection and review. These guidelines are periodically reviewed and updated by the Governance Committee and the Board to reflect the Board’s view of current best practices. A copy of the CNO Corporate Governance Guidelines is available on our website at www.CNOinc.com in the “Investors—Governance” section.

CNO Financial Group, Inc. 2026 Proxy Statement	33

Communications with Directors
Shareholders may contact any member (or all members) of the Board by mail. To communicate with the Board or any group or committee of directors, written correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such written correspondence should be sent in care of the CNO Corporate Secretary to CNO Financial Group, Inc., 11299 Illinois Street, Suite 200, Carmel, Indiana 46032. The Corporate Secretary will forward any communications to the specified director or directors. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the Corporate Secretary to the Audit Committee Chair.
Compensation Committee Interlocks and Insider Participation
Ms. Henderson, Mr. Brown and Mr. Foss served on the HRCC throughout 2025. None of the members of the HRCC during 2025 is or has been an officer or associate of the Company. None of our executive officers serves, or served during 2025, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or the HRCC.
Copies of Corporate Documents
In addition to being available on our website at www.CNOinc.com in the “Investors—Governance” section, we will provide to any person, without charge, a printed copy of our committee charters, Code of Conduct and Corporate Governance Guidelines upon request being made to CNO Investor Relations by mail to 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone at (317) 817-2893; or by email to ir@CNOinc.com.

34	CNO Financial Group, Inc. 2026 Proxy Statement

2025 Shareholder Outreach

Our investors’ feedback is important to us. Throughout 2025, senior management invited shareholders representing over 60% of our outstanding shares and connected with shareholders representing over 35% of our outstanding shares (in both cases, outstanding shares as of December 31, 2025) to engage on matters of business strategy and performance, corporate governance, executive compensation and sustainability. Board members were invited to join when corporate governance or executive compensation topics were included on the agenda.
Outreach efforts were accomplished through non-deal roadshows, individual calls, investor briefings and attendance at analyst and industry conferences. We have an active Investor Relations team that is focused on engaging with investors and coordinating discussions with senior management on relevant business and industry topics. We regularly receive positive feedback from investors and other stakeholders regarding our outreach practices.
In discussions that included our Board members, participating shareholder representatives indicated that they valued the opportunity to engage, particularly with the Board, and appreciated our proactive outreach and willingness to consider their perspectives. In response to our request for feedback, they spoke favorably about our governance practices and approach and shared helpful perspectives on various aspects of our programs and disclosures.
We continue to view our shareholder engagement process as highly valuable and intend to continue seeking and considering such input on an ongoing basis.
Sustainability

Sustainability at CNO is aligned to our purpose and overall business strategy. We have remained consistent in our focus and approach: delivering on our promises and doing what’s right for the people we serve. Our products help millions of middle-income Americans gain access to financial protection to help them build a more secure future. Our long-term success is tied to the well-being of our customers, associates, agents and communities and the way we conduct business.
CNO is pleased to be positioned in the top quartile of our domestic industry peers based on our sustainability ratings. These results affirm the strength of our people-focused values, disciplined governance and long-term focus on responsible investment practices.
We publish a Corporate Social Responsibility Report (“CSR Report”) that may be found on our website at www.CNOinc.com in the “Investors—Corporate Responsibility—Sustainability” section, along with other sustainability materials. Our CSR Reports and other sustainability materials are not incorporated by reference into this Proxy Statement or considered to be part of this document.

CNO Financial Group, Inc. 2026 Proxy Statement	35

Human Capital Management

The Human Resources & Compensation Committee of our Board actively engages in the oversight of the development, implementation and effectiveness of our human capital management practices and receives regular updates from management on progress and developments.
As of December 31, 2025, we employed approximately 3,300 full-time associates, nearly all of whom are located in the United States. CNO associates are among our most important resources. They are critical to achieving our mission to secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders. We rely on our associates to develop products, advise clients, service customers and support the efficient running of the organization. Therefore, we focus significant attention on attracting and retaining talented, experienced individuals to serve our customers and manage and support our operations.
Our commitment to our associates is demonstrated through several areas of focus, including those discussed below. Our efforts have been recognized through numerous awards, including America’s Best Insurance Companies by Forbes, America’s Most Responsible Companies by Newsweek and the Business Group on Health Best Employers: Excellence in Health & Well-Being Award, a collective reflection of the support that we receive from our associates, customers and communities in which we live, work and serve.
Associate Development and Engagement
CNO provides a supportive environment designed to encourage all associates to pursue their professional goals and career objectives through one-to-one coaching, mentoring, continuing education, professional education and training. We also regularly collect associate feedback through surveys to better learn and understand associates’ needs, priorities and issues of concern.
Compensation
At CNO, we strive for a culture of exceptional performance. We believe in developing associates through a challenging work environment coupled with extensive support and training. We are committed to fair pay practices and pay equity. To support pay transparency, we provide education to associates on how pay decisions are made, and we share competitive market ranges for roles across the enterprise. Our compensation philosophy is focused on pay-for-performance. In 2025, we continued to offer annual cash incentives or sales incentive programs to all associates, reflecting our performance philosophy at all levels of the organization. We reward overall and individual performance that drives long-term success for the Company and our associates. Further information on our compensation program may be found in the “Compensation Discussion and Analysis” beginning on page 39.
Health and Well-Being
Supporting our associates’ overall well-being is at the center of how we engage our workforce. Our comprehensive associate benefits include medical, dental and vision insurance coverage, as well as an extensive well-being program. To promote healthcare affordability, we provide tiered premiums for CNO’s health plan that align with an associate’s salary level.
CNO’s award-winning well-being program encourages associates and their families to engage in healthy lifestyle choices. Our program integrates physical, mental and financial resources — providing access to onsite and virtual health clinics, free and unlimited mental health counseling, caregiver resources and support groups, free financial coaching, access to student loan resources, and more. Associates can earn incentives by engaging in CNO’s well-being program. All programs and resources are accessible on our well-being platform to help simplify navigation and improve engagement.
Paid time-off benefits are offered and designed to support a healthy work-life balance, encouraging associates to take time off for self-care and overall well-being. We also offer flexible work arrangements for the vast majority of our associates, which include working from home, working from the office or a mix of both options. We remain committed to delivering consistent service while providing workplace flexibility for our associates.

36	CNO Financial Group, Inc. 2026 Proxy Statement

Ethical Business Practices
CNO's Code of Conduct outlines our expectations surrounding key issues and business practices, including anti-money laundering, political activities and contributions, conflicts of interest, fraud prevention, data security, confidentiality, gift giving and fair competition. Our associates are required to be familiar with, and to act in accordance with, this code.
Our People-Focused Commitment
Doing what's right for our associates, agents, customers and communities is embedded in CNO's business operations and corporate values. We are passionate about creating a workplace environment that welcomes all associates, encourages them to bring their best selves to work and values the varied associate voices that represent the customers we serve. CNO believes this approach is a critical part of our culture to help us continue sustainable growth of our Company.
By putting people first, we believe that we can choose among the strongest talent to find the best qualified associates to best serve our customers. This workplace environment creates benefits that are shared by our associates, customers and, ultimately, our shareholders.
Community Involvement
CNO is committed to supporting community organizations that address the health and financial wellness of middle-income Americans and to providing ways for our associates to give back through our Team CNO volunteer program.

CNO Financial Group, Inc. 2026 Proxy Statement	37

Proposal 2

Approval, by non-binding advisory vote, of the executive compensation of the Company’s Named Executive Officers

The Board of Directors unanimously recommends that you vote FOR this proposal.

General
As required by Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are asking shareholders to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers as discussed under “Executive Compensation,” beginning on page 39, through the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved.”
While the results of the vote are non-binding and advisory in nature, the Board and the HRCC will carefully consider the results of this vote. Currently, a non-binding advisory vote on executive compensation occurs annually, and we anticipate that the next vote will be at the next Annual Meeting of Shareholders.
Our compensation programs are designed to attract, retain and motivate the executives who lead our Company. The HRCC has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Key features of our compensation programs are described in the “Compensation Discussion and Analysis” section that follows.
Required Vote
The affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the subject matter is required to approve, in a non-binding advisory vote, the compensation paid to our Named Executive Officers. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, then your broker will be unable to vote your shares on Proposal 2 and will report your shares as broker non-votes on Proposal 2. Broker non-votes will have no effect on the voting outcome of this proposal because broker non-votes are not counted in the voting results tabulation for this matter.

38	CNO Financial Group, Inc. 2026 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis describes the Company’s executive compensation design and its alignment with the Company’s pay-for-performance philosophy. It also provides the 2025 compensation decisions for the Named Executive Officers (the “NEOs”) made by our Human Resources & Compensation Committee (the “HRCC”) and the HRCC’s oversight of the Company’s overall compensation design, benefit programs and professional development for the broader associate population. Our NEOs for 2025 are:

Named Executive Officer	Title	With CNO Since	Years in Industry
Gary C. Bhojwani	Chief Executive Officer	2016	> 30
Paul H. McDonough	Chief Financial Officer	2019	> 25
Scott L. Goldberg	President, Consumer Division	2004	> 25
Eric R. Johnson	Chief Investment Officer	1997	> 30
Matthew J. Zimpfer	General Counsel	1998	> 30
2025 Compensation Design Highlights
CNO’s compensation design intentionally promotes the long-term success of the Company by aligning our associates’ focus on strategic priorities underpinned by a strong corporate culture that adheres to CNO’s values. Our associates and agents are core to our ability to fulfill our mission: To secure the future of middle-income America by providing insurance and financial services that help protect their health, income and retirement needs, while building enduring value for all our stakeholders.
The HRCC has designed a compensation program that pays for performance and aligns management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company. This philosophy also guides our compensation approach for our entire associate population.
The key objectives of the 2025 compensation program were to (i) continue to demonstrate a strong connection between pay and Company performance; (ii) balance execution of our near-term business plan with longer-term strategic priorities that require multi-year investments and execution; (iii) recognize the importance of prudent investments to the success of our business strategies; (iv) leverage CNO’s diverse and integrated distribution model to deliver growth by increasing market penetration of products and services to customers reinforcing the importance of serving our customers’ needs; (v) drive performance during periods of uncertainty created by external forces; (vi) retain and attract talent in a competitive job market; and (vii) ensure our associates are effectively resourced, appropriately rewarded for delivering results and offered opportunities for professional development.
CNO’s 2025 compensation design remains consistent with prior years. Our executive compensation program consists of three primary components: base salary, annual cash incentive compensation and long-term incentive compensation. Key 2025 decisions and actions regarding our NEO compensation are described below.
»Base salary:
•Comprised the smallest percentage of total compensation and was the only fixed component of executive compensation.
•Four of the NEOs received a merit increase or market adjustment in 2025, as described in more detail below.
•Over 96% of CNO’s 2025 merit pool funded salary increases for our associates who are not executive officers.

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»Annual Cash Incentive/Pay-for-Performance (“P4P”) Plan (the “Annual Cash Incentive/P4P Plan”):
•Rewarded our associates, including our executive officers, for achieving targeted financial and operational results that delivered shareholder and broader stakeholder value.
•Utilized performance indicators that emphasize corporate financial metrics and investment metrics aligned to our annual strategic goals.
•Maintained a mix of quantitative (80%) and qualitative (20%) performance metrics.
•Continued to set target financial performance equal to the Company’s annual business plan; maintained performance ranges and symmetry of threshold and maximum to target. No retrospective changes to the performance metrics or targets were made.
•Three of the NEOs received market adjustments to their target payout amounts, as described in more detail below.
»Long-Term Incentive (“LTI”) Plan (“LTI Plan”):
•Aligned our management’s interests to those of our shareholders and focused on long-term shareholder value creation while incentivizing and retaining executive talent.
•Maintained emphasis on our performance shares (“P-shares”) while balancing the retentive qualities of restricted stock units (“RSUs”), using an LTI award mix of 55% P-shares and 45% RSUs.
•Maintained three-year relative total shareholder return (“TSR”) modifier and three-year cliff vesting on one-year P-share metrics of 50% operating return on equity (“Operating ROE”) and 50% operating earnings per share (“Operating EPS”).
•Continued to set target financial performance equal to the Company’s annual business plan; maintained performance ranges and symmetry of threshold and maximum to target. No retrospective changes to the performance metrics or targets were made.
Additional detail on our Annual Cash Incentive/P4P Plan can be found beginning on page 49 and additional detail on our LTI Plan can be found beginning on page 55.
With these design features, we maintained our strong pay-for-performance philosophy, with the highest proportion of executive officers’ compensation “at risk.” The following charts show each element of 2025 target NEO compensation, including the mix of short- and long-term incentives as well as the amount of “at-risk” performance-based pay for the CEO and for the other NEOs:

CEO Pay-at-Risk	Other NEO Pay-at-Risk

Additional information on the target level of 2025 total annual cash and total direct compensation for each NEO can be found on page 48.

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2025 Compensation Results Highlights
2025 was one of our best operating performances on record, extending a multi-year trend of strong results and sales records in both our Consumer and Worksite Divisions. We continued to grow and invest in the franchise while delivering strong earnings and profitability. Our financial health remained strong, reflecting growth in the business, improved investment returns, strong insurance product margins and disciplined expense and capital management. Additional information on our 2025 financial performance can be found on pages 2–5.

Our 2025 financial results demonstrated strong execution of our business plan, resulting in:
»Annual Cash Incentive/P4P Plan: (i) payouts to our NEOs of 123%–146% of target and (ii) an aggregate payout of 123% of target, or $38 million, 77% of which was paid to our associates who are not executive officers.
»2025−2027 P-shares: (i) achievement of 114.4% of the 2025 Operating ROE metric and (ii) achievement of 111.8% of the 2025 Operating EPS metric, in each case, prior to applying the relative TSR modifier over 2025−2027 (which will not be determinable until after year-end 2027).
The 2023−2025 P-shares paid out based on achievement of: (i) 115.8% of the 2023 Operating ROE metric and (ii) 112.9% of the 2023 Operating EPS metric, in each case, after applying the +25% relative TSR modifier. CNO’s TSR outperformed the peer group over 2023−2025, ranking in the 90th percentile. Additional information on the 2023−2025 P-share results can be found on pages 59–61.
Additional information on the compensation paid to each NEO for 2025 can be found on page 65.

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Key Practices in Corporate Governance
and Executive Compensation
The HRCC strives to maintain best practices in corporate governance and executive compensation.

What We Do

Pay for Performance: The vast majority of NEO target total compensation is tied to Company-wide, business segment or individual performance or a combination thereof and therefore is considered to be “pay-at-risk.” Our compensation design balances execution of our near-term business plan with longer-term strategic priorities that require multi-year investments and execution.

Balanced View on Performance: We take a balanced approach to measuring our performance by employing (i) relative and absolute and (ii) quantitative and qualitative performance metrics in our compensation design.

Stock Ownership Guidelines: To align our executive officers with shareholder interests, our CEO and each executive officer who reports to our CEO (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the other executive officers are required to maintain ownership equal to three times their respective base salaries. As of December 31, 2025, all NEOs have met these guidelines. See pages 63 and 83 for more information.

Double-Trigger Change in Control: Severance and accelerated vesting of equity awards are triggered in connection with a change in control of the Company only by a qualified termination of employment within six months in anticipation of, or within two years following, a change in control event. See pages 73–76 for more information.

Strong Clawback Rights: Our incentive compensation is subject to strong clawback rights. Our Clawback Policy provides rights to recapture incentive compensation from our executive officers in the event of an accounting restatement or detrimental conduct that has caused, or is likely to cause, material financial, operational or reputational harm to the Company. Our Annual Cash Incentive/P4P and LTI Plans contain additional clawback provisions. See pages 63–64 for more information.

Independent Executive Compensation Consultant: WTW has served as the HRCC’s independent executive compensation consultant since 2019. See page 45 for more information.

Ongoing Succession Planning: Throughout the year, the HRCC regularly engages in in-depth discussions regarding executive succession planning and talent development. Succession planning is reviewed by the entire Board at least annually. See page 30 for more information.

Strive to Understand Our Shareholders’ Views: Our shareholder outreach program focuses on business strategy and performance, corporate governance, executive compensation and sustainability. We consider our shareholders’ input when designing our executive compensation program. See page 35 for more information.

Proxy Access: Our Bylaws provide shareholders with proxy access rights for Board member nominations. See page 85 for more information.

Sustainability: Our long-term success is tied to the well-being of our customers, associates, agents and communities and the way we conduct business. In 2025, we maintained sustainability metrics in our Annual Cash Incentive/P4P Plan.

Contractual Protections: Every executive officer is subject to non-solicitation and confidentiality agreements that extend one year beyond termination of employment. In addition, our CEO and Division Presidents are subject to non-competition agreements that extend one year beyond termination of employment. Additional information on these protections may be found on pages 62–63.

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What We Do Not Do

No Supplemental Executive Retirement Plans (“SERPs”): We do not offer SERPs to our current executive officers other than the Company’s nonqualified deferred compensation plan (“Deferred Compensation Plan”).

No Excise Tax Gross-Up Provisions: We do not increase the gross amount of payments to account for excise taxes.

No Significant Perquisites: Our executive officers generally participate in broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates (e.g., 401(k), medical, dental, life insurance).

No Repricing of Stock Options: Repricing of underwater stock options without shareholder approval is prohibited except in the event of certain permissible corporate events, including but not limited to stock splits or recapitalizations.

No Hedging, Pledging or Derivative Transactions: Directors and executive officers, including NEOs, are prohibited from pledging and hedging any Company securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving Company securities that might be considered speculative or that involves any derivative securities related to CNO shares.

Limited Use of Employment Contracts: Except for our CEO, none of our executive officers are parties to employment agreements. Additional information on the CEO’s employment agreement may be found on page 62.

No Uncapped Awards: All awards under our Annual Cash Incentive/P4P and LTI Plans are subject to caps.

How Our Human Resources & Compensation Committee Makes Decisions
The HRCC oversees the Company’s executive compensation programs and human capital management to support delivery of the Company’s objectives and the creation of long-term shareholder value.
In making its decisions, the HRCC collects and considers input from multiple sources, including from WTW, the HRCC’s independent executive compensation consultant. The HRCC may ask executive officers to attend committee meetings at which executive compensation and overall and individual performance are discussed and evaluated, during which time executive officers may provide insight, suggestions or recommendations regarding executive compensation. Deliberations generally occur with input from the consultant, members of management and other Board members. However, only the members of the HRCC vote on matters of executive compensation.
In 2025, the HRCC conducted an independent review of the Company’s executive compensation design, confirming that the design continues to strongly link pay to performance, supports the advancement of the Company’s strategic priorities and provides resilience for the potential impact of emerging external forces on the business.
Each year the HRCC reviews and approves the compensation structure and the corporate goals and objectives relevant to the compensation of the Company’s executive officers. The HRCC also leads the Board in an annual evaluation of the CEO’s performance and recommends his compensation for the Board’s approval. All elements of the CEO’s compensation are submitted to the full Board for its review and approval.
Philosophy
Our executive compensation programs are designed to pay for performance and align management’s interests with those of the Company’s shareholders and other stakeholders. Our compensation design is focused on strategic plan delivery and simultaneously is intended to attract, retain and motivate the executive officers who lead our Company.

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Our compensation philosophy is guided by the following principles:

1 Pay for Performance	2 Competitive Target Total Rewards	3 Compensation Benchmarking

Rewards are differentiated based on Company, business segment and individual performance.
To attract, retain and motivate, overall rewards are competitive by targeting compensation at approximately the median of the relevant comparator group with additional compensation for achieving superior results.
We utilize Comparator Peer Company proxy data and survey data to benchmark compensation.

Pay-for-Performance Objectives
The HRCC strives to provide an understandable reward program that allows us to attract, retain and motivate executive talent with the significant industry experience required to continuously improve our performance and build long-term shareholder value. To achieve this, our programs are designed to:
»Reward operational and productivity improvements that are sustainable. This means that we establish performance goals at targeted performance levels for key financial metrics under (i) our Annual Cash Incentive/P4P Plan, and (ii) our P-share awards;
»Align with the manner and timeframe in which the Company develops and executes its strategic business plans;
»Align the interests of our executive officers with those of our shareholders by rewarding shareholder value creation;
»Integrate individual goal-setting, periodic coaching and feedback with the Company-wide performance management program;
»Exercise sound judgment and leadership for an individual executive officer’s achievement of business results, as well as their contribution to our strong corporate culture that adheres to CNO’s values; and
»Offer the opportunity to earn additional compensation when overall or individual performance exceeds expectations.
Target Compensation and Compensation Benchmarking Approach
In setting target executive compensation opportunities, the HRCC looks at base salary, annual cash incentive compensation and long-term incentive compensation, and reviews these compensation components and total direct compensation relative to a select group of peer companies (“Comparator Peer Companies”). For additional information on the components of executive compensation, see pages 47–63.
The HRCC annually assesses “competitive market” compensation by reviewing both Comparator Peer Company proxy data and financial services survey data for organizations of similar size and scope developed by its independent executive compensation consultant. The HRCC reviews this data and consults with its independent executive compensation consultant to objectively examine external market practices and compare those practices to our internal evaluations and decisions. These studies capture and report:
»Competitive external market data, by position, on a base salary, total annual cash incentive compensation (including bonus) and total direct compensation basis; and
»Long-term equity grants and the vesting status and valuation methodologies of such grants.

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The HRCC’s general philosophy is to compensate our executive officers at approximately the 50th percentile level for total direct compensation, including the achievement of target performance, with additional compensation opportunities for achieving superior results.
Although aggregate pay levels generally are consistent with our compensation philosophy, pay levels for specific individuals may be above or below the targeted competitive benchmark levels. Variances may arise due to factors such as: an individual’s role and responsibilities within our Company; the individual’s experience and expertise; the individual’s leadership in delivering corporate performance; the individual’s time in position; the individual’s future potential; competitive labor pressures; comparison to market data; and the pay levels for peers within the Company. In some instances, the amount and structure of compensation results from negotiations with an executive at the time that the individual was hired, which may reflect competitive labor market pressures to attract and hire quality executive talent in our industry. To attract and retain such talent, the Company also seeks to provide benefit levels in line with those offered by comparable publicly traded companies, although without necessarily matching on an item-by-item basis.
The HRCC and WTW annually review the Comparator Peer Companies after considering existing and potential peers and business and talent competitors and their respective financial metrics, including assets, premiums and market capitalization. In 2024, the HRCC and WTW reviewed the Comparator Peer Companies, and the HRCC determined to remove American Equity Investment Life Holding Co. from the Comparator Peer Group given its acquisition in May 2024. The Comparator Peer Companies listed below were used as a reference point to compare proxy-disclosed compensation for 2024 to similar executive positions within CNO when making 2025 compensation decisions. Survey data developed by WTW are utilized for positions where proxy-disclosed information is not available.

2025 Comparator Peer Companies
American Financial Group, Inc.	Kemper Corporation
Assurant, Inc.	Lincoln National Corporation
Brighthouse Financial, Inc.	Primerica, Inc.
Cincinnati Financial Corporation	Reinsurance Group of America, Incorporated
Globe Life Inc.	Unum Group
The Hanover Insurance Group, Inc.	Voya Financial, Inc.
Horace Mann Educators Corporation
In 2025, the HRCC and WTW reviewed the Comparator Peer Companies, and the HRCC determined that no additional changes were needed. The HRCC is of the view that the current peers appropriately reflect our principal business competitors and those companies with which we compete for executive talent.
Role of the Compensation Consultant
WTW has served as the HRCC’s independent executive compensation consultant since 2019. Although the compensation consultant is retained directly by the HRCC, its personnel interact with our executive officers as needed, particularly our CEO, Chief Financial Officer, Chief Human Resources Officer, General Counsel and each of their staffs, to provide the HRCC with relevant compensation and performance data for our executive officers and the Company overall. In addition, the compensation consultant’s personnel may interact with management to confirm information, identify data questions and/or exchange ideas.
As requested by the HRCC, WTW’s services to the HRCC in 2025 included:
»Providing competitive analysis of total direct compensation components for our executive officers, including our NEOs;
»Researching and presenting competitive and emerging compensation practices, trends and regulatory issues and the potential impact to CNO’s compensation plans;
»Recommending peer groups for compensation and performance;
»Attending HRCC meetings;

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»Reviewing and evaluating changes to the Company’s executive compensation philosophy and programs;
»Preparing a risk assessment of the Company’s compensation plans;
»Evaluating the compensation design as fit for purpose; and
»Assisting in the preparation of compensation-related disclosures contained in this Proxy Statement (including the pay versus performance disclosure).
Separately, management engaged WTW and its subsidiaries to provide services other than executive compensation, the fees for which were less than $120,000 in the aggregate. WTW’s independence and performance is evaluated annually by the HRCC. The HRCC takes into account certain independence factors enumerated by the SEC and NYSE. Based on this assessment, the HRCC determined that WTW is independent. WTW has no business or personal relationships with any of our NEOs.
Shareholder Engagement and 2025 “Say-on-Pay” Results
The results of our “say-on-pay” advisory vote and feedback from our shareholder outreach discussions (described on page 35) are part of the HRCC’s regular review of our executive compensation design. At our 2025 Annual Meeting, shareholders expressed strong support for our executive compensation design, with over 93% of votes cast in favor of the non-binding advisory resolution on executive compensation.
Timing of Equity Awards and Grant Practices
The following information is being provided as required by Item 402(x) of Regulation S-K. As noted above, the Company’s long-standing practice has been to grant equity compensation on a pre-determined schedule at approximately the same time each year, with interim or off-cycle grants being reviewed and approved by the HRCC as circumstances warrant. CNO does not currently grant stock options to its employees outside of its Employee Stock Purchase Plan (“ESPP”). Eligible employees (which do not include our NEOs) may voluntarily enroll in the ESPP and receive options to purchase shares at a discount using payroll deductions accumulated during the applicable offering period. The HRCC did not take material nonpublic information into account when determining the timing and terms of equity compensation in 2025, and CNO does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

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Summary of Executive Compensation Components

Description	Why We Pay This Component	How We Determine Amount
Fixed

Fixed Cash Compensation/ Base Salary •Smallest percentage of executive compensation. •The only fixed component.	•To attract, retain and motivate top talent.
•Established using data targeting the 50th percentile of the market.
•Adjusted to reflect factors such as job role and responsibility, experience level, performance, time in position, future potential, competitive labor pressures, comparison to market data and internal equity.

Variable Annual

Variable Cash Compensation/ Annual Cash Incentive and P4P •Earned based on Company, business segment and individual financial and operational performance.
•To reward our associates, including our executive officers, for delivering targeted financial and operational results that deliver shareholder and broader stakeholder value.
•Serves as primary vehicle for recognizing and differentiating performance each year.

•Target cash incentive opportunities are expressed as a percentage of base salary.
•Target cash incentive opportunities established using data targeting the 50th percentile of the market as adjusted to reflect factors such as those listed above.

Variable Long-Term

Equity Compensation/
Performance Shares (P-Shares)
•Earned based on achievement of one-year performance goals, each as adjusted by relative TSR over a three-year period.
•Three-year cliff vesting.
•Realizable value is variable based on both performance and long-term stock price appreciation.
•P-shares account for 55% of the 2025 annual grant target and were divided evenly between those tied to (i) 2025 Operating ROE and (ii) 2025 Operating EPS, each as adjusted by relative TSR over a three-year period.

•To focus management on long-term Company performance.
•To balance the short-term focus of the Annual Cash Incentives/P4P by tying rewards to performance achieved over both single- and multi-year periods.
•To align the interests of management with those of shareholders.
•To help drive long-term shareholder value creation while incentivizing executive talent.
•Grant date value of target P-shares established using data targeting the 50th percentile of the market as adjusted to reflect factors such as those listed above.

Equity Compensation/
Restricted Stock Units (RSUs)
•Time-vested awards that generally vest over three years.
•Realizable value is variable based on long-term stock price appreciation.
•In addition to the annual grant, used selectively for retention and recognition.
•RSUs account for 45% of the 2025 annual grant target.
	•To encourage retention and reward for exceptional performance and/or potential. •To align the interests of management with those of shareholders.	•Grant date value of RSUs established using data targeting the 50th percentile of the market as adjusted to reflect factors such as those listed above.

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Overview of 2025 Target Compensation
The table below summarizes the target level of 2025 total annual cash and total direct compensation for our NEOs.

Summary of Components of Regular Total Direct Compensation (TDC) in 2025 at Target(1)
		Pay-at-Risk
	Base Salary	Target Annual Cash Incentive(2)		Target Total Annual Cash	P-Share Value(3)	RSU Value(3)	Total LTI Value(3)	Target TDC(4)
		Amount	% of Salary

Gary C. Bhojwani	$1,065,000	$1,970,250	185%	$3,035,250	$4,316,270	$3,402,170	$7,718,440	$10,753,690
% of TDC	10%	18%					72%	100%
Paul H. McDonough	$729,000	$911,250	125%	$1,640,250	$1,275,162	$1,004,255	$2,279,417	$3,919,667
% of TDC	19%	23%					58%	100%
Scott L. Goldberg	$704,000	$880,000	125%	$1,584,000	$784,378	$618,949	$1,403,327	$2,987,327
% of TDC	24%	29%					47%	100%
Eric R. Johnson	$664,000	$664,000	100%	$1,328,000	$762,468	$602,553	$1,365,021	$2,693,021
% of TDC	25%	25%					50%	100%
Matthew J. Zimpfer	$628,000	$628,000	100%	$1,256,000	$727,412	$573,860	$1,301,272	$2,557,272
% of TDC	25%	25%					50%	100%
(1)Base salaries are as of December 31, 2025. Annual cash incentive expressed as target levels as of the award date. Value of LTI equity awards expressed as the grant date fair value. Variances between values and totals may exist due to rounding.
(2)In February 2025, Messrs. Bhojwani, McDonough and Goldberg received target increases from 160% to 185%, 100% to 125% and 100% to 125%, respectively. The actual payout for 2025 reflects a blended percent and prorated value of 181%, 121% and 120%, respectively.
(3)Represents P-share and RSU aggregate grant date fair values of awards granted in 2025; actual value realized will depend on stock price appreciation and achievement of performance metrics at the time of vesting.
(4)Target TDC includes Target Total Annual Cash and the Total LTI Value.
As shown above, approximately 90% and 78% of 2025 CEO and other NEO (average) compensation, respectively, was at-risk performance-based pay.
See “Target Compensation and Compensation Benchmarking Approach” beginning on page 44 for additional information on how the HRCC sets target executive compensation levels. Following this process, the HRCC determined that the 2025 TDC levels were appropriate and in line with market competitive levels. Total realized compensation in any year may be above or below targeted compensation levels, depending on the extent to which our incentive goals were attained and whether shareholder value was created.
Base Salaries
Overview
Base salary comprises the smallest percentage of total compensation and is the only fixed component of executive compensation. The HRCC generally targets the 50th percentile of the competitive market for executive officer base salaries.

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Design
Each executive officer’s base salary is reviewed annually by the HRCC, or more frequently in the event of a promotion; a change in job responsibilities; an assessment of level of expertise or performance; or based on market data or internal pay guidelines. Reviews of executive officers’ base salaries take into consideration numerous factors, including those listed on page 45.
2025 Salary Increases
Each year, CNO establishes a merit pool to fund salary increases for the organization as a whole. Over 96% of CNO’s 2025 merit pool funded base salary increases for our associates who are not executive officers.
The HRCC does not presume that executive officers will receive base salary increases every year. In February 2025, the HRCC approved merit-based base salary increases or market adjustments for certain of our executive officers to align with market data. Of the NEOs, Mr. McDonough, Mr. Goldberg, Mr. Johnson and Mr. Zimpfer received merit-based base salary increases of 4.0%, 2.5%, 2.0% and 1.0%, respectively. In June 2025, the HRCC approved an additional 5.1% base salary increase for Mr. Goldberg to align with prevailing market benchmarks and in recognition of his leadership.
Annual Cash Incentive/P4P Plan
Overview
Our Annual Cash Incentive/P4P Plan rewards our associates, including our executive officers, for achieving targeted financial and operational results that deliver shareholder and broader stakeholder value. It is the broadest of our management incentive programs, covering all of our NEOs and all of our associates, except those who participate in sales incentive programs. Offering annual cash incentives to eligible associates reflects our performance philosophy at all levels of the organization.
Prior to the beginning of the annual performance period, all Annual Cash Incentive/P4P Plan participants are assigned target cash incentive opportunities expressed as a percentage of base salary. The HRCC generally targets the 50th percentile of the competitive market for executive officer target cash incentive opportunities. The target percentages are based on external and internal factors applicable to the positions held by these individuals, as described in more detail on page 45. Target payout amounts are prorated for any adjustments to the target cash incentive opportunity made during the calendar year. See page 55 for the target Annual Cash Incentive/P4P Plan payout amounts for each NEO.
For 2025, the Annual Cash Incentive/P4P plan paid out approximately $38 million, 77% of which was paid to our associates who are not executive officers.
Changes to 2025 Target Opportunities
In 2025, the HRCC approved market adjustments to the target Annual Cash Incentive/P4P Plan payout amounts for Messrs. Bhojwani, McDonough and Goldberg, who received target increases from 160% to 185%, 100% to 125% and 100% to 125%, respectively (expressed as a percentage of base salary). Their target payouts for 2025 reflect a blended percent and prorated value of 181%, 121% and 120%, respectively.
Consistent Design
CNO’s 2025 Annual Cash Incentive/P4P Plan design is consistent with the 2024 design, continuing to support the Company’s 2025 strategic priorities, our compensation philosophy and business objectives described above.
The HRCC sets the targets for each of the performance metrics at levels that it considers demanding and fair. The HRCC sets the applicable financial objectives based on the Board-approved business plan for that year, which entails a detailed vetting process prior to presentation and approval by the Board. The HRCC considers a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
Threshold level performance is required to receive 50% of the target payout, target level performance is required to receive 100% of the target payout, and maximum level performance is required to receive 200% of the target payout. A linear interpolation is used to determine payout percentages between threshold and target performance and target and maximum performance.

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Target financial performance is set equal to the Company’s business plan for the year. Minimum and maximum values are set with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions.
Performance Metrics
The table below summarizes 2025 metrics and weightings for our NEOs under the Annual Cash Incentive/P4P Plan.

NEO 2025 Annual Cash Incentive/P4P Plan Metrics and Weightings
Corporate Performance Metrics	Gary C. Bhojwani	Paul H. McDonough	Scott L. Goldberg	Eric R. Johnson	Matthew J. Zimpfer

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	30%	30%	30%	20%	30%
Combined Total Life and Health Collected Premium	10%	10%	—	7%	10%
Annuity Collected Premium	10%	10%	—	7%	10%
Combined Total Fee Revenue	10%	10%	—	6%	10%
Investment Performance Metrics (see below)	20%	20%	10%	40%	20%
Individual Qualitative Assessment	20%	20%	20%	20%	20%
Consumer Division Performance Metrics
Life and Health NAP	—	—	14%	—	—
Annuity Collected Premium	—	—	14%	—	—
Fee Revenue	—	—	12%	—	—
Total	100%	100%	100%	100%	100%

Investment Performance Metrics and Weightings
Effective Yield (GAAP Net Yield %)	40%	40%	40%	40%	40%
Pre-tax C1/AUM	35%	35%	35%	35%	35%
Total Return Versus Benchmark	15%	15%	15%	15%	15%
Responsible Investment	10%	10%	10%	10%	10%
These metrics were selected as the most significant drivers of our financial success and realistically subject to participants’ influence. Variances in the weightings for Mr. Goldberg and Mr. Johnson reflect their accountabilities for, and influence on, Consumer Division and investment metrics, respectively, in their President, Consumer Division and Chief Investment Officer roles, respectively. These metrics align with our business objectives to drive strong operational performance, deliver consistent yet disciplined profitable growth and generate strong investment returns while managing risk effectively. Our 2025 plan was also designed to establish performance levels that are challenging yet achievable, and to appropriately balance risk and reward. These metrics also align with the day-to-day performance metrics that we use to run the Company.

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2025 Annual Cash Incentive/P4P Plan Financial Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to all NEOs.
»Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses:* operating earnings before interest expense on corporate debt, income taxes and advertising costs related to our life insurance products that are not eligible for capitalization as deferred acquisition costs.
»Combined Total Life and Health Collected Premium:* premiums received, net of reinsurance, on Life and Health products.
»Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products.
»Combined Total Fee Revenue:* fees from third-party policies sold (primarily Medicare Advantage), Broker Dealer/Registered Investment Adviser accounts and services provided to Optavise clients. In November 2025, we announced our intention to exit the fee services business within our Worksite Division to sharpen our focus on the core insurance business. As a result, beginning in the fourth quarter of 2025, the net results of this business are no longer presented within this metric.
»Effective Yield (or GAAP Net Yield %): annual investment income (net of investment expenses) divided by average investible assets for the same period.
»Pre-tax C1/AUM: the aggregate of investment asset risk-based capital charges divided by assets under management. Risk-based capital charges are determined based upon factors published by the National Association of Insurance Commissioners (“NAIC”). This metric measures the risk of credit default or decrease in the value of the assets held in the investment portfolio as a percentage of assets under management.
»Total Return Versus Benchmark: the full-year portfolio total return for non-cash investments as compared to the full-year total return for a stated benchmark. It is designed to reward performance generally in line with or exceeding market performance.
»Responsible Investment: the overall weighted average Morgan Stanley Capital International (“MSCI”) rating for all CNO general account investments. The rating measures financially relevant responsible investment risks and opportunities of the applicable issuers.
In addition to the above metrics, the following metrics are applicable to Mr. Goldberg:
»Consumer Division Life and Health NAP:* measures annualized premiums on new life and health policies issued by the Consumer Division.
»Consumer Division Annuity Collected Premium:* premiums received, net of reinsurance, on annuity products within the Consumer Division.
»Consumer Division Fee Revenue: fees from third-party policies sold (primarily Medicare Advantage) and Broker Dealer/Registered Investment Adviser accounts within the Consumer Division.
*Metric reflects amounts disclosed in, or derivable from, our published quarterly or annual financial results.
Individual Qualitative Metric Defined
The individual qualitative metric for each NEO is weighted at 20% of the total. The qualitative metric addresses individual results, contributions and leadership. Given the importance of CNO’s culture and values to CNO’s business strategy and the critical role that our executive officers play in setting the tone for our culture, five percentage points of the qualitative metric’s 20 percentage points are attributed to measurements of executive leadership qualities. For an executive officer to achieve target performance:
»The executive officer’s team would have an average score of at least 8.8 on a metric within our annual Voice Survey of associates that measures associate engagement and satisfaction with our corporate values, work environment, career prospects and brand. A score of 8.8 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.
»The executive officer’s team would have an average score of at least 8.5 on a metric within our annual Voice Survey of associates that measures associate satisfaction with CNO’s workplace culture and hybrid work style. A score of 8.5 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.
»The executive officer’s team would have an average score of at least 8.6 on a metric within our annual Voice Survey of associates that measures the impact of CNO’s focus on professional development, including associates’ ability to learn and develop new skills. A score of 8.6 (on a scale of 10) aligns with the top 25% of the Voice Survey’s financial services industry benchmark.

CNO Financial Group, Inc. 2026 Proxy Statement	51

Qualitative metric results are determined by the HRCC using a variety of sources, including:
»Peer-level input during quarterly business reviews;
»CEO assessment (other than for the CEO);
»HRCC observation and assessment of an NEO’s overall performance and contribution to Company success and culture; and
»Applicable associate Voice Survey score results, as discussed above.
In addition, the qualitative metric is capped at 200% of target. However, if Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses is below threshold performance, this metric can achieve no greater than its target payout level.
2025 Annual Cash Incentive/P4P Plan Targets
The table below summarizes 2024 actual results (as reported and as reported excluding significant items) and the 2025 plan targets, thresholds and maximums that were set in February 2025. No retrospective changes to the performance metrics or targets were made.

	2024 Results		2025 Annual Cash Incentive/P4P Plan Performance Indicators
Corporate Performance Metrics	2024 As Reported	2024 Excluding Significant Items	Threshold	Target	Maximum

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	$719.8 MM	$692.5 MM	$455.8 MM	$651.2 MM	$846.5 MM
Combined Total Life and Health Collected Premium	$2,588.1 MM	$2,588.1 MM	$2,486.6 MM	$2,617.4 MM	$2,748.3 MM
Annuity Collected Premium	$1,790.6 MM	$1,790.6 MM	$1,659.2 MM	$1,843.5 MM	$2,027.9 MM
Combined Total Fee Revenue	$190.5 MM	$190.5 MM	$155.9 MM	$183.4 MM	$210.9 MM
Consumer Division Performance Metrics	2024 As Reported	2024 Excluding Significant Items	Threshold	Target	Maximum

Life and Health NAP	$353.4 MM	$353.4 MM	$324.8 MM	$360.9 MM	$397.0 MM
Annuity Collected Premium	$1,790.6 MM	$1,790.6 MM	$1,659.2 MM	$1,843.5 MM	$2,027.9 MM
Fee Revenue	$156.3 MM	$156.3 MM	$134.3 MM	$149.3 MM	$164.2 MM
Investment Performance Metrics	2024 As Reported	2024 Excluding Significant Items	Threshold	Target	Maximum

Effective Yield (GAAP Net Yield %)	4.94%	—	4.55%	5.12%	5.68%
Pre-tax C1/AUM	1.27%	—	1.76%	1.60%	1.44%
Total Return versus Benchmark	345 bps	—	≥ −150 bps of benchmark performance	Plan >0 bps	≥ +150 bps of benchmark performance
Responsible Investment	6.78	—	5.76	6.55	7.34

52	CNO Financial Group, Inc. 2026 Proxy Statement

As shown above, the 2025 targets incorporated growth over both 2024 as reported and as reported excluding significant items, except for (i) Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses; (ii) Consumer Division Fee Revenue and (iii) within the investment performance metrics, Pre-tax C1/AUM and the Responsible Investment metric.
»The Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses target of $651.2 million (“MM”) was set below 2024 as reported ($719.8 MM) and 2024 as reported excluding significant items ($692.5 MM). The HRCC and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2024 significant items included $27.3 MM of net favorable impact arising from our comprehensive annual actuarial review and $2.9 MM of unfavorable impact related to an asset impairment. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2025 business plan. In addition, operating earnings in 2024 were elevated due to particularly higher mortality in our Other Annuity block of business and lower morbidity in our Supplemental Health and Long-Term Care businesses, resulting in pre-tax operating earnings approximately $57 million higher than what we considered run-rate. When setting the 2025 business plan, we also adjusted for this elevated level of earnings in 2024, assuming mean reversion in our claims experience in those businesses in 2025. Excluding significant items and adjusting for the elevated earnings from particularly favorable claims experience, we set the point of comparison at $635.5 MM. Relative to that point of comparison, the target for 2025 was approximately three percent higher.
»The Consumer Division Fee Revenue target of $149.3 MM was set below the 2024 as reported total of $156.3 MM. When setting the 2025 business plan, we projected a shift in sales mix from established Medicare Advantage carriers to newer carriers. Under GAAP, we are required to estimate and record lifetime revenue from the sale of Medicare Advantage policies in the period the policy is sold. With newer Medicare Advantage carriers, where we had less data to support assumptions of lifetime revenue, we applied more conservative assumptions as compared to the assumptions used for the more established carriers. This resulted in a 4% decrease in our estimated fee revenue in 2025 compared to 2024, notwithstanding a 20% increase in estimated Medicare Advantage policies sold.
»Within the investment performance metrics, the Pre-tax C1/AUM target of 1.60% was set consistent with the 2024 target and in line with the Company’s 2025 risk-based capital plan while taking into consideration the target yield. The 2024 as reported Pre-tax C1/AUM was 1.27%. When setting the 2025 business plan, we forecasted the opportunity to take incremental investment risk to achieve additional net investment income given the then-current investment environment. We also forecasted the potential for higher C1 charges due to (i) growth in our funding agreement backed notes and Federal Home Loan Bank programs which can absorb capital as the desired asset allocation changes and (ii) bond rating downgrades triggered by then-anticipated recessionary economic conditions. Our expectations regarding economic conditions were informed by then-current third-party economic projections, including those reflected in economic scenarios published by nationally recognized statistical rating organizations.
»Also within the investment performance metrics, the Responsible Investment target of 6.55 was set consistent with the 2024 target but below the 2024 as reported result of 6.78. When setting the 2025 business plan, we anticipated making economically desirable investments in companies whose demonstrated efforts to improve their practices may not yet be reflected in their MSCI rating.
2025 Annual Cash Incentive/P4P Plan Results
The HRCC has the authority to adjust performance goals or results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of any such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are: (i) material; (ii) non-recurring or unusual in nature; and (iii) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of the Annual Cash Incentive/P4P Plan.

CNO Financial Group, Inc. 2026 Proxy Statement	53

The HRCC considered each of the significant items as referenced in our external reporting for potential adjustments in determining the 2025 Annual Cash Incentive/P4P Plan payouts. Both significant items for 2025 were determined to be non-recurring and were excluded in determining the 2025 Annual Cash Incentive/P4P Plan payouts. The significant items related to (i) our comprehensive annual actuarial review (a $41.3 million pre-tax net favorable impact) and (ii) an out-of-period adjustment to actuarial liabilities recorded in the first quarter (a $6.8 million pre-tax net favorable impact). Excluding these items in determining the 2025 Annual Cash Incentive/P4P Plan payouts reduced the total bonus pool (which covers the NEOs and the majority of our associates) by approximately $2.5 million. The adjusted amounts are reflected in the “2025 Excluding Significant Items” column in the table below.

The tables below summarize 2025 results by metric.

Corporate Performance Metrics	2025 Target*	2025 As Reported	2025 Excluding Significant Items	Payout % of Target

Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses	$651.2 MM	$713.4 MM	$665.3 MM	107%
Combined Total Life and Health Collected Premium	$2,617.4 MM	$2,648.0 MM	$2,648.0 MM	123%
Annuity Collected Premium	$1,843.5 MM	$1,943.3 MM	$1,943.3 MM	154%
Combined Total Fee Revenue	$183.4 MM	$185.3 MM	$185.3 MM	107%

Consumer Division Performance Metrics	2025 Target*	2025 As Reported	Payout % of Target

Life and Health NAP	$360.9 MM	$408.0 MM	200%
Annuity Collected Premium	$1,843.5 MM	$1,943.3 MM	154%
Fee Revenue	$149.3 MM	$163.8 MM	197%

Investment Performance Metrics	2025 Target*	2025 As Reported	Payout % of Target

Effective Yield (GAAP Net Yield %)	5.12%	5.08%	97%
Pre-tax C1/AUM	1.60%	1.29%	200%
Total Return Versus Benchmark	Plan >0 bps	49 bps	133%
Responsible Investment	6.55	6.79	131%
*See page 52 for additional detail on the threshold, target and maximum performance targets for the 2025 Annual Cash Incentive/P4P Plan.

54	CNO Financial Group, Inc. 2026 Proxy Statement

For 2025, the Annual Cash Incentive/P4P plan paid out approximately $38 million, 77% of which was paid to our associates who are not executive officers. The table below sets forth the actual 2025 cash bonuses paid out to the NEOs pursuant to our Annual Cash Incentive/P4P Plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

2025 Annual Cash Incentive/P4P Plan Payouts(1)
Named Executive Officer	Target Annual P4P Incentive(2)		Actual Performance				Total P4P Payout
			Financial Metrics (80% of Total)		Qualitative Metric (20% of Total)

	% of Base Salary	$	%(3)	$	%	$	% of Target	$

Gary C. Bhojwani(4)	181	1,929,401	124	1,909,435	130	501,644	125	2,411,079
Paul H. McDonough(4)	121	883,289	124	874,149	120	211,989	123	1,086,138
Scott L. Goldberg(4)	120	843,836	149	1,009,174	130	219,397	146	1,228,571
Eric R. Johnson	100	664,000	130	690,407	120	159,360	128	849,767
Matthew J. Zimpfer	100	628,000	124	621,501	130	163,280	125	784,781
(1)Variances between values and totals may exist due to rounding.
(2)Target amounts are calculated based on salary at year-end.
(3)Reflects a blended percentage payout across applicable underlying metrics. Variances may exist due to rounding.
(4)Messrs. Bhojwani, McDonough and Goldberg received target increases in 2025 from 160% to 185%, 100% to 125% and 100% to 125%, respectively. The percent of base salary and target annual P4P incentive amounts disclosed above reflect a blended percent and prorated value.
Qualitative metric results are determined by the HRCC using a variety of sources, including peer-level input during quarterly business reviews, CEO assessment (other than for the CEO), and HRCC observation and assessment. Since Operating Earnings Before Interest, Taxes and Non-Deferred Acquisition Expenses was above threshold performance, this metric was not capped at its target payout level.
For 2025, NEO qualitative metric payouts ranged from 120% to 130% of target. These results reflect each NEO’s:
»Leadership in, and contribution to, our strategic priorities;
»Contribution to driving our mission, purpose, values and goals;
»Contribution to our corporate culture;
»Applicable associate Voice Survey score results, as discussed above;
»Progress on succession planning, as well as recruiting and retaining top talent.
Long-Term Incentives
Overview
Equity compensation aligns our management’s interests to those of our shareholders and focuses on long-term shareholder value creation while incentivizing executive talent. Our equity award mix consists of two award types — performance-based awards (P-shares) and restricted stock units (RSUs).
The HRCC generally targets the 50th percentile of the competitive market for executive officer equity grants. The dollar amount of each executive officer’s equity grant is based on external and internal factors applicable to the positions held by these individuals, as described in more detail on page 45. The number of P-shares and RSUs to be granted to each executive officer is then calculated based on an estimate of the grant date fair value. The HRCC reviews and approves individual equity grants for the NEOs, as well as all equity grants made to other executive officers under the purview of the HRCC. Annual grants for all officers are reviewed and approved at the HRCC’s scheduled meeting at approximately the same time each year. Interim or off-cycle grants are reviewed and approved by the HRCC as circumstances warrant.

CNO Financial Group, Inc. 2026 Proxy Statement	55

The CEO is authorized by the HRCC to utilize a designated number of shares each year to grant equity awards to non- executive officers to attract, retain, motivate and/or reward such associates, as deemed appropriate by the CEO. Such awards are regularly reviewed by the HRCC.
The HRCC assesses aggregate share usage and dilution levels in comparison to general industry norms. This enables the HRCC to be mindful of total cost, while granting awards that are competitive in the market, maintaining a policy of internal equity and reinforcing our pay-for-performance philosophy.
Consistent Design
The design of our 2025 long-term incentives is consistent with the 2024 design, continuing to support the Company’s longer-term strategic priorities, our compensation philosophy and business objectives described above.
For 2025, our long-term incentive award mix remained the same. 2025 grants maintained a mix of 55% P-shares and 45% RSUs, placing a greater emphasis on our P-shares while balancing the retentive qualities of time-vested RSUs, in alignment with market practice.
»RSUs: The RSUs awarded in 2025 vest ratably over a three-year period. Dividend equivalents are paid on RSUs upon vesting.
»P-shares: The design of the 2025−2027 P-shares remained the same as for the pending 2024−2026 and 2023−2025 P-shares.
•P-share awards pay out after three years based 50% on year-one Operating ROE and 50% on year-one Operating EPS, each adjusted by the relative TSR for the three-year period.
•Threshold-level performance is required to receive 50% of the target number of shares, and the upside opportunity for maximum performance is 200% of the target number of shares.
▪The HRCC sets target financial performance at the time of grant at levels that it considers demanding and fair. The HRCC sets the applicable financial objectives based on the Board-approved business plan for that year, which entails a detailed vetting process prior to presentation and approval by the Board. The HRCC considers a number of factors in setting incentive performance targets, as well as the threshold level and the maximum level, to require strong performance to achieve targets. These factors include Company business plans and current forecasts, historical performance, incentive practices used by peer companies and analyst expectations.
▪Minimum and maximum values are set with equivalent percentage changes from the target to the maximum and from the threshold to the target. The width of the performance ranges takes into account the potential impact of external forces such as geopolitical events, inflation dynamics, recession concerns and labor market conditions.
•The relative TSR modifier is applied at the end of the three-year performance period. The relative TSR modifier decreases shares by 25% when three-year relative TSR performance is at the 25th percentile or lower or increases shares by 25% when performance is at the 75th percentile or higher. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%.
•Dividend equivalents are paid on P-shares upon vesting.

56	CNO Financial Group, Inc. 2026 Proxy Statement

•One-year metrics provide greater ability to forecast and influence business results and are balanced by both a three-year cliff vesting, which encourages executive retention, and a three-year relative TSR modifier, which aligns payouts with shareholder experience over the three-year time horizon. Operating ROE aligns with shareholder interests. Operating EPS provides a clear gauge of performance, requiring solid operational execution, as well as disciplined capital management, and is a metric closely followed by both sell-side analysts and buy-side investors. Comparing TSR to a group of industry peer companies measures our ability to perform relative to those affected by the same macroeconomic conditions.
To be eligible to vest in long-term incentive awards, NEOs generally must continue to be employed by CNO through the vesting dates or satisfy the definitions of “Retirement,” “Death” or “Disability” in our award agreements or upon an involuntary termination within six months in anticipation of or within two years after a Change in Control (as defined in our award agreements). For additional information on the terms of our equity-based awards, see page 68.
P-Share Performance Metrics Defined
The following provides additional detail in explaining and defining the metrics that are applicable to the NEOs’ 2025 P-shares.
»Operating ROE P-share metric: This metric aligns with CNO’s external reporting of Operating ROE excluding significant items. It is defined as net operating income, excluding significant items, divided by average equity. Net operating income is defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as net income excluding: (1) net realized investment gains or losses from disposals, impairments and the change in allowance for credit losses, net of taxes; (2) net change in market value of investments recognized in earnings, net of taxes; (3) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (4) fair value changes related to the agent deferred compensation plan, net of taxes; (5) gains or losses related to material reinsurance transactions, net of taxes; (6) loss on extinguishment of debt, net of taxes; (7) changes in the valuation allowance for deferred tax assets and other tax items; (8) costs related to our three-year project to modernize certain elements of our technology (“TechMod”) that are incremental to normal spend and will not recur following implementation, net of taxes; (9) goodwill and other asset impairment expenses, net of taxes; (10) gains or losses related to divested business, net of taxes; and (11) other non-operating items including earnings attributable to variable interest entities, net of taxes. In calculating average equity, we exclude accumulated other comprehensive income or loss (“AOCI”) and net operating loss (“NOL”) carryforwards. It is common industry practice to exclude AOCI from the equity component of the Operating ROE calculation as it can be highly volatile due to changes in general market interest rates rather than a result of the business decisions made by management. Our NOL carryforwards are excluded as these assets do not provide any return to shareholders until after the NOLs are utilized, reducing taxes that otherwise would be due. Operating ROE is an absolute measure, which is directly linked to the Company’s business plan and is one of the tools used by the investment community to evaluate our performance and assess valuation.
»Operating EPS P-share metric: This metric aligns with CNO’s external reporting of Operating EPS excluding significant items. It is defined as net operating income, excluding significant items, divided by the weighted average number of diluted shares outstanding. Net operating income is defined above. Operating EPS is used consistently by CNO’s management to evaluate the operating performance of the Company and is a measure commonly used in the life insurance industry. Management and the Board share the view that an analysis of Operating EPS is important in understanding the profitability and operating trends of the Company’s business.
»Relative TSR: The three-year modifier is a relative measure of TSR based on our stock price performance relative to a group of industry peer companies (“TSR Performance Peers”). For additional information on the TSR Performance Peers, see page 61. Shares that vest after three years based on one-year financial performance may be modified by the relative TSR result over the three-year period. If relative TSR performance is at the 75th percentile or above, vested shares will increase by 25%. Relative TSR at the 25th percentile or lower will reduce vested shares by 25%. No modification occurs when performance is between the 25th and 75th percentile. The TSR modifier cannot increase the P-share payout above the cap of 200%. Use of the TSR modifier maintains a long-term performance outlook and aligns payouts with shareholder experience over the three-year time horizon.
Operating ROE, Operating ROE excluding significant items, Operating EPS, Operating EPS excluding significant items, net operating income, net operating income per diluted share and net operating loss carryforwards are non-GAAP financial measures. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A—Information Related to Certain Non-GAAP Financial Measures for descriptions of these measures and reconciliations to the comparable GAAP measures. Certain of these measures are also discussed below with respect to P-share performance metrics and targets for the noted performance periods.

CNO Financial Group, Inc. 2026 Proxy Statement	57

Annual Long-Term Incentive Plan Grants in 2025
The table below shows the number of P-shares and RSUs, and the grant date fair value of such awards granted to our NEOs in February 2025.

2025 Annual LTI Grants
	P-Shares		RSUs
Named Executive Officer	Operating ROE	Operating EPS

Gary C. Bhojwani	49,250	49,250	83,000
Grant Date Fair Value	$2,158,135	$2,158,135	$3,402,170
Paul H. McDonough	14,550	14,550	24,500
Grant Date Fair Value	$637,581	$637,581	$1,004,255
Scott L. Goldberg	8,950	8,950	15,100
Grant Date Fair Value	$392,189	$392,189	$618,949
Eric R. Johnson	8,700	8,700	14,700
Grant Date Fair Value	$381,234	$381,234	$602,553
Matthew J. Zimpfer	8,300	8,300	14,000
Grant Date Fair Value	$363,706	$363,706	$573,860
One-Time Grants in 2025
In June 2025, the HRCC approved a one-time grant to Mr. Goldberg of 2,620 RSUs (with a grant date fair value of $98,643) to align with prevailing market benchmarks and in recognition of his leadership. No other special one-time grants were made in 2025 to any NEO.
2025−2027 P-Share Performance Metrics and Targets
»The Operating ROE and Operating EPS targets were established in early 2025 based on our strategic goals and business plan at that time. No changes were made to such targets after they were established.
»The 2025 Operating ROE target was set equal to our business plan at 10.6%, which is lower than 2024 as reported Operating ROE (11.9%) and Operating ROE as reported excluding significant items (11.4%). The 2025 Operating EPS target was set equal to our business plan at $3.80, which is lower than 2024 as reported Operating EPS ($3.97) but aligned with 2024 Operating EPS as reported excluding significant items ($3.80).
»The HRCC and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2024 significant items discussed above on page 53 were appropriately excluded as a point of comparison when setting the 2025 business plan. When setting the 2025 business plan, we also adjusted for an elevated level of earnings from particularly favorable claims experience in 2024, as discussed above on page 53, assuming mean reversion in our claims experience in certain businesses in 2025. Excluding significant items and adjusting for the elevated earnings from particularly favorable claims experience, we set the point of comparison at 10.2% for Operating ROE and $3.39 for Operating EPS. Relative to those points of comparison, the targets for 2025 were approximately 4% and 12% higher, respectively.
»The Company reported Operating ROE excluding significant items of 11.4% and Operating EPS excluding significant items of $4.02 for 2025. These results reflect potential payouts of 114.4% and 111.8%, respectively, prior to applying the relative TSR modifier over 2025−2027.

58	CNO Financial Group, Inc. 2026 Proxy Statement

2024−2026 P-Share Performance Metrics and Targets
»The Operating ROE and Operating EPS targets were established in early 2024 based on our strategic goals and business plan at that time. No changes were made to such targets after they were established.
»The 2024 Operating ROE target was set equal to our business plan at 9.7%, which is lower than 2023 as reported Operating ROE (9.8%) but higher than Operating ROE as reported excluding significant items (8.6%). The 2024 Operating EPS target was set equal to our business plan at $3.20, which is higher than 2023 as reported Operating EPS ($3.09) and higher than 2023 Operating EPS as reported excluding significant items ($2.72).
»The HRCC and management believe that the exclusion of significant items from plan vs. prior year comparisons typically forms a more accurate comparison as it adjusts for items that are unusual in nature or unlikely to recur during the plan year. The 2023 significant items included $21.7 MM of legal recoveries, net of expenses and increased legal accruals, and $33.9 MM of net favorable impact arising from our comprehensive annual actuarial review. As these significant items were both unusual and non-recurring, they were appropriately excluded as a point of comparison when setting the 2024 business plan. When setting the 2024 business plan, we expected the return on our alternative investments to improve relative to 2023 and the stable health claims experience from the second half of 2023 to persist with no repeat of the elevated health claims from the second quarter of 2023.
»The Company reported Operating ROE excluding significant items of 11.4% and Operating EPS excluding significant items of $3.80 for 2024. These results reflect potential payouts of 134.4% and 137.4%, respectively, prior to applying the relative TSR modifier over 2024−2026.
•During 2025, the HRCC recertified the 2024 Operating ROE potential payout following the Company’s revision of prior period financials, adjusting the potential payout from 134.6% to 134.4%. See page 63 for more information. The 2024 Operating EPS potential payout of 137.4% was unchanged.
•The relative TSR modifier for 2024−2026 will be applied at the end of the three-year performance period prior to the awards being paid out.
2023−2025 P-Share Performance Metrics, Targets and Payouts
»The Operating ROE and Operating EPS targets were established in early 2023 based on our strategic goals and business plan at that time. No changes were made to such targets after they were established.
»The 2023 Operating ROE target was set equal to our business plan at 9.3%, which is lower than 2022 as reported Operating ROE (10.8%) and Operating ROE as reported excluding significant items (10.3%). The 2023 Operating EPS target was set equal to our business plan at $3.01, which is lower than 2022 as reported Operating EPS ($3.06) but higher than 2022 Operating EPS as reported excluding significant items ($2.91). The lower target ROE and EPS reflected our expectation for relatively flat earnings in 2023, in the context of an evolving business climate as net favorable pandemic impacts were expected to subside and rising interest rates were expected to adversely impact economic conditions. The 2022 amounts were recast to reflect the adoption of a new accounting standard related to targeted improvements to the accounting for long-duration insurance contracts, which became effective on January 1, 2023.
»Our 2023−2025 results generated a 2023−2025 P-share payout of (i) 115.8% for P-shares based on 2023 Operating ROE and (ii) 112.9% for P-shares based on 2023 Operating EPS, in each case, after applying the three-year relative TSR modifier (which increased the payout by 25%). The tables below summarize the 2023−2025 P-share metrics, results and payout. The 2023−2025 P-share payout reflects (i) stable margins, strong net investment and fee income and disciplined expense management and (ii) 2023–2025 relative TSR outperforming the peer group, ranking in the 90th percentile.

CNO Financial Group, Inc. 2026 Proxy Statement	59

2023 Operating ROE Performance	% Amount	3-Year Relative TSR Performance (1/1/23 to 12/31/25)	TSR Performance Share Modifier
≥ 14.0% (Maximum)	200%	≥ 75th Percentile	+25%
9.3% (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
4.7% (Threshold)	50%	≤ 25th Percentile	−25%
< 4.7%	NO PAYOUT
As Reported Excluding Significant Items: 8.6%	Payout % of Target: 92.6%	Actual Results: 99.2% 90th Percentile	Modifier %: +25% Payout % of Target: 115.8%

2023 Operating EPS Performance	% Amount	3-Year Relative TSR Performance (1/1/23 to 12/31/25)	TSR Performance Share Modifier
≥ $4.52 (Maximum)	200%	≥ 75th Percentile	+25%
$3.01 (Target)	100%	Between 25th Percentile and 75th Percentile	NO ADJUSTMENT
$1.51 (Threshold)	50%	≤ 25th Percentile	−25%
< $1.51	NO PAYOUT
As Reported Excluding Significant Items: $2.72	Payout % of Target: 90.3%	Actual Results: 99.2% 90th Percentile	Modifier %: +25% Payout % of Target: 112.9%
The HRCC has the authority to adjust results for the impact of certain industry, market or Company-specific special items from year to year. The Board takes very seriously the consideration of such adjustments and generally prefers to avoid such modifications. Nonetheless, the Board is responsible for ensuring that management acts in the best interests of shareholders, regardless of the impact on its incentives. Therefore, we are of the view that any adjustment must relate to items that are: (i) material; (ii) non-recurring or unusual in nature; and (iii) beyond management’s control or, if controllable, reflect actions taken that are determined to be in the long-term best interests of the Company and its shareholders. These adjustments may vary from year to year and may have either a favorable or unfavorable impact on the funding of long-term incentives.
The HRCC did not apply any adjustments for the 2023−2025 P-shares.

60	CNO Financial Group, Inc. 2026 Proxy Statement

The table below shows actual Operating ROE and Operating EPS P-share vesting for NEOs related to the 2023−2025 award.

P-Share Vesting for the 2023−2025 Performance Period
Named Executive Officer	Metric(1)	P-Shares Granted	P-Shares Opportunity Earned (% of Target)	P-Shares Vested(2)

Gary C. Bhojwani	Operating ROE Operating EPS	66,700 66,700	115.8 112.9	77,238 75,304
Paul H. McDonough	Operating ROE Operating EPS	18,500 18,500	115.8 112.9	21,423 20,886
Scott L. Goldberg	Operating ROE Operating EPS	11,400 11,400	115.8 112.9	13,201 12,870
Eric R. Johnson	Operating ROE Operating EPS	11,100 11,100	115.8 112.9	12,853 12,531
Matthew J. Zimpfer	Operating ROE Operating EPS	11,100 11,100	115.8 112.9	12,853 12,531
(1)Operating ROE and Operating EPS are non-GAAP financial measures. See “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for descriptions of these measures and reconciliations to the comparable GAAP measures.
(2)Variances between values and totals may exist due to rounding.
Total Shareholder Return Performance Peers
Our Comparator Peer Companies are one source used to develop our TSR Performance Peers. However, TSR Performance Peers may differ from our Comparator Peer Companies because of the use of additional selection criteria not related to organizational size and competition for executive talent. These criteria include insurance product mix, ownership concentration and macroeconomic response similarities. The HRCC is of the view that the use of a second peer group that is developed with these variances from the Comparator Peer Companies serves as a more accurate comparison of our relative TSR performance. For additional information on the selection of the Comparator Peer Companies, see pages 44–45.
The HRCC reviews the TSR Performance Peers annually and obtains feedback from its independent executive compensation consultant on their continued appropriateness, including reviewing analyses of existing and potential peers. The TSR Performance Peers below are used to determine the value of the modifier of our 2023−2025, 2024−2026 and 2025−2027 P-share grants. Corebridge Financial, Inc. was added as a TSR Performance Peer for the 2024−2026 and subsequent P-share grants. In 2024, American Equity Investment Life Holding Co. was removed as a TSR Performance Peer given its acquisition in May 2024.

TSR Performance Peers
Aflac, Inc.	MetLife, Inc.
Brighthouse Financial, Inc.	Primerica, Inc.
Corebridge Financial, Inc.*	Principal Financial Group, Inc.
Equitable Holdings, Inc.	Prudential Financial, Inc.
Globe Life, Inc.	Unum Group
Lincoln National Corporation	Voya Financial, Inc.
*Does not apply to the 2023−2025 P-share grants.
In 2025, the HRCC added Jackson Financial as a TSR Performance Peer for subsequent P-share grants.

CNO Financial Group, Inc. 2026 Proxy Statement	61

Amended Employment Agreement and Executive Agreements
Pursuant to our CEO’s employment agreement, our severance plan and the terms of award agreements made in accordance with our equity-based compensation plans, NEOs are entitled to payments and benefits upon the occurrence of certain specified events, including qualifying terminations of employment. The specific terms of these arrangements are described below, and an estimate of the amounts that would have been payable had the qualifying terminations occurred as of fiscal year-end are set forth in the section entitled “Potential Payments Upon Termination or Change in Control” beginning on page 73.
The termination benefits for which our NEOs are eligible were negotiated and entered into in order to address competitive concerns in the NEO recruitment and retention process. The HRCC also received advice from its independent executive compensation consultant about these benefits. Providing highly qualified and skilled individuals with a fixed amount of compensation offsets the potential risk of departure from a prior employer and/or foregoing other opportunities in order to join our Company. At the time of entering into such arrangements, the HRCC carefully considers the desirability of hiring a particular individual at the proposed compensation and also the Company’s aggregate potential obligations to our NEOs as a group.
Chief Executive Officer. The Company is a party to an amended employment agreement with Mr. Bhojwani that governs the terms of his employment as the Company’s Chief Executive Officer for a term through April 1, 2028, with automatic one-year extensions thereafter, unless either party provides 90 days’ prior written notice of non-renewal (the “Amended CEO Agreement”) unless earlier terminated in accordance with its terms or renewed or extended by mutual agreement. The Amended CEO Agreement subjects Mr. Bhojwani to non-solicitation and non-competition covenants that apply during the term and for one year thereafter. The Amended CEO Agreement provides for an annual base salary of $1,030,000 and an annual performance-based bonus with a target of 160% of base salary with respect to any calendar year, in each case, with increases from time to time based on Mr. Bhojwani’s performance. The threshold payout for Mr. Bhojwani is 50% of his target payout pursuant to the Annual Cash Incentive/P4P Plan, and the maximum payout pursuant to the Amended CEO Agreement is 200% of his target payout.
In the event that Mr. Bhojwani’s employment is terminated by the Company without “Just Cause” or by Mr. Bhojwani “With Reason” (both as defined in the Amended CEO Agreement), or following a notice of non-renewal delivered by the Company, Mr. Bhojwani is eligible to receive the following benefits: (i) a pro rata bonus for the year of termination; (ii) a lump-sum severance payment equal to two times the sum of (a) his base salary plus (b) the target bonus; (iii) outplacement services for a period of up to twelve months; (iv) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; and (v) up to twelve months of fully subsidized coverage for certain health and welfare benefits. In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Amended CEO Agreement), Mr. Bhojwani would be eligible to receive the same benefits, except that: (a) the lump-sum severance payment described in clause (ii) above would equal three times the sum of (1) his base salary plus (2) the target bonus; and (b) the subsidized health and welfare benefits described in clause (v) above would be provided for up to 24 months. The receipt of such benefits is conditioned on Mr. Bhojwani’s timely execution of a general release of claims in favor of the Company.
Other Executive Officers. The HRCC approved and adopted the CNO Executive Severance Pay Plan, effective August 6, 2019, as restated effective September 1, 2023 (the “Severance Plan”). The Severance Plan covers the executive officers of the Company who report to the Company’s Chief Executive Officer, including the NEOs. Under the terms of the Severance Plan, in the event that the employment of an NEO (other than Mr. Bhojwani) is terminated by the Company without “Just Cause” or by such NEO “With Reason” (in each case, as defined in the Severance Plan), such NEO is eligible to receive the following benefits: (i) a pro rata bonus for the year of termination; (ii) a lump-sum severance payment equal to one and one-half times the sum of (a) the NEO’s base salary plus (b) the target bonus, in each case, as in effect as of the termination date; (iii) outplacement services for a period of up to twelve months in an amount not to exceed $25,000; (iv) a lump-sum payment for six months of financial and tax preparation services in an amount not to exceed $10,000; (v) continuation of tuition assistance under the Company’s tuition assistance plan in effect on the termination date if the NEO applied for such assistance prior to termination; and (vi) up to eighteen months of subsidized coverage for certain health and welfare benefits (equal to the employer’s portion of premiums made for active employees immediately prior to the termination date, subject to any changes in plans or coverage tiers as elected by the NEO and permitted under applicable law). In the event that such termination occurs within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan), the NEO would be eligible to receive the same benefits, except that the lump-sum severance payment described in clause (ii) above would equal two times the sum of (1) the NEO’s base salary plus (2) the target bonus. At the discretion of the plan administrator, the receipt of such benefits may be conditioned on the NEO’s execution of a general release of claims in favor of the Company, and, in general, the Company may amend or terminate the Severance Plan at any time.

62	CNO Financial Group, Inc. 2026 Proxy Statement

In connection with the adoption of the Severance Plan, the HRCC approved, and each NEO (other than Mr. Bhojwani) entered into, a Confidential Information and Non-Solicitation Agreement (the “Executive Agreement”) with the Company, effective August 6, 2019, pursuant to which each such NEO agreed to be bound by a non-solicitation covenant that applies during the executive officer’s term of employment and for a period of one year thereafter. Mr. Goldberg’s Executive Agreement also includes a non-competition covenant that applies during his term of employment and for a period of one year thereafter.
Benefits
In addition to participation in our Annual Cash Incentive/P4P Plan and LTI Plans, our executive officers are eligible to participate in all of the broad-based, Company-sponsored, benefits programs on the same basis as other full-time associates. These include our health and welfare benefits, such as our medical/dental plans, disability plans and life insurance, as well as our 401(k) Plan.
We do not offer any form of supplemental executive health or welfare program other than our Mayo Clinic executive health program and our Deferred Compensation Plan. The Deferred Compensation Plan primarily is intended as a “restoration” plan that provides participants the ability to defer their own compensation above the Internal Revenue Service (“IRS”) limits imposed on the 401(k) Plan. P-shares and RSUs granted in 2019 and prior years were eligible for deferral into the Deferred Compensation Plan. We do not make annual contributions to the Deferred Compensation Plan in addition to the amounts contributed by our executive officers. The material terms of the Deferred Compensation Plan are described in the section entitled “Nonqualified Deferred Compensation in 2025” on page 72.
Additional Information
Stock Ownership Guidelines
To align our executive officers with shareholder interests, our CEO and each executive officer who reports to our CEO (including all other NEOs) are required to maintain ownership levels in accordance with Company policy. The CEO is required to maintain ownership equal to five times his base salary, and the other executive officers are required to maintain ownership equal to three times their respective base salaries. In calculating ownership levels, vested stock options, vested and unvested RSUs and vested P-shares are included, and unvested stock options and unvested P-shares are excluded.
As of December 31, 2025, all NEOs have met these guidelines. Our CEO, Mr. Bhojwani, owns over 40 times his base salary as of the March 16, 2026 record date.
Prohibition Against Hedging, Pledging or Derivative Transactions
It is a violation of Company policy for any director or executive officer (including NEOs) to pledge or hedge any Company securities, including holding CNO shares in margin accounts. They are also prohibited from engaging in any transaction involving Company securities that might be considered speculative or that involves any derivative securities related to CNO shares. This prohibition does not apply, however, to any exercise of our stock options pursuant to our Amended & Restated Long-Term Incentive Plan or any other benefit plans that we may adopt from time to time, any sale of our stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.
Clawback Rights
Our Clawback Policy, Amended & Restated Long-Term Incentive Plan and Annual Cash Incentive/P4P Plan provide for strong clawback rights related to our incentive compensation.
The Company adopted a new Clawback Policy, effective as of October 2, 2023, which covers each individual who serves or served as an executive officer at any time from and after October 2, 2023, including each of our NEOs and is more expansive than required by applicable law and NYSE listing rules. Specifically, the Clawback Policy provides (i) for the mandatory recoupment of certain cash and equity performance-based incentive compensation in the event of an accounting restatement as required by applicable law and NYSE listing rules and (ii) the HRCC with the discretion to recoup certain cash and equity performance-based incentive compensation in the event that a covered executive officer engages in detrimental conduct that causes or is likely to cause material financial, operational or reputational harm to the Company. Compensation earned prior to October 2, 2023 remains subject to the Company’s previous Clawback Policy.

CNO Financial Group, Inc. 2026 Proxy Statement	63

In the event that a participant in our Amended & Restated Long-Term Incentive Plan engages in a “forfeiture event” (which includes engaging in competition with, or soliciting employees or customers of, the Company) during employment or within one year after a termination for any reason, the HRCC has the right to cause (i) the forfeiture of any outstanding awards held by such participant and (ii) the participant to repay any profits realized by the participant in respect of any previously settled award pursuant to our Amended & Restated Long-Term Incentive Plan during the prior six months.
Our Annual Cash Incentive/P4P Plan also contains recapture rights of any incentive amount paid or vested in the event that the HRCC determines that the achievement of performance goals was based on incorrect data.
As a result of the revision of our previously issued audited consolidated financial statements as of and for the year ended December 31, 2024, as described in the “Revision of Prior Period Amounts” section of Note 2 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company conducted a recovery analysis for the relevant period, as contemplated by Rule 10D-1 under the Exchange Act, New York Stock Exchange Listing Standards, and in accordance with the Company's Clawback Policy. Based on this analysis, the HRCC concluded that no recovery of incentive-based compensation was required as a result of the revision because no paid-out incentive-based compensation was impacted by the revised items during the relevant recovery period, and thus, there was no erroneously awarded compensation.
Impact of Tax and Accounting on Compensation Decisions
The HRCC considers the various tax and accounting implications of our compensation design.
When determining the awards of long-term equity incentive grants to executive officers and associates, the HRCC considers the accounting costs associated with the grants. Under FASB ASC Topic 718, grants of stock options, restricted stock, RSUs and other share-based payments result in an accounting charge that is reflected in our financial statements.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain current and former senior corporate officers. The enactment of the Tax Cuts and Jobs Act of 2017 eliminated the previously commonly used qualified performance-based compensation exception to Section 162(m) and as a result, compensation paid in 2020 and later years to our NEOs in excess of $1 million are not deductible under Section 162(m) of the Code even if subject to performance conditions. While the HRCC is mindful of the benefit of the deductibility, the HRCC also is of the view that compensation and benefits decisions should be driven primarily by the needs of the business, rather than by tax policy.
Compensation Committee Report
The Human Resources & Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Human Resources & Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
This report is provided by the following independent directors, who comprise the Human Resources & Compensation Committee:
Mary R. (Nina) Henderson, Chair
Archie M. Brown
David B. Foss
This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

64	CNO Financial Group, Inc. 2026 Proxy Statement

Summary Compensation Table for 2025
The following Summary Compensation Table for 2025 sets forth compensation paid to (i) our Chief Executive Officer, (ii) our Chief Financial Officer and (iii) the other three most highly compensated individuals who served as executive officers of CNO as of December 31, 2025 (collectively, our “Named Executive Officers” or “NEOs”) for each of the years shown below.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total

Gary C. Bhojwani Chief Executive Officer	2025	$1,065,000	$7,718,440	$2,411,079	$48,742	$11,243,261
	2024	1,065,000	6,820,134	2,469,829	48,625	10,403,588
	2023	1,059,167	6,550,350	1,770,339	408,311	9,788,167
Paul H. McDonough Chief Financial Officer	2025	724,333	2,279,417	1,086,138	40,723	4,130,611
	2024	698,167	1,947,804	1,002,031	45,995	3,693,997
	2023	680,167	1,818,581	710,629	115,424	3,324,801
Scott L. Goldberg President, Consumer Division	2025	686,577	1,501,970	1,228,571	59,077	3,476,195
	2024	650,833	1,199,286	973,398	55,791	2,879,308
	2023	635,000	1,118,400	656,900	116,799	2,527,099
Eric R. Johnson Chief Investment Officer	2025	661,833	1,365,021	849,767	27,216	2,903,837
	2024	648,333	1,165,926	940,945	15,800	2,771,004
	2023	635,000	1,089,103	699,944	72,761	2,496,808
Matthew J. Zimpfer General Counsel	2025	627,000	1,301,272	784,781	26,428	2,739,481
	2024	620,000	1,135,305	901,546	30,437	2,687,288
	2023	610,000	1,089,103	645,948	86,440	2,431,491
(1)For 2025, this column reflects merit-based salary increases for Messrs. McDonough, Goldberg, Johnson and Zimpfer. See page 49 for additional information. This column includes amounts, if any, deferred at the election of the NEO under the Company’s 401(k) Plan. The 2025 amounts include elective contributions of a portion of the NEO’s base salary to the 401(k) Plan by Messrs. Bhojwani, McDonough, Goldberg and Zimpfer in the amount of $20,813, $19,277, $21,192 and $20,483, respectively.
(2)This column represents the aggregate grant date fair value of RSU and P-share awards granted on February 11, 2025, in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 11 to the CNO financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC. See the Grants of Plan-Based Awards in 2025 table for information on awards made in 2025. The amounts in this column do not necessarily correspond to the actual value that will be recognized by the NEOs. The amounts in this column for 2025 include the grant date value of P-share awards based on the target amounts for each of the NEOs. Under the terms of those P-share awards, the officers are entitled to receive 200% of the target number of shares if the Company equals or exceeds the maximum performance levels set forth in those awards. If the maximum performance levels are achieved for the P-share awards made in 2025, the aggregate grant date fair value of the P-share and RSU awards shown in this column would be as follows: Mr. Bhojwani, $12,034,710; Mr. McDonough, $3,554,579; Mr. Goldberg, $2,286,348; Mr. Johnson, $2,127,489; and Mr. Zimpfer, $2,028,684.
(3)This column represents the dollar amount of payments made after year-end to the NEOs based on performance for the specified year with respect to the targets established under the Company’s Annual Cash Incentive/P4P Plan. This column includes amounts, if any, deferred at the election of the NEO under the Company’s 401(k) Plan and/or Deferred Compensation Plan. The 2025 amounts include elective contributions of a portion of the NEO’s compensation under the Company’s Annual Cash Incentive/P4P Plan to (a) the 401(k) Plan by Messrs. Bhojwani, McDonough, Goldberg and Zimpfer in the amount of $10,187, $11,723, $9,808 and $10,517, respectively, and (b) the Deferred Compensation Plan by Mr. Goldberg in the amount of $389,359.

CNO Financial Group, Inc. 2026 Proxy Statement	65

(4)The amounts reported in this column for 2025 include amounts shown below paid for: (a) group life insurance premiums paid by the Company; (b) Company contributions to the 401(k) Plan; (c) tax reimbursement; and (d) perquisites and other personal benefits. For 2024 and 2025, dividend equivalents on RSU and P-share awards are not separately reported in this column because they are reflected in the aggregate grant date fair values shown in the Stock Awards column. Such amounts were separately reported in this column for 2023, which for Messrs. Bhojwani, McDonough, Goldberg and Zimpfer consisted of $364,047, $81,378, $69,861, $69,989 and $71,434, respectively, in dividend equivalents.

Name	Group Life Insurance Premiums	401(k) Plan Contributions	Tax Reimbursement	Perquisites and Other Personal Benefits(a)

Gary C. Bhojwani	$1,806	$14,000	$7,073	$25,863
Paul H. McDonough	2,772	14,000	5,314	18,637
Scott L. Goldberg	1,806	14,000	11,467	31,804
Eric R. Johnson	5,334	—	—	21,882
Matthew J. Zimpfer	1,806	14,000	56	10,566
(a)For Mr. Bhojwani, this column includes the costs of certain: (i) travel for Mr. Bhojwani’s spouse; (ii) financial and tax consulting services; (iii) executive health benefits; (iv) sporting event tickets; and (v) executive identity and privacy protection services. For Mr. McDonough, this column includes the costs of certain: (i) financial and tax consulting services; and (ii) executive identity and privacy protection services. For Mr. Goldberg, this column includes the costs of certain: (i) travel for Mr. Goldberg’s spouse; (ii) executive health benefits; (iii) sporting event tickets; and (iv) executive identity and privacy protection services. For Mr. Johnson, this column includes the costs of certain (i) sporting event tickets; and (ii) executive identity and privacy protection services. For Mr. Zimpfer, this column includes the costs of certain: (i) executive health benefits; and (ii) executive identity and privacy protection services.

66	CNO Financial Group, Inc. 2026 Proxy Statement

Grants of Plan-Based Awards in 2025
The following table shows certain information concerning grants of plan-based awards in 2025 for the NEOs.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts (in Shares of Common Stock) Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Option Awards(4)

Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Gary C. Bhojwani		$964,701	$1,929,401	$3,858,802
	2-11-25				49,250	98,500	197,000		$4,316,270
	2-11-25							83,000	3,402,170
Paul H. McDonough		441,645	883,289	1,766,578
	2-11-25				14,550	29,100	58,200		1,275,162
	2-11-25							24,500	1,004,255
Scott L. Goldberg		421,918	843,836	1,687,672
	6-04-25							2,620	98,643
	2-11-25				8,950	17,900	35,800		784,378
	2-11-25							15,100	618,949
Eric R. Johnson		332,000	664,000	1,328,000
	2-11-25				8,700	17,400	34,800		762,468
	2-11-25							14,700	602,553
Matthew J. Zimpfer		314,000	628,000	1,256,000
	2-11-25				8,300	16,600	33,200		727,412
	2-11-25							14,000	573,860
(1)These amounts represent the threshold, target and maximum amounts that would have been payable for 2025 if the corresponding performance-based metrics under the Annual Cash Incentive/P4P Plan had been achieved in such year. Messrs. Bhojwani, McDonough and Goldberg received target increases in 2025 from 160% to 185%, 100% to 125% and 100% to 125%, respectively. The target Annual Cash Incentive/P4P Plan incentive amounts disclosed above reflect a blended percent and prorated value of 181%, 121% and 120%, respectively. The actual amounts paid for 2025 performance under the Annual Cash Incentive/P4P Plan are listed in the Summary Compensation Table for 2025 on page 65 of this Proxy Statement under the column heading “Non-Equity Incentive Plan Compensation.”
(2)These amounts represent the threshold, target and maximum number of shares that the NEOs can receive under the terms of the P-share awards that were awarded to the NEOs during 2025 under the Amended & Restated Long-Term Incentive Plan. See footnotes 10 and 11 to the Outstanding Equity Awards at 2025 Fiscal Year-End table beginning on page 69 for additional information regarding the 2025 P-share awards.
(3)The amount in this column represents the number of RSUs that were awarded to the Named Executive Officers during 2025 under the Amended & Restated Long-Term Incentive Plan.
(4)The values included in this column represent the grant date fair value of RSU and P-share (at target) awards computed in accordance with ASC 718, excluding the effect of estimated forfeitures as further described in footnote 2 of the Summary Compensation Table for 2025 on page 65 of this Proxy Statement. A description of the assumptions used in calculating these values may be found in Note 11 to the CNO financial statements in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC.

CNO Financial Group, Inc. 2026 Proxy Statement	67

Narrative Supplement to the Summary Compensation Table for 2025 and the Grants of Plan-Based Awards in 2025 Table
Terms of Equity-Based Awards
Vesting Schedule
Awards of RSUs generally vest in three equal annual installments beginning one year after the grant, subject to continued service through the vesting dates. P-share awards generally vest based on performance over three years, after the conclusion of which they will vest only if and to the extent that the financial performance metrics specified in the award agreement have been achieved for such period, subject to continued service through the date on which the HRCC determines such achievement. See “Compensation Discussion and Analysis” beginning on page 39 for more information. Unless otherwise noted, grants to the NEOs have vesting schedules identical to other officers.
Forfeiture and Post-Employment Treatment
Unvested RSUs and P-shares granted in 2025 generally provide that, in the event of termination by the Company for any reason other than for “cause,” as a result of the executive’s death or disability or in connection with a change in control, (i) a pro rata portion (calculated as described in footnote 6 on page 74) of the next installment of unvested RSUs would vest on the next installment’s vesting date; and (ii) a pro rata portion (based on the number of days from the beginning of the performance period to and including the date of termination) of any P-share awards would remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period. In the event that an executive’s employment is terminated by the Company without “cause” or by the executive for “good reason” within six months prior to and in anticipation of or within 24 months after a “change in control” has occurred, (a) a pro rata portion of the P-shares would vest (based on the number of days from the beginning of the performance period to and including the date of termination); and (b) any RSU awards would vest in full, in each case as of such date of termination.
Awards outstanding under the Company’s Amended & Restated Long-Term Incentive Plan will be treated as follows upon termination of employment due to an individual’s “retirement” or “disability” (except as otherwise provided in the individual award agreement): (i) RSU awards would continue to vest as if the individual had remained in active employment through each applicable vesting date; and (ii) a pro rata portion (based on the number of days from the beginning of the performance period to and including the date of termination) of any P-share awards would remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period. For the purpose of the Amended & Restated Long-Term Incentive Plan, “retirement” means voluntary termination of employment after achieving either 62 years of age, or 60 years of age with at least 10 years of employment with the Company. Upon an individual’s death: (a) RSUs would vest in full; and (b) a pro rata portion (based on the number of days from the beginning of the performance period to and including the date of termination) of any P-share awards would remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period.
Effective May 4, 2023, the HRCC adopted a Policy for Good Leavers under the Amended & Restated Long-Term Incentive Plan (the “Good Leaver Policy”) pursuant to which the HRCC may, but is not required to, allow additional vesting of equity awards under the Amended & Restated Long-Term Incentive Plan held by a departing executive officer who qualifies under the Good Leaver Policy as a “good leaver.” Our CEO and each executive officer who reports to the CEO is eligible for benefits under the Good Leaver Policy at the discretion of the HRCC. In the HRCC’s discretion, and subject to the executive officer satisfying certain conditions, a “good leaver” may be afforded the same treatment with respect to all or any portion of the executive officer’s then-outstanding awards as such awards would have been afforded had the executive officer’s termination of employment been due to a retirement, or such other vesting benefit as determined by the HRCC in its discretion.
Dividends
Holders of RSU awards are entitled to dividend equivalents upon vesting. Holders of P-share awards are entitled to dividend equivalents on any P-shares that vest. Such dividend equivalents are payable in cash at the time of vesting of the awards to the extent that cash dividends were paid on the common stock underlying the awards after the award date and prior to the issuance of shares upon vesting. The payments of cash dividends and dividend equivalents are taxed as compensation income to the recipient.

68	CNO Financial Group, Inc. 2026 Proxy Statement

Outstanding Equity Awards at 2025 Fiscal Year-End
The following table sets forth certain information concerning outstanding equity awards held by the NEOs as of December 31, 2025.

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Gary C. Bhojwani	2-23-17	44,250	—	$21.06	2-23-27	—	$—	—	$—
	2-21-18	100,150	—	23.33	2-21-28	—	—	—	—
	2-19-19	164,600	—	17.48	2-19-29	—	—	—	—
	2-14-23	—	—	—	—	37,158(3)	1,578,100	—	—
	2-14-23	—	—	—	—	77,238(4)	3,280,298	—	—
	2-14-23	—	—	—	—	75,304(5)	3,198,161	—	—
	2-12-24	—	—	—	—	75,768(6)	3,217,867	—	—
	2-12-24	—	—	—	—	—	—	130,300(7)	5,533,841
	2-12-24	—	—	—	—	—	—	130,300(8)	5,533,841
	2-11-25	—	—	—	—	83,000(9)	3,525,010	—	—
	2-11-25	—	—	—	—	—	—	98,500(10)	4,183,295
	2-11-25	—	—	—	—	—	—	98,500(11)	4,183,295
Paul H. McDonough	4-1-19	31,800	—	16.50	4-1-29	—	—	—	—
	2-14-23	—	—	—	—	10,329(3)	438,673	—	—
	2-14-23	—	—	—	—	21,423(4)	909,835	—	—
	2-14-23	—	—	—	—	20,886(5)	887,028	—	—
	2-12-24	—	—	—	—	21,648(6)	919,391	—	—
	2-12-24	—	—	—	—	—	—	37,200(7)	1,579,884
	2-12-24	—	—	—	—	—	—	37,200(8)	1,579,884
	2-11-25	—	—	—	—	24,500(9)	1,040,515	—	—
	2-11-25	—	—	—	—	—	—	29,100(10)	1,235,877
	2-11-25	—	—	—	—	—	—	29,100(11)	1,235,877
Scott L. Goldberg	2-23-17	22,120	—	21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-14-23	—	—	—	—	6,336(3)	269,090	—	—
	2-14-23	—	—	—	—	13,201(4)	560,646	—	—
	2-14-23	—	—	—	—	12,870(5)	546,589	—	—
	2-12-24	—	—	—	—	13,332(6)	566,210	—	—
	2-12-24	—	—	—	—	—	—	22,900(7)	972,563
	2-12-24	—	—	—	—	—	—	22,900(8)	972,563
	2-11-25	—	—	—	—	15,100(9)	641,297	—	—
	2-11-25	—	—	—	—	—	—	17,900(10)	760,213
	2-11-25	—	—	—	—	—	—	17,900(11)	760,213
	6-4-25	—	—	—	—	2,620	111,271	—	—

CNO Financial Group, Inc. 2026 Proxy Statement	69

		Options Awards				Stock Awards
Name	Award Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

Eric R. Johnson	2-23-17	30,970	—	$21.06	2-23-27	—	—	—	—
	2-21-18	20,620	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-14-23	—	—	—	—	5,987(3)	254,268	—	—
	2-14-23	—	—	—	—	12,853(4)	545,867	—	—
	2-14-23	—	—	—	—	12,531(5)	532,192	—	—
	2-12-24	—	—	—	—	12,936(6)	549,392	—	—
	2-12-24	—	—	—	—	—	—	22,300(7)	947,081
	2-12-24	—	—	—	—	—	—	22,300(8)	947,081
	2-11-25	—	—	—	—	14,116(9)	599,507		—
	2-11-25	—	—	—	—	—	—	17,400(10)	738,978
	2-11-25	—	—	—	—	—	—	17,400(11)	738,978
Matthew J. Zimpfer	2-23-17	30,970	—	21.06	2-23-27	—	—	—	—
	2-21-18	23,570	—	23.33	2-21-28	—	—	—	—
	2-19-19	33,800	—	17.48	2-19-29	—	—	—	—
	2-14-23	—	—	—	—	6,171(3)	262,082	—	—
	2-14-23	—	—	—	—	12,853(4)	545,867	—	—
	2-14-23	—	—	—	—	12,531(5)	532,192	—	—
	2-12-24	—	—	—	—	12,606(6)	535,377	—	—
	2-12-24	—	—	—	—	—	—	21,700(7)	921,599
	2-12-24	—	—	—	—	—	—	21,700(8)	921,599
	2-11-25	—	—	—	—	14,000(9)	594,580	—	—
	2-11-25	—	—	—	—	—	—	16,600(10)	705,002
	2-11-25	—	—	—	—	—	—	16,600(11)	705,002
(1)Numbers in this column reflect (a) RSUs and (b) the number of shares of CNO common stock to which the NEO is entitled following the settlement of the P-share awards described in the footnotes below.
(2)Dollar amounts equal the number of RSUs or P-shares, as applicable, multiplied by $42.47 (the per-share closing market price of CNO common stock on December 31, 2025, the last trading day of fiscal year 2025).
(3)Reflects the remaining unvested RSUs granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest on March 25, 2026, subject to the NEO’s employment through the vesting date. Amount shown for Mr. Johnson is net of shares surrendered on the grant date to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(4)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards on February 10, 2026 based on achieved 2023 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 10, 2026 (the date on which the HRCC certified performance achievement levels and such P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2023–2025 P-Share Performance Metrics, Targets and Payouts” beginning on page 59.
(5)Reflects the number of shares of CNO common stock received by the NEO following the settlement of the P-share awards on February 10, 2026 based on achieved 2023 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2023 through December 31, 2025) for P-share awards granted on February 14, 2023 under the Amended & Restated Long-Term Incentive Plan, subject to the NEO’s employment through February 10, 2026 (the date on which the HRCC certified performance achievement levels and such P-share awards settled in shares of CNO common stock). For information regarding these awards, see “2023–2025 P-Share Performance Metrics, Targets and Payouts” beginning on page 59.

70	CNO Financial Group, Inc. 2026 Proxy Statement

(6)Reflects the remaining unvested RSUs granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest in three equal annual installments beginning on March 25, 2025, subject to the NEO’s employment through the applicable vesting date. Amount shown for Mr. Johnson is net of shares surrendered on the grant date to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(7)Each P-share represents the right to receive one share of CNO common stock based on achieved 2024 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2024 through December 31, 2026) for P-share awards granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of maximum performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance with respect to these P-share awards. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2027. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2024–2026 P-Share Performance Metrics and Targets” on page 59.
(8)Each P-share represents the right to receive one share of CNO common stock based on achieved 2024 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2024 through December 31, 2026) for P-share awards granted on February 12, 2024 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of maximum performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance with respect to these P-share awards. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2027. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2024–2026 P-Share Performance Metrics and Targets” on page 59.
(9)Reflects the unvested RSUs granted on February 11, 2025 under the Amended & Restated Long-Term Incentive Plan. These RSUs vest in three equal annual installments beginning on March 25, 2026, subject to the NEO’s employment through the applicable vesting date. Amount shown for Mr. Johnson is net of shares surrendered on December 5, 2025 to cover required tax withholding due to Mr. Johnson’s retirement eligibility.
(10)Each P-share represents the right to receive one share of CNO common stock based on achieved 2025 Operating ROE, as adjusted by relative TSR for the three-year performance period (January 1, 2025 through December 31, 2027) for P-share awards granted on February 11, 2025 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of maximum performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance with respect to these P-share awards. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2028. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2025–2027 P-Share Performance Metrics and Targets” on page 58.
(11)Each P-share represents the right to receive one share of CNO common stock based on achieved 2025 Operating EPS, as adjusted by relative TSR for the three-year performance period (January 1, 2025 through December 31, 2027) for P-share awards granted on February 11, 2025 under the Amended & Restated Long-Term Incentive Plan. The number of shares assumes achievement of maximum performance levels which is the next highest performance metric that exceeded the previous year’s fiscal performance with respect to these P-share awards. Each such P-share award will, to the extent earned, vest and settle no later than March 15, 2028. For more information regarding the performance metrics and targets for these awards and how performance is tracking, see “2025–2027 P-Share Performance Metrics and Targets” on page 58.

CNO Financial Group, Inc. 2026 Proxy Statement	71

Option Exercises and Stock Vested in 2025
The following table provides information, for the NEOs, concerning (i) stock option exercises during 2025 and the value realized upon exercise (before payment of any applicable withholding tax), (ii) the number of shares acquired upon the vesting of RSU awards in 2025 and (iii) the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2022 Operating ROE, 2022 Operating EPS and relative TSR for the performance period commencing on January 1, 2022 and ending on December 31, 2024, as certified by the HRCC on February 11, 2025, and the value realized upon vesting thereof (in each case before payment of any applicable withholding tax).

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Gary C. Bhojwani	—	$—	210,376	$8,761,606
Paul H. McDonough	—	—	56,330	2,346,809
Scott L. Goldberg	51,000	1,156,914	35,606	1,483,048
Eric R. Johnson	71,400	1,696,170	34,550(2)	1,437,207(2)
Matthew J. Zimpfer	81,600	1,910,971	35,067	1,460,270
(1)Represents the applicable settlement date fair value of the shares of CNO common stock received in settlement of vested RSUs and P-shares.
(2)Includes 584 RSUs with a realized value of $23,465 that accelerated on December 5, 2025 to satisfy taxes in connection with Mr. Johnson’s retirement eligible status.
Nonqualified Deferred Compensation in 2025
The following table shows certain information concerning nonqualified deferred compensation activity in 2025 for our NEOs.

Name	Executive Contributions in 2025	CNO Contributions in 2025	Aggregate Earnings (Loss) in 2025(1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12-31-2025(2)

Gary C. Bhojwani	$—	$—	$482,438	($125,447)	$3,243,256
Paul H. McDonough	—	—	—	—	—
Scott L. Goldberg	389,359	—	186,597	—	1,282,783
Eric R. Johnson	—	—	—	—	—
Matthew J. Zimpfer	—	—	113,606	—	1,041,207
(1)Amounts in this column include gains (or losses) and dividends and are not considered above-market or preferential earnings on nonqualified deferred compensation and therefore are not required to be included in the Summary Compensation Table for 2025 on page 65 of this Proxy Statement.
(2)Amounts included in this column reflect $2,190,073, $931,158 and $577,697 contributed under the Deferred Compensation Plan by or on behalf of Mr. Bhojwani, Mr. Goldberg and Mr. Zimpfer, respectively. To the extent that Mr. Bhojwani, Mr. Goldberg or Mr. Zimpfer was an NEO in the applicable year, such amounts were included in the Summary Compensation Table for such NEO for the year(s) to which the compensation relates.
The Nonqualified Deferred Compensation in 2025 table presents amounts deferred under our Deferred Compensation Plan. Participants may defer up to 100% of their base salary and annual cash incentive plan payments under the Deferred Compensation Plan. Deferred amounts are credited with earnings or losses based on the return of mutual funds selected by the executive, which the executive may change at any time. We did not make matching contributions to participants’ accounts under the Deferred Compensation Plan in 2025. Distributions are made in either a lump sum or an annuity as chosen by the executive at the time of deferral.

72	CNO Financial Group, Inc. 2026 Proxy Statement

Potential Payments Upon Termination or Change in Control
The following table describes the value of the compensation and benefits, other than compensation and benefits generally available to salaried associates, that would have been payable to each of our NEOs in the event that such NEOs experienced a termination of employment on December 31, 2025, under each of the scenarios identified below:

Name	Voluntary Resignation Not With Reason or For Cause Termination(1)	Retirement or Voluntary Resignation as a Good Leaver(2)	Disability(3)	Death(4)	Resignation With Reason(5)	Termination Without Just Cause(6)	Termination or Resignation With Reason Within 6 Months Before or 2 Years After Change In Control(7)

Gary C. Bhojwani(8)	$—	$21,962,181	$23,932,431	$24,332,431	$30,494,211	$25,472,628	$33,544,912
Paul H. McDonough(9)	—	6,259,510	7,345,648	7,745,648	9,865,237	8,408,639	10,685,362
Scott L. Goldberg(10)	—	3,969,180	5,197,751	5,597,751	7,632,965	6,645,343	8,424,965
Eric R. Johnson(11)	—	4,562,697	4,562,697	4,962,697	6,600,623	5,735,302	7,264,623
Matthew J. Zimpfer(12)	—	3,671,903	4,456,684	4,856,684	6,399,898	5,558,466	7,027,898
(1)For purposes of this table, “Voluntary Resignation” means a voluntary termination of employment that occurs prior to the NEO becoming retirement eligible and that is not a resignation “With Reason” for purposes of the Severance Plan (or, for Mr. Bhojwani, his Amended CEO Agreement). In such events, the NEO’s outstanding P-share and RSU awards would be forfeited. Of the NEOs, only Mr. Johnson was “Retirement” (as defined in the LTIP) eligible as of December 31, 2025. See footnote 2 below for more information.
(2)Of the NEOs, only Mr. Johnson was “Retirement” eligible as of December 31, 2025. In the event of a termination of employment due to his Retirement or in the event another NEO voluntarily resigns and qualifies as a “good leaver” under our Good Leaver Policy described on page 68 and such resignation does not constitute a Change in Control Termination (as defined in footnote 7 below): (a) a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 below, with dividend equivalents to be paid thereon; and (b) any RSU awards would continue to vest as if the NEO had remained in active employment through each applicable vesting date, with dividend equivalents to be paid thereon. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 below. In addition, Mr. Johnson would receive a pro rata portion of his annual bonus at the same time as bonus payments are made to the other Annual Cash Incentive/P4P Plan participants.
(3)Upon a termination of employment due to “Disability” (as defined in the award agreements) of an NEO (other than Mr. Bhojwani who is addressed in footnote 8 below), the NEO would receive a pro rata portion of his annual bonus at the same time as bonus payments are made to the other Annual Cash Incentive/P4P Plan participants. In addition, a pro rata portion (based on the number of days from the beginning of the performance period to and including the date of termination) of any P-share awards would remain eligible to vest as of the end of the performance period without regard to continued employment, subject to achievement of the applicable performance criteria for such performance period. Amounts in this column: (a) reflect the number of shares received by the NEO following the settlement of the P-share awards based on achieved 2023 Operating ROE, 2023 Operating EPS and relative TSR for the performance period commencing on January 1, 2023 and ending December 31, 2025, as certified by the HRCC on February 10, 2026; (b) assumed achievement of 134.4% performance with respect to awards based on 2024 Operating ROE and 137.4% performance with respect to awards based on 2024 Operating EPS without applying the relative TSR modifier for the performance period commencing on January 1, 2024 and ending on December 31, 2026; and (c) assumed achievement of 114.4% performance with respect to awards based on 2025 Operating ROE and 111.8% performance with respect to awards based on 2025 Operating EPS without applying the relative TSR modifier for the performance period commencing on January 1, 2025 and ending on December 31, 2027, in each case, (i) as multiplied by the closing sales price of CNO common stock on December 31, 2025 ($42.47); and (ii) plus dividend equivalents to be paid thereon. In such event, any RSU awards would continue to vest as if the NEO had remained in active employment through each applicable vesting date, with dividend equivalents to be paid thereon. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in this footnote 3.
(4)Upon a termination of employment due to death of an NEO (other than Mr. Bhojwani who is addressed in footnote 8 below), (a) a pro rata portion of the NEO’s annual bonus would be paid as described in connection with a termination of employment due to an NEO’s disability in footnote 3 above; (b) a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 above, with dividend equivalents to be paid thereon; (c) RSUs would vest in full, with dividend equivalents paid thereon; and (d) the decedent NEO’s estate would be entitled to receive $400,000 under the Company’s group life insurance plan. This column values the P-share awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 above.

CNO Financial Group, Inc. 2026 Proxy Statement	73

(5)In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2025 by such NEO “With Reason” (as defined in the Severance Plan) and such resignation does not constitute a Change in Control Termination (as defined in footnote 7 below), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 62–63, to receive the payments and benefits listed below.

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough	$1,086,138	$2,460,375	$25,000	$10,000	$24,214
Scott L. Goldberg	1,228,571	2,376,000	25,000	10,000	24,214
Eric R. Johnson	849,767	1,992,000	25,000	10,000	10,926
Matthew J. Zimpfer	784,781	1,884,000	25,000	10,000	24,214
Unless such NEO qualifies as a “good leaver” under our Good Leaver Policy described on page 68 and in footnote 2 above, the NEO’s outstanding P-share and RSU awards would be forfeited. This column assumes that, for purposes of the outstanding P-share and RSU awards, the HRCC exercised its discretion under the Good Leaver Policy to treat a resignation “With Reason” as a “good leaver” termination, as described in footnote 2. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 above.
(6)In the event that the employment of an NEO (other than Mr. Bhojwani) had terminated on December 31, 2025 by the Company without “Just Cause” (as defined in the Severance Plan), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 62–63, to receive the payments and benefits listed below.

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(9)	$1,086,138	$2,460,375	$25,000	$10,000	$24,214
Scott L. Goldberg(10)	1,228,571	2,376,000	25,000	10,000	24,214
Eric R. Johnson(11)	849,767	1,992,000	25,000	10,000	10,926
Matthew J. Zimpfer(12)	784,781	1,884,000	25,000	10,000	24,214
In addition to the amounts payable under the Severance Plan, in the event that the employment of an NEO had terminated on December 31, 2025, by the Company without “Cause” (as defined in the award agreements), a pro rata portion of any P-share awards would remain eligible to vest in the same manner as described in connection with a termination of employment due to an NEO’s disability in footnote 3 above, with dividend equivalents to be paid thereon. Further, a pro rata portion of the next installment of unvested RSUs would vest on the next installment’s vesting date, with dividend equivalents to be paid thereon. For purposes of the foregoing, the pro rata portion shall be calculated based on the number of days from the date on which the most recent installment of the RSUs vested (or if no installments have vested, from the date of grant) to the date of termination divided by the number of days between the date on which the most recent installment of the RSUs vested (or if no installments have vested, from the date of grant) to the date on which the next installment of the RSUs is scheduled to vest. This column values the P-share and RSU awards that would otherwise remain outstanding and eligible to vest following such termination as if they were accelerated at termination and assumes the achievement of P-share performance levels specified in footnote 3 above.
(7)In the event that the employment of a NEO (other than Mr. Bhojwani) had terminated on December 31, 2025, either by the Company for any reason, or by the NEO “With Reason,” in either case, within six months in anticipation of or within two years following a “Change in Control” (as defined in the Severance Plan) (a “Change in Control Termination”), such NEO would have been eligible, pursuant to the terms of the Severance Plan described on pages 62–63, to receive the following payments and benefits:

	Pro Rata Bonus	Severance Payment	Outplacement Services	Financial and Tax Preparation	Welfare Benefit Subsidy

Paul H. McDonough(9)	$1,086,138	$3,280,500	$25,000	$10,000	$24,214
Scott L. Goldberg(10)	1,228,571	3,168,000	25,000	10,000	24,214
Eric R. Johnson(11)	849,767	2,656,000	25,000	10,000	10,926
Matthew J. Zimpfer(12)	784,781	2,512,000	25,000	10,000	24,214

74	CNO Financial Group, Inc. 2026 Proxy Statement

In addition to the amounts payable under the Severance Plan, in the event that the employment of an NEO had terminated on December 31, 2025, either by the Company without “Cause,” or by the NEO with “Good Reason” (as defined in the award agreements), in a Change in Control Termination, a pro rata portion of each P-share award granted to each NEO would have vested in accordance with the terms of each such award’s applicable grant agreement, with dividend equivalents paid thereon. The information included in footnote 3 above regarding the vesting of pro rata portions of the P-shares also applies to the employment termination events discussed in this footnote 7. Further, any RSU awards would have vested in full as of such date of termination in accordance with the terms of each such award’s applicable grant agreement, with dividend equivalents paid thereon. This column assumes the achievement of P-share performance levels specified in footnote 3 above.
(8)The following table contains the amounts that would have been payable to Mr. Bhojwani had his employment been terminated on December 31, 2025, pursuant to the following termination scenarios in accordance with his Amended CEO Agreement:

	Voluntary Resignation as a Good Leaver	Disability	Death	Without Just Cause or With Reason	Change in Control Termination

Pro Rata Target Bonus	$—	$1,970,250	$1,970,250	$—	$—
Pro Rata Actual Bonus	—	—	—	2,411,079	2,411,079
Severance Payment(a)	—	—	—	6,070,500	9,105,750
Welfare Benefit Subsidy(b)	—	—	—	15,451	30,902
Outplacement Services	—	—	—	25,000	25,000
Financial and Tax Preparation	—	—	—	10,000	10,000
Company Group Life Insurance	—	—	400,000	—	—
RSU Vesting(c)	8,545,314	8,545,314	8,545,314	3,523,731(d)	8,545,314
P-share Vesting(c)	13,416,867	13,416,867	13,416,867	13,416,867	13,416,867
(a)Multiple is three (3) times base salary and target bonus if such termination is a Change in Control Termination and two (2) in other qualifying termination scenarios.
(b)Twenty-four (24) months of continued participation in the event of a Change in Control Termination and twelve (12) months in other qualifying termination scenarios.
(c)The vesting of awards shown in the table above in this footnote 8 for Mr. Bhojwani reflect vesting terms similar to the other NEOs under the Company’s Amended & Restated Long-Term Incentive Plan, as described in more detail in each such applicable award agreement and the narrative description for the other NEOs in the footnotes above. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards.
(d)Or $8,545,314 assuming the HRCC exercised its discretion under the Good Leaver Policy to treat a resignation “With Reason” as a “good leaver” termination, as described in footnote 2.
(9)In the event Mr. McDonough voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. McDonough includes the value, as of December 31, 2025, of RSUs ($2,462,657) that would continue to vest and prorated P-shares ($3,796,853) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. McDonough includes the value, as of December 31, 2025, of RSUs ($2,462,657) that would continue to vest and prorated P-shares ($3,796,853) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. McDonough includes the value, as of December 31, 2025, of RSUs ($2,462,657) whose vesting would accelerate and prorated P-shares ($3,796,853) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. McDonough includes the value, as of December 31, 2025, of prorated RSUs ($1,006,059) that would vest on the next installment’s vesting date and prorated P-shares ($3,796,853) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. McDonough includes the value, as of December 31, 2025, of the vesting of RSUs ($2,462,657) and prorated P-shares ($3,796,853) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.

CNO Financial Group, Inc. 2026 Proxy Statement	75

(10)In the event Mr. Goldberg voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. Goldberg includes the value, as of December 31, 2025, of RSUs ($1,628,628) that would continue to vest and prorated P-shares ($2,340,552) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Goldberg includes the value, as of December 31, 2025, of RSUs ($1,628,628) that would continue to vest and prorated P-shares ($2,340,552) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Goldberg includes the value, as of December 31, 2025, of RSUs ($1,628,628) whose vesting would accelerate and prorated P-shares ($2,340,552) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Goldberg includes the value, as of December 31, 2025, of prorated RSUs ($641,006) that would vest on the next installment’s vesting date and prorated P-shares ($2,340,552) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Goldberg includes the value, as of December 31, 2025, of the vesting of RSUs ($1,628,628) and prorated P-shares ($2,340,552) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
(11)In the event of his Retirement, the amount shown for Mr. Johnson includes the value, as of December 31, 2025, of RSUs ($1,440,756) that would continue to vest and prorated P-shares ($2,272,174) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Johnson includes the value, as of December 31, 2025, of RSUs ($1,440,756) that would continue to vest and prorated P-shares ($2,272,174) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Johnson includes the value, as of December 31, 2025, of RSUs ($1,440,756) whose vesting would accelerate and prorated P-shares ($2,272,174) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Johnson includes the value, as of December 31, 2025, of prorated RSUs ($575,435) that would vest on the next installment’s vesting date and prorated P-shares ($2,272,174) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Johnson includes the value, as of December 31, 2025, of the vesting of RSUs ($1,440,756) and prorated P-shares ($2,272,174) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
(12)In the event Mr. Zimpfer voluntarily resigns or resigns “With Reason” and, in either case, qualifies as a “good leaver” under our Good Leaver Policy, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2025, of RSUs ($1,429,470) that would continue to vest and prorated P-shares ($2,242,433) that would remain eligible to vest as of the end of the performance period. In the event of disability, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2025, of RSUs ($1,429,470) that would continue to vest and prorated P-shares ($2,242,433) that would remain eligible to vest as of the end of the performance period. In the event of death, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2025, of RSUs ($1,429,470) whose vesting would accelerate and prorated P-shares ($2,242,433) that would remain eligible to vest as of the end of the performance period. In the event of termination by the Company for any reason other than for cause, death or disability (or in connection with a Change in Control), the amount shown for Mr. Zimpfer includes the value, as of December 31, 2025, of prorated RSUs ($588,038) that would vest on the next installment’s vesting date and prorated P-shares ($2,242,433) that would remain eligible to vest as of the end of the performance period. In the event of a Change in Control Termination, the amount shown for Mr. Zimpfer includes the value, as of December 31, 2025, of the vesting of RSUs ($1,429,470) and prorated P-shares ($2,242,433) that would accelerate. The amounts shown assume the achievement of P-share performance levels specified in footnote 3 above and includes the value of dividend equivalents to be paid on the vesting of P-share and RSU awards. See footnotes 2−6 above for additional information.
CEO Pay Ratio
The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. Because there has been no change in our employee population or employee compensation arrangements in 2025 that we reasonably believe would result in a significant change to our pay ratio disclosure, we elected to use the same median employee that we identified in 2024. We determined our median employee based on 2024 W-2 gross earnings of each of our 3,500 U.S. based employees as of December 31, 2024 (pursuant to the de minimis exemption, we excluded from the calculation the 20 non‑U.S. employees of our Bermuda and Canada subsidiaries as of December 31, 2024). W-2 gross earnings data are readily available, consistently reported for our U.S. based employee population and provide a fair representation of the total compensation an employee receives in a given year.
The 2025 annual total compensation of our median employee was $99,333. As disclosed in the Summary Compensation Table for 2025 on page 65, the 2025 annual total compensation for Mr. Bhojwani was $11,243,261. Based on the information above, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees is 113 to 1.

76	CNO Financial Group, Inc. 2026 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “Compensation Actually Paid” (as defined by SEC rules) and certain financial performance measures of the Company. For further information concerning our variable pay-for-performance compensation program and how the Company aligns executive compensation with performance, refer to the “Compensation Discussion and Analysis” section beginning on page 39.
Pay Versus Performance Table

	Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(4)(7)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(4)(7)	Value of Initial Fixed $100 Investment Based On:

Year					Total Shareholder Return	Peer Group Total Shareholder Return(3)	Net Income (dollars in millions)(5)(8)	Operating Earnings per Share(6)

2025	$11,243,261	$16,216,252	$3,312,531	$4,308,669	$213	$201	$229	$4.02
2024	10,403,588	18,278,230	3,007,899	4,550,140	184	190	421	3.80
2023	9,788,167	11,114,047	2,695,050	2,949,004	135	158	277	2.72
2022	8,751,746	7,363,718	2,954,124	2,551,345	108	151	631	2.91
2021	8,948,166	13,907,530	2,512,679	3,032,833	110	137	570	3.13
(1)Reflects compensation for our Chief Executive Officer, Gary C. Bhojwani, who served as our Principal Executive Officer (“PEO”) in 2021, 2022, 2023, 2024 and 2025.
(2)Reflects compensation for Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg and Matthew J. Zimpfer in 2021; Paul H. McDonough, Bruce K. Baude, Scott L. Goldberg and Eric R. Johnson in 2022; and Paul H. McDonough, Scott L. Goldberg, Eric R. Johnson and Matthew J. Zimpfer in 2023, 2024, and 2025 who served as NEOs in such years.
(3)Peer Group used for TSR comparisons for each fiscal year reported in this table is the S&P 500 Life & Health Insurance Index.
(4)Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used in determining the grant date fair value. RSUs are valued based on the stock price on the relevant measurement date. P-shares are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes and the stock price on the relevant measurement date. Stock options are valued using a Black-Scholes model as of the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes.
(5)This column reflects the Net Income required to be disclosed in the Company’s audited GAAP financial statements. Due to the adoption of Accounting Standards Update 2018-12, Financial Services - Insurance (Topic 944): Targeted Improvements to the Accounting for Long-Duration Contracts (“ASU 2018-12”), which was effective January 1, 2023, Net Income for the years ended December 31, 2021 and 2022 has been restated to reflect the impact of the adoption of ASU 2018-12. For the years ended December 31, 2021 and 2022, previously reported Net Income was $441 million and $397 million, respectively.
(6)This column reflects the Operating EPS results used, or expected to be used, in calculating payouts for applicable P-share awards. Operating EPS is a non-GAAP financial measure. Refer to “P-Share Performance Metrics Defined” beginning on page 57 for more information. Also, see “A Note About Non-GAAP Financial Measures” on page 1, and see Annex A for a description of this measure and reconciliation to the comparable GAAP measure. Due to the adoption of ASU 2018-12, as noted above, Operating EPS for the years ended December 31, 2021 and 2022 has been restated to reflect the impact of the adoption of ASU 2018-12. For the years ended December 31, 2021 and 2022, previously reported Operating EPS was $2.72 and $2.18, respectively.
(7)To calculate 2025 Compensation Actually Paid to our CEO and other NEOs, the adjustments in the following table were made to total compensation as reported in the Summary Compensation Table:

2025	Summary Compensation Table Total	Deductions from Summary Compensation Table Total Pay(a)	Additions to Summary Compensation Table Total Pay(b)(c)	Compensation Actually Paid

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$11,243,261	($7,718,440)	$12,691,431	$16,216,252
Average for Other NEOs Indicated Above	3,312,531	(1,611,920)	2,608,058	4,308,669

CNO Financial Group, Inc. 2026 Proxy Statement	77

(a)Deductions from Summary Compensation Table Total Pay reflects values from the Option Awards and Stock Awards columns of the Summary Compensation Table for the year.
(b)The amounts in this column reflect the following additions:

2025	Year-End (YE) Value of Current Year Awards Outstanding as of YE	Change in Value as of YE for Prior Year Awards Outstanding as of YE	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year	Total Equity Award Adjustments

Gary C. Bhojwani, Chief Executive Officer serving as PEO	$8,630,632	$3,222,505	$838,293	—	$12,691,431
Average for Other NEOs Indicated Above	1,796,426	636,813	$168,953	$5,866	2,608,058
(c)The equity awards included above are comprised of P-shares, RSUs and stock options granted from 2021 through 2025.
(8)     Net income for the year ended December 31, 2024 has been revised to conform to the current period’s presentation for the correction of immaterial errors.
Compensation Actually Paid Versus Company Performance
The following charts visually represent the relationships between Compensation Actually Paid to our PEO, the average for our non-PEO NEOs and select CNO financial performance measures.

Compensation Actually Paid
versus Total Shareholder Return
Indexed Total Shareholder Return
Compensation Actually Paid ($mm)
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
2024
2025
CAP–PEO
CAP–Avg Other NEOs
Company TSR
Peer TSR

78	CNO Financial Group, Inc. 2026 Proxy Statement

Compensation Actually Paid versus Net Income
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Net Income ($mm)
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2021
2022
2023
2024
2025
CAP–PEO
CAP–Avg Other NEOs
Net Income

Compensation Actually Paid versus Operating EPS
$5.00
$4.50
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
Operating EPS
$20
$18
$16
$14
$12
$10
$8
$6
$4
$2
$0
Compensation Actually Paid ($mm)
2021
2022
2023
2024
2025
CAP–PEO
CAP–Avg Other NEOs
Operating EPS

Tabular List of Company Performance Measures
Alphabetically listed below are the measures we believe are most important in linking Compensation Actually Paid to Company performance during 2025:
1.Operating EPS
2.Operating ROE
3.Relative TSR
Further details on these measures and how they feature in our compensation plans can be found in our “Compensation Discussion and Analysis” section beginning on page 39.

CNO Financial Group, Inc. 2026 Proxy Statement	79

Proposal 3

Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026

The Board of Directors unanimously recommends that you vote FOR this proposal.

PricewaterhouseCoopers LLP (“PwC”) served as our independent registered public accounting firm for 2025 and has been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Representatives of the Company’s independent registered public accounting firm are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from the shareholders.
Evaluation of the Independent
Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to provide an audit opinion on the Company’s financial statements and internal control over financial reporting. Annually, the Audit Committee meets in executive session, without the independent auditors present, to evaluate the performance of the Company’s independent auditor, including the senior members of the audit engagement team, and determines whether to reengage PwC or to consider other audit firms. In doing so, the Audit Committee considers several factors, including the following:
»The experience and professional qualifications of the firm and the lead audit partner assigned to CNO, including both industry experience and technical expertise in accounting, auditing and tax;
»The quality and candor of the firm’s communications with the Audit Committee and the Company during the prior audit;
»The firm’s quality control procedures;
»Evidence supporting the firm’s independence, objectivity, and professional skepticism and information publicly available in the Public Company Accounting Oversight Board (United States) (“PCAOB”) inspection reports;
»The appropriateness of the proposed audit fee in comparison to the fees reported by the CNO peer group;
»The quality and efficiency of the services provided by the firm during prior audits;
»The firm’s capability, technical expertise, and knowledge of the Company and its operations, processes, personnel, industry, accounting systems and risk profile;
»If reappointment is considered, the length of time the firm has been engaged as the Company’s independent auditor;
»Use of technology and data analytics in the firm’s audit process; and
»Other potential accounting firms with comparable professional qualifications.
In accordance with SEC rules and PwC’s policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For the lead audit partner, the maximum number of consecutive years of service in that capacity is five years. In conjunction with the mandated rotation of the independent auditor’s lead audit partner, the Audit Committee and its Chair were directly involved in the selection of the independent auditor’s current lead audit partner. The lead audit partner assumed this role in 2024 after meeting with the Audit Committee and management during which her qualifications were discussed. As part of the lead audit partner selection process, the Audit Committee considered candidates who meet professional, industry, personal and other criteria consistent with the factors specified above.

80	CNO Financial Group, Inc. 2026 Proxy Statement

The Audit Committee meets regularly with the independent auditor, including attendance by the independent auditor at all regularly scheduled Audit Committee meetings and separate executive sessions. The Audit Committee uses these interactions, as well as the factors noted above, to assess the performance of the independent auditor.
CNO undertakes an annual benchmarking of audit fees paid by our peers in the insurance industry. This data provides a reference point to the Audit Committee to judge the appropriateness of the audit fee. Additionally, the Audit Committee evaluates the scope of the audit, the complexity of the CNO environment, any history of prior issues and adjustments and the overall audit plan presented by the independent auditor in arriving at an appropriate fee.
After giving due attention to the factors and considerations mentioned herein, the Audit Committee has appointed PwC as the Company’s independent auditor for the fiscal year ending December 31, 2026. PwC’s background knowledge of the Company and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting with effectiveness and efficiency.
Fees Paid to PricewaterhouseCoopers LLP
Aggregate fees (including out-of-pocket expenses) billed to the Company for the years ended December 31, 2025 and 2024, respectively, by PwC were as follows (dollars in millions):

	Year Ended December 31,
	2025	2024

Audit fees(1)	$5.5	$6.3
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$5.5	$6.3
(1)Audit fees were for professional services rendered for the audits of CNO’s consolidated financial statements, statutory and subsidiary audits, and assistance with review of documents filed with the SEC.
(2)Audit-related fees primarily include services provided for other assurance-related services.
(3)Fees include services provided for tax compliance, tax advice and tax planning.
(4)All other fees for products and services.
Pre-Approval Policy and Independence
The Audit Committee has adopted an auditor independence policy that, among other things, mandates pre-approval by the Audit Committee of all audit and permissible non-audit services performed by our independent registered public accounting firm and the related fees, and that the Audit Committee be provided each quarter with a summary of the services provided by and fees paid to, PwC. In addition, as provided by the Audit Committee charter, the Audit Committee may delegate authority to its Chair to grant pre-approvals of permitted non-audit services, provided that any such decisions by the Chair are presented to the Audit Committee at its next regularly scheduled meeting. Non-audit services may include work associated with the following:
»Internal control reviews and assistance with internal control reporting requirements;
»Tax compliance, tax planning and related tax services;
»Due diligence work for potential transactions; and
»Services related to the planning and implementation of the Company’s technology modernization initiative.
Each proposed service is evaluated by the Audit Committee to ensure that it would not impair the independence of PwC under SEC and other applicable rules. In 2024 and 2025, all new engagements of PwC were pre-approved by the Audit Committee for all audit, audit-related, tax and other services.

CNO Financial Group, Inc. 2026 Proxy Statement	81

Report of the Audit & Enterprise Risk Committee
In accordance with its written charter, the Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of the Company’s financial statements, public disclosures, financial reporting process and internal controls. The Audit Committee also has oversight of the appointment, performance, independence and qualifications of the Company’s independent registered public accounting firm (also referred to as the “independent auditor”), including sole responsibility for the appointment, compensation, retention, termination and oversight of the work completed by the independent auditor. The Company’s independent registered public accounting firm reports directly to the Audit Committee.
The Audit Committee is composed of five members, all of whom satisfy the independence and financial literacy requirements of the New York Stock Exchange and Section 10A of the Securities Exchange Act of 1934, as amended. Four Audit Committee members satisfy the “audit committee financial expert” definition set forth in SEC rules promulgated under the Sarbanes-Oxley Act. The Company’s management is responsible for the Company’s financial reporting process and the preparation of the Company’s financial statements, and the independent auditor is responsible for performing an independent audit of such financial statements in accordance with PCAOB standards and for issuing a report thereon. The members of the Audit Committee do not professionally, nor is it the Audit Committee’s duty to, plan or conduct audits.
In performing its oversight function, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2025 with the Company’s management and PwC, the Company’s independent registered public accounting firm. The Audit Committee discussed with PwC those matters required to be discussed by the applicable requirements of the PCAOB and SEC, including those required by PCAOB Auditing Standard No. 1301, Communications with Audit Committees. Also, the Audit Committee met periodically in separate executive sessions with each of management, the internal auditors and the independent auditor to discuss the results of the examinations by the internal and independent auditors, their evaluations of the Company’s internal controls, the overall quality of the Company’s financial reporting and other matters deemed appropriate.
The Audit Committee also received from PwC the written disclosures and the letter required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC its independence.
Based on these reviews and discussions with PwC and Company management, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the Audit & Enterprise Risk Committee:
Chetlur S. Ragavan, Chair
Linda T. Gibson
Adrianne B. Lee
Steven E. Shebik
Jessica A. Turner
This Report of the Audit & Enterprise Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report of the Audit & Enterprise Risk Committee by reference into such other filing.
Required Vote
Approval of the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2026 requires the affirmative vote of a majority of shares of the Company’s common stock present (in person or represented by proxy) and entitled to vote on the proposal at the Annual Meeting. Abstentions will have the effect of a vote “against” this proposal. If you do not provide your broker with voting instructions for this proposal, your broker will have discretion to vote your shares on Proposal 3.

82	CNO Financial Group, Inc. 2026 Proxy Statement

Stock Ownership Information

Beneficial Ownership of Company Securities
The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 16, 2026 (except as otherwise noted) by (i) each person known to us to beneficially own more than five percent of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our NEOs included in the Summary Compensation Table for 2025 and (iv) all of our directors, director nominees and executive officers as a group. The number of shares of common stock beneficially owned by our directors, director nominees and executive officers includes shares that such persons have the right to acquire within 60 days of March 16, 2026, including through the exercise of stock options and from RSUs that are scheduled to vest. Except as otherwise indicated by footnote, each beneficial owner has sole voting power and sole dispositive power with respect to the shares shown in the table.

Name of Beneficial Owner	Shares Beneficially Owned
	Number(1)	Percentage(2)

BlackRock, Inc.(3)	12,473,730	13.31%
The Vanguard Group(4)	14,056,448	15.00%
Gary C. Bhojwani(5)	1,047,733	1.12%
Archie M. Brown(6)	16,763	*
David B. Foss(6)	49,151	*
Linda T. Gibson(7)	1,243	*
Mary R. (Nina) Henderson	10,783	*
Adrianne B. Lee	16,763	*
Daniel R. Maurer(8)	24,624	*
Chetlur S. Ragavan	29,751	*
Steven E. Shebik	53,182	*
Jessica A. Turner	4,378	*
Scott L. Goldberg(9)	256,012	*
Eric R. Johnson(10)	754,189	*
Paul H. McDonough(11)	227,208	*
Matthew J. Zimpfer(12)	278,094	*
All directors, nominees and executive officers as a group – 21 persons(13)	3,224,059	3.44%
*Represents less than one percent (1%) of the outstanding shares of our common stock as of March 16, 2026.
(1)Does not include an aggregate of 167,368 deferred stock units held by certain directors, as described below under “Director Deferred Stock Units.”
(2)All percentages for our directors and executive officers are based upon the number of shares of our common stock that were outstanding on March 16, 2026 (93,727,767 shares).
(3)In its Amendment No. 14 to Schedule 13G filed with the SEC on October 17, 2025, BlackRock, Inc. stated that of the 12,473,730 shares of common stock beneficially owned, BlackRock, Inc. has sole voting power over 12,106,902 shares and sole dispositive power over 12,473,730 shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

CNO Financial Group, Inc. 2026 Proxy Statement	83

(4)In its Amendment No. 13 to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group (“Vanguard”) stated that of the 14,056,668 shares of common stock beneficially owned, Vanguard has shared voting power over 89,959 shares, sole dispositive power over 13,846,274 shares and shared dispositive power over 210,394 shares. The principal business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(5)Includes options, exercisable currently or within 60 days of March 16, 2026, to purchase 309,000 shares of common stock and includes 103,262 RSUs scheduled to vest within 60 days of March 16, 2026. Amount also includes 635,471 shares of common stock held in a revocable trust.
(6)Voting and dispositive power shared with spouse.
(7)Voting power shared with spouse.
(8)Includes 24,624 shares of common stock held in a revocable trust.
(9)For Mr. Goldberg, includes options, exercisable currently or within 60 days of March 16, 2026, to purchase 76,540 shares of common stock and includes 18,136 RSUs scheduled to vest within 60 days of March 16, 2026.
(10)For Mr. Johnson, includes options, exercisable currently or within 60 days of March 16, 2026, to purchase 85,390 shares of common stock and includes 16,869 RSUs scheduled to vest within 60 days of March 16, 2026.
(11)For Mr. McDonough, includes options, exercisable currently or within 60 days of March 16, 2026, to purchase 31,800 shares of common stock and includes 29,483 RSUs scheduled to vest within 60 days of March 16, 2026.
(12)For Mr. Zimpfer, includes 17,234 RSUs scheduled to vest within 60 days of March 16, 2026.
(13)For all directors, director nominees and executive officers as a group, includes options, exercisable currently or within 60 days of March 16, 2026, to purchase an aggregate of 654,560 shares of common stock held by executive officers and includes an aggregate of 229,019 RSUs scheduled to vest within 60 days of March 16, 2026.
Director Deferred Stock Units
Under the CNO Board of Directors Deferred Compensation Plan, the non-employee directors may elect each year to defer some or all of their compensation, including the equity portion of the annual director fees. Any equity that is so deferred is represented by vested deferred stock units, on which dividend equivalents are paid during the deferral period. The deferred stock units are not entitled to vote. At the end of the deferral period selected by the director, one share of common stock will be issued for each deferred stock unit. The non-employee directors held deferred stock units as set forth below (these units are in addition to the share ownership set forth above):

Name	2025 Number of Deferred Stock Units(1)	Total Deferred Stock Units as of March 16, 2026(2)

Mary R. (Nina) Henderson	4,378	62,677
Daniel R. Maurer	7,403	102,059
Jessica A. Turner	—	2,632
(1)Represents the aggregate number of vested stock units received and deferred by the director during 2025.
(2)Represents the total number of vested stock units that the director has elected to defer under the CNO Board of Directors Deferred Compensation Plan as of March 16, 2026.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires CNO’s directors and executive officers, and each person who is the beneficial owner of more than ten percent of any class of CNO’s outstanding equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of CNO. Specific due dates for these reports have been established by the SEC, and CNO is required to disclose any failure by such persons to file such reports for fiscal year 2025 by the prescribed dates. Officers, directors and greater than ten percent beneficial owners are required to furnish CNO with copies of all reports filed with the SEC pursuant to Section 16(a). To CNO’s knowledge, based solely on the review of the copies of the reports furnished to CNO and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to CNO’s officers, directors and greater than ten percent beneficial owners were timely made by each such person during the year ended December 31, 2025.

84	CNO Financial Group, Inc. 2026 Proxy Statement

Other Information

Shareholder Proposals for 2027 Annual Meeting
Any proper proposal which a shareholder wishes to have included in the Board’s Proxy Statement and form of proxy for the 2027 Annual Meeting of Shareholders pursuant to SEC Rule 14a-8 must be received by CNO by November 26, 2026. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for the 2027 Annual Meeting of Shareholders.
The Board has implemented a proxy access provision in the Company’s Bylaws, which permits a shareholder or group of up to 20 shareholders owning three percent or more of the Company’s common stock continuously for at least three years to nominate for election to the Board, and include in the Company’s Proxy Materials for its Annual Meeting of Shareholders, nominees constituting up to the greater of 20% of the number of directors then serving on the Board (rounding down to the closest whole number) or two individuals, subject to certain limitations and provided that such nominating shareholder(s) and nominee(s) satisfy the informational and other applicable requirements specified in the Bylaws. Pursuant to our proxy access Bylaw, notice must be received by the Secretary of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive Proxy Statement was released to shareholders in connection with the prior year’s Annual Meeting. Accordingly, to be timely for inclusion in the Proxy Materials for the Company’s 2027 Annual Meeting of Shareholders, the Secretary must receive a shareholder’s notice to nominate a director using the Company’s Proxy Materials between October 27, 2026 and November 26, 2026, inclusive.
In addition, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including non-proxy access shareholder nominations for directors, to be brought before a meeting of shareholders at which directors are to be elected, as well as other shareholder proposals. In the case of an annual meeting, pursuant to our Bylaws, notice must be received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, to be timely with respect to the 2027 Annual Meeting of Shareholders, the Secretary must receive a non-proxy access director nomination or shareholder proposal not earlier than January 12, 2027 and not later than February 11, 2027.
In the case of a special meeting of shareholders at which directors are to be elected, pursuant to our Bylaws, notice of a shareholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and the additional requirements set forth in our Bylaws, including, as appropriate, those set forth in Rule 14a-19 of the Securities Exchange Act of 1934.
Any shareholder who wishes to submit a proposal to be acted upon at the 2027 Annual Meeting of Shareholders or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of CNO Financial Group, Inc. at 11299 Illinois Street, Suite 200, Carmel, Indiana 46032. Please note that these Bylaw requirements are separate from the SEC’s requirements to have a shareholder nomination or other proposal included in our proxy statement.
Annual Report
Access to CNO’s Annual Report for 2025 (which includes its Annual Report on Form 10-K as filed with the SEC) is being provided with this Proxy Statement to all holders of common stock as of March 16, 2026. The Annual Report is not part of the proxy solicitation material. If you wish to receive an additional copy of the Annual Report for 2025, the Form 10-K, this Proxy Statement or the Notice without charge, please contact CNO Financial Group, Inc. Investor Relations by mail to 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone at (317) 817-2893; or by email to ir@CNOinc.com.

CNO Financial Group, Inc. 2026 Proxy Statement	85

Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also contact Broadridge Financial Solutions, Inc. by telephone at (866) 540-7095 or by mail to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting CNO Financial Group, Inc. Investor Relations by mail to 11299 Illinois Street, Suite 200, Carmel, Indiana 46032; by telephone at (317) 817-2893; or by email to ir@CNOinc.com.
Other Matters
Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting or any adjournment or postponement thereof, the persons named in the form of proxy will vote in accordance with their best judgment on such matters.

86	CNO Financial Group, Inc. 2026 Proxy Statement

ANNEX A

Information Related to Certain Non-GAAP Financial Measures
Net operating income is defined as net income before: (i) net realized investment gains or losses from disposals, impairments and the change in allowance for credit losses, net of taxes; (ii) net change in market value of investments recognized in earnings, net of taxes; (iii) changes in fair value of embedded derivative liabilities and market risk benefits related to our fixed indexed annuities, net of taxes; (iv) fair value changes related to the agent deferred compensation plan, net of taxes; (v) gains or losses related to material reinsurance transactions, net of taxes; (vi) loss on extinguishment of debt, net of taxes; (vii) changes in the valuation allowance for deferred tax assets and other tax items; and (viii) costs related to our three-year project to modernize certain elements of our technology (“TechMod”) that are incremental to normal spend and will not recur following implementation, net of taxes; (ix) goodwill and other asset impairment expenses, net of taxes; (x) gains or losses related to divested business, net of taxes; and (xi) other non-operating items including earnings attributable to variable interest entities, net of taxes.
Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. A reconciliation from net operating income (and related per share amounts) to net income is as follows (dollars in millions, except per share amounts):

	Year Ended December 31,
	2025	2024

Insurance product margin:
Annuity margin	$238.6	$274.2
Health margin	556.6	516.8
Life margin	272.4	249.0
Total insurance product margin	1,067.6	1,040.0
Allocated expenses	(611.3)	(615.3)
Income from insurance products	456.3	424.7
Fee income	15.2	30.0
Investment income not allocated to product lines	169.4	167.9
Expenses not allocated to product lines	(87.7)	(71.8)
Operating earnings before taxes	553.2	550.8
Income tax expense on operating income	(114.0)	(121.5)
Net operating income	$439.2	$429.3
(continued on next page)

CNO Financial Group, Inc. 2026 Proxy Statement	A-1

	Year Ended December 31,
	2025	2024

Non-operating items:
Net realized investment losses from disposals, impairments and change in allowance for credit losses	$(69.0)	$(72.7)
Net change in market value of investments recognized in earnings	14.3	22.8
Changes in fair value of embedded derivative liabilities and market risk benefits	(64.0)	46.3
Fair value changes related to agent deferred compensation plan	(1.7)	6.6
Expenses related to TechMod initiative	(20.3)	—
Goodwill and other asset impairment	(101.9)	—
Net loss related to divested business	(17.3)	—
Other	0.1	(13.9)
Net non-operating income (loss) before taxes (a)	(259.8)	(10.9)
Income tax expense (benefit) on non-operating income (a)	(49.9)	(2.4)
Net non-operating income (loss) (a)	(209.9)	(8.5)
Net income (a)	$229.3	$420.8
(a)    The prior period column for the year ended December 31, 2024 has been revised to conform to the current period’s presentation for the correction of immaterial errors.

	Year Ended December 31,
	2025	2024

Per diluted share:
Net income (a)	$2.30	$3.89
Net realized investment losses from disposals, impairments and change in allowance for credit losses (net of taxes)	0.55	0.52
Net change in market value of investments recognized in earnings (net of taxes)	(0.11)	(0.16)
Changes in fair value of embedded derivative liabilities and market risk benefits (net of taxes)	0.51	(0.33)
Fair value changes related to agent deferred compensation plan (net of taxes)	0.01	(0.05)
Expenses related to TechMod initiative	0.16	—
Goodwill and other asset impairment	0.85	—
Net loss related to divested business	0.14	—
Other (net of taxes)	(0.01)	0.10
Net operating income (operating earnings per share)	$4.40	$3.97
(a)    The prior period column for the year ended December 31, 2024 has been revised to conform to the current period’s presentation for the correction of immaterial errors.

A-2	CNO Financial Group, Inc. 2026 Proxy Statement

Total allocated and unallocated expenses adjusted for certain significant items are summarized below (dollars in millions):

	Year Ended December 31,
	2025	2024

Expenses allocated to product lines	$611.3	$615.3
Expenses not allocated to product lines	87.7	71.8
Unfavorable impact related to a fixed asset impairment	—	(2.9)
Adjusted total	$699.0	$684.2
Management also believes that operating return on equity (“ROE”), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards, enhances the understanding of our operating results.
This non-GAAP financial measure differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often primarily caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.
In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period to period.
Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation.
The calculations of: (i) operating ROE; and (ii) return on equity are as follows (dollars in millions):

	Year Ended December 31,
	2025	2024	2023

Net income (a)	$229.3	$420.8	$276.5
Net operating income	$439.2	$429.3	$356.1
Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (a)	$3,536.7	$3,606.2	$3,631.5
Average common shareholders’ equity (a)	$2,566.4	$2,462.5	$1,977.5
Return on equity (a)	8.9%	17.1%	14.0%
Operating return on equity (a non-GAAP financial measure) (a)	12.4%	11.9%	9.8%
(a)    The prior period column for the year ended December 31, 2024 has been revised to conform to the current period’s presentation for the correction of immaterial errors.

CNO Financial Group, Inc. 2026 Proxy Statement	A-3

A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	1Q23	2Q23	3Q23	4Q23

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,543.8	$3,603.0	$3,744.2	$3,712.8
Net operating loss carryforwards	152.4	126.3	102.6	79.6
Accumulated other comprehensive income	(1,664.4)	(1,733.5)	(1,956.7)	(1,576.8)
Common shareholders’ equity	$2,031.8	$1,995.8	$1,890.1	$2,215.6

	1Q24	2Q24	3Q24	4Q24

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (a)	$3,536.8	$3,596.7	$3,529.9	$3,810.0
Net operating loss carryforwards	311.2	296.5	273.9	76.6
Accumulated other comprehensive loss	(1,480.3)	(1,464.3)	(1,116.0)	(1,371.4)
Common shareholders’ equity (a)	$2,367.7	$2,428.9	$2,687.8	$2,515.2
(a)    The 4Q24 column has been revised to conform to the current period’s presentation for the correction of immaterial errors.

	1Q25	2Q25	3Q25	4Q25

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)	$3,498.9	$3,504.3	$3,483.6	$3,510.2
Net operating loss carryforwards	295.3	271.1	246.3	243.0
Accumulated other comprehensive loss	(1,239.1)	(1,252.7)	(1,118.9)	(1,115.0)
Common shareholders’ equity	$2,555.1	$2,522.7	$2,611.0	$2,638.2
A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions):

	Trailing Four Quarter Average
	4Q25	4Q24	4Q23

Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) (a)	$3,536.7	$3,606.2	$3,631.5
Net operating loss carryforwards	243.1	240.0	126.4
Accumulated other comprehensive income (loss)	(1,213.4)	(1,383.7)	(1,780.4)
Common shareholders’ equity (a)	$2,566.4	$2,462.5	$1,977.5
(a)    The 4Q24 column has been revised to conform to the current period’s presentation for the correction of immaterial errors.
Book value per diluted share, excluding accumulated other comprehensive income (loss) reflects the potential dilution that could occur if outstanding stock options were exercised and restricted stock and performance units were vested. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in

A-4	CNO Financial Group, Inc. 2026 Proxy Statement

general market interest rates rather than the business decisions made by management. However, this measure does not replace the corresponding GAAP measure.
A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except share and per share amounts):

	December 31,
	2025	2024

Total shareholders’ equity (a)	$2,638.2	$2,515.2
Shares outstanding at period end	94,484,339	101,618,957
Book value per share (a)	$27.92	$24.75
Total shareholders’ equity (a)	$2,638.2	$2,515.2
Accumulated other comprehensive loss	(1,115.0)	(1,371.4)
Adjusted shareholders’ equity excluding accumulated other comprehensive loss (a)	$3,753.2	$3,886.6
Shares outstanding at period end	94,484,339	101,618,957
Dilutive common stock equivalents related to:
Amounts related to employee benefit plans	2,229,874	2,433,836
Diluted shares outstanding	96,714,213	104,052,793
Book value per diluted share, excluding accumulated other comprehensive loss (a non-GAAP financial measure) (a)	$38.81	$37.35
(a)    The prior period column for the year ended December 31, 2024 has been revised to conform to the current period’s presentation for the correction of immaterial errors.
The debt-to-capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt-to-capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it primarily removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. However, this measure does not replace the corresponding GAAP measure. A reconciliation of these ratios is as follows (dollars in millions):

December 31, 2025

Corporate notes payable	$1,335.6
Total shareholders’ equity	2,638.2
Total capital	3,973.8
Debt-to-capital ratio	33.6%
Corporate notes payable	1,335.6
Total shareholders’ equity	2,638.2
Accumulated other comprehensive loss	1,115.0
Total capital	$5,088.8
Debt-to-total-capital ratio, excluding accumulated other comprehensive loss (a non-GAAP financial measure)	26.2%

CNO Financial Group, Inc. 2026 Proxy Statement	A-5

The following reconciles our free cash flow to the change in holding company cash and investments (dollars in millions):

Year Ended December 31, 2025

Holding company cash flows, excluding capital transactions(1):
Dividends from subsidiaries, net of contributions	$318.4
Management fees	124.4
Surplus debenture interest	75.9
Earnings on corporate investments	26.6
Other	59.3
Holding company sources of cash, excluding capital transactions	604.6
Holding company expenses and other	(162.1)
Intercompany tax receipts	50.6
Tax payments	(34.9)
Interest expense	(92.7)
Cash flow to holding company, excluding capital transactions	365.5
Notes payable repayment	(500.0)
Share repurchases	(320.4)
Dividend payments to stockholders	(66.2)
Net change in holding company cash and investments	(521.1)
Cash and investments, beginning of period	872.5
Cash and investments, end of period	$351.4
(1)Cash flows exclude share repurchases, dividend payments and refinancing transactions.

A-6	CNO Financial Group, Inc. 2026 Proxy Statement

CNO Financial Group, Inc. 11299 Illinois Street, Suite 200 Carmel, IN 46032 (317) 817-2893 CNOinc.com © 2026 CNO Financial Group (03/26) 215997

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. EDT on May 11, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CNO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. EDT on May 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87671-P45783 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CNO FINANCIAL GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gary C. Bhojwani	☐	☐	☐
1b. Archie M. Brown	☐	☐	☐
1c. David B. Foss	☐	☐	☐
1d. Linda T. Gibson	☐	☐	☐
1e. Adrianne B. Lee	☐	☐	☐
1f. Daniel R. Maurer	☐	☐	☐
1g. Chetlur S. Ragavan	☐	☐	☐
1h. Steven E. Shebik	☐	☐	☐
1i. Jessica A. Turner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Approval, by non-binding advisory vote, of the executive compensation of the Company's Named Executive Officers.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

V87672-P45783

CNO FINANCIAL GROUP, INC.
Annual Meeting of Shareholders
May 12, 2026, 8:00 a.m. EDT
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Paul H. McDonough, Eric R. Johnson and Joel T. Koehneman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Common Stock of CNO FINANCIAL GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. EDT on May 12, 2026, via live webcast at www.virtualshareholdermeeting.com/CNO2026, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.